UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Letter from our Chair To my fellow stockholders:	March 31, 2020

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Maxar Technologies Inc., to be held at Maxar’s corporate headquarters located at 1300 West 120th Avenue, Westminster, Colorado  80234, on May 13, 2020, at 2:00 p.m., Mountain Time. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to act upon at the Annual Meeting.

We are pleased to report to you that we have made great strides to right the ship in 2019 and return Maxar to a path towards profitable growth.

To that end, the board worked hard with Dan and his team to craft a sensible five-year strategic plan and an executable 2019 Annual Operating Plan. The board also provided Dan with a set of priorities for 2019 which included stabilizing the Company, developing a plan for SSL (now called Space Infrastructure) and most importantly improving the Company’s capital structure.

To stabilize the Company, in his first month as our CEO, Dan with the board’s support reorganized the Company from one which amounted to a corporate headquarters with four businesses to a single Company structure with integrated work flows that resulted in what we call “One Maxar.” MDA continued to be operated as a separate entity reflecting its Canadian heritage.

As we evaluated SSL, it became clear that it was unique to the space infrastructure business and worth preserving. We believed investing in a single line of business (GEO Comsat) was too narrow. The space infrastructure business is very cyclical. Therefore, the Space Infrastructure of the future had to have multiple lines of business so that when one line was down others were up keeping the workflow somewhat consistent. Management has now made further inroads into the U.S. Government, with the win of NASA’s Artemis Program’s Power Propulsion Element as a major indicator of our ability to move further into these customer bases. We expect to broaden the customer playing field even further in the years ahead. In addition, Space Infrastructure is optimizing its resources and driving its processes toward more efficient and predictable results that are suited for the more diverse customer base.

But in the end, the most important action the Company took in 2019 was to improve its capital structure. We reduced debt by taking the following actions: sold land the Company owned in Palo Alto, refinanced the remaining debt and extended maturities beyond our short term capital expense buildup while we prepare for the launch of Legion, and entered into a definitive agreement to sell MDA. We believe MDA is not essential to the end-to-end capability key to our future success, and upon the expected closing of this sale transaction we will have reduced debt levels and leverage considerably. We enter this decade on much stronger footing financially as a result.

All in all, a lot was accomplished in 2019. The board is extremely pleased with the job done by Dan and his team to turn the Company around. Thank you for your investment and continued confidence in Maxar as we face new challenges and new opportunities to create value for you, our stockholders.

I encourage you to review this proxy statement and to vote your proxy as soon as possible so that your shares will be represented at the meeting.

Depending on concerns about and developments relating to the Coronavirus or COVID-19 outbreak, we might change the date, time and/or location of the Annual Meeting and/or hold a full or hybrid Virtual Annual Meeting instead of holding the Annual Meeting at the date, time and/or location outlined above. In that event, the Annual Meeting may be conducted solely or partially virtually and/or on and at such revised date, time and location. We would publicly announce any such determinations and changes and means for accessing any full or hybrid Virtual Annual Meeting in a press release available on our website as soon as practicable before the Annual Meeting. In addition, any such determinations and changes will also be communicated as required by applicable law.

General Howell M. Estes III

Chair of the Board of Directors

Maxar Technologies Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2020

Agenda	Location:

• Elect nine director nominees named in the accompanying Proxy Statement, each for a one‑year term expiring at our 2021 Annual Meeting of Stockholders;

• Approve, on a non-binding advisory basis, the executive compensation of our named executive officers;

• Approve an Amendment to our 2019 Incentive Award Plan;

• Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020; and

• Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Maxar Corporate Headquarters 1300 West 120th Avenue Westminster, Colorado 80234
Date and Time:
May 13, 2020, 2:00 p.m. Mountain Time
Record Date:
You can vote if you were a stockholder as of the close of business on March 19, 2020

We are providing this Proxy Statement to you in connection with the solicitation of proxies to be used at the 2020 Annual Meeting of Stockholders of Maxar Technologies Inc. This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and information about voting procedures.

On or about March 31, 2020, we will send our stockholders entitled to notice of, and to vote at, the Annual Meeting either a (1) Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement and 2019 Annual Report and how to vote shares at the Annual Meeting, or (2) a complete copy of the proxy materials by mail for those stockholders who requested hard copy delivery (or by email for those stockholders who requested electronic delivery).

Depending on concerns about and developments relating to the Coronavirus or COVID-19 outbreak, we might change the date, time and/or location of the Annual Meeting and/or hold a full or hybrid Virtual Annual Meeting instead of holding the Annual Meeting at the date, time and/or location outlined above. In that event, the Annual Meeting may be conducted solely or partially virtually and/or on and at such revised date, time and location. We would publicly announce any such determinations and changes and means for accessing any full or hybrid Virtual Annual Meeting in a press release available on our website as soon as practicable before the Annual Meeting. In addition, any such determinations and changes will also be communicated as required by applicable law.

Your vote is very important. Whether or not you expect to attend the Annual Meeting, please submit your proxy or voting instructions as promptly as possible by following the instructions in the proxy materials you received in order to ensure your shares are represented at the Annual Meeting. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from your broker, bank or nominee authorizing you to vote your shares at the Annual Meeting.

By Authorization of the Board of Directors,

James C. Lee Senior Vice President, General Counsel and Corporate Secretary

Maxar Technologies Inc. 1300 West 120th Avenue Westminster, Colorado 80234

March 31, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 13, 2020: The 2020 Proxy Statement and 2019 Annual Report are available at www.envisionreports.com/MAXR.

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PROXY SUMMARY

2019 Business Highlights

We generated $1.66 billion in revenue, $109 million in net income and $416 million in Adjusted EBITDA in 2019 while making solid progress in positioning Maxar for sustained top and bottom-line growth, including efforts to reduce debt and leverage levels, re-engineer the Space Infrastructure business, position our Earth Intelligence and MDA businesses for long-term growth, and create a leaner, more agile organization with a reduced cost structure.

Reducing debt and leverage: We announced actions during 2019 to reduce debt by roughly $1 billion, including the sale / leaseback of facilities in Palo Alto and the divestiture of the MDA business.  We also re-financed nearer-term maturities through a $1 billion bond offering.  Combined, these moves better align future debt maturities with the positive cash flow streams we expect after the launch of our WorldView Legion constellation.

Re-engineering Space Infrastructure business: In addition to reducing the cost structure of the business, re-engineering it for increased flexibility going forward, and winning two geosynchronous communications satellite (GEO Comsat) awards, we deployed a growth strategy to reduce our historic dependence on the commercial market.  We are now keenly focused on diversifying into the civil government and military / classified markets, particularly here in the United States. As a positive proof point, we garnered key new wins with NASA in support of the agency’s missions to return to the moon and to monitor the environment here on Earth.  We expect this initiative to result in less cyclicality and improved financial performance in the future.

Positioning MDA for long-term growth: We won several awards during 2019 that better position this business for growth over the next several years, including the initial design phase work on both the Canadian Surface Combatant and Canadarm-3, manufacturing work to provide flight ready repeaters to be launched on the US Air Force’s GPS 3 satellites, design work with the Canadian Space Agency for a wildfire monitoring satellite, and manufacturing work with Airbus for advanced navigation antennas.  Please note that the MDA is now a part of discontinued operations in our financial statements given the announcement to divest the business.

Positioning Imagery and Services for long-term growth:  Despite the loss of WorldView-4, our Imagery and Services businesses, which we have now designated as a reporting segment called Earth Intelligence (EI), performed well during the year as we booked several notable awards including new contracts with several sovereign countries for our data and platform offerings, a four-year contract with the US government for access to our Global – Enhanced Geospatial Delivery (Global-EGD) platform, a GEOINT cloud architecture contract with the US Air Force, a study contract with the National Reconnaissance Office that will enable the US government to gain a greater understanding of Maxar’s current and future commercial imagery capabilities, and a contract with the US Army, through a joint venture company called Vricon, to support the branch’s One World Terrain capability.  We also continued to expand our installed base of customers using our SecureWatch data access platform and signed contracts with NGOs such as Vulcan, who will use our imagery in part to help reduce illegal fishing. Finally, we signed renewal contracts with commercial customers such as HERE and ESRI, and a contract with Toyota Research Institute Advanced Development Inc. and NTT Data Corporation to develop a proof of concept to build automated high-definition (HD) maps for autonomous vehicles using high-resolution satellite imagery.  These business development successes better position Earth Intelligence for the future and they will be enhanced in the years to come by additional imagery capacity from the WorldView Legion constellation, which is due to be launched in 2021.

Reducing cost structure and deploying a new operating model:  We made progress in our efforts to reshape and restructure the business and saw good traction with the deployment of a new operating model.  Our product teams worked across the Company, and our global field operations team began building and executing on a robust pipeline.  We also saw good market reaction as we rolled out our positioning of the one Maxar brand, and our finance and operations staffs worked on consolidation and streamlining efforts. We expect these initiatives to save money, improve our time to market with new products and services, and improve collaboration across the organization – all of which are beginning to unlock growth and improve team member engagement.

*Adjusted EBITDA is a non-GAAP financial measure; see the section entitled “Supplemental Information about Non-GAAP Financial Measures” on page 68 for reconciliation of non-GAAP measures and reasons we use them.

Our Board of Directors

Our Board of Directors is comprised of highly skilled and experienced members from diverse commercial and government backgrounds, who collectively provide the depth, expertise and leadership to assist management and represent the interests of our stockholders. Our Board of Directors’ top priorities are to represent the Company’s stockholders and create long-term value, and to oversee the development and execution of the Company’s strategy. In realizing our purpose, our Board of Directors and our Company maintain the highest standards of ethical conduct and sound corporate governance, which are described in more detail below in the Corporate Governance section of this Proxy Statement, beginning on page 26.

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					Committees
Director Nominee	Age	Principal Occupation	Director Since	Independent	A	CC	NCG	R	Number of other U.S. Public Company Boards
Howell M. Estes III (Chairman of the Board)	78	President, Howell Estes & Associates, Inc.	2017	√					0
Nick S. Cyprus	66	Corporate Director	2017	√	C*			√	1
Roxanne J. Decyk	67	Corporate Director	2019	√		√	C*		0
Joanne O. Isham	64	President, Isham Associates	2016	√		√		√	0
Daniel L. Jablonsky	50	President and Chief Executive Officer	2019						0
C. Robert Kehler	67	Corporate Director	2016	√		√		C*	1
L. Roger Mason, Jr.	54	President, Peraton, Space, Intelligence & Cyber Sector	2017	√	√		√		0
Eric J. Zahler	69	President and CEO, Monocle Acquisition Corp	2014	√		C*	√		1
Eddy Zervigon	51	Special Advisor, Riverside Management Group	2019	√	√			√	1

A  - Audit and Finance Committee

CC – Compensation Committee

NCG – Nominating and Corporate Governance Committee

R – Risk Committee

C* –Committee Chairperson

CORPORATE GOVERNANCE HIGHLIGHTS
	√	Eighty-nine percent of our Board of Directors are independent.
Independence	√	Our Board of Directors committees are comprised entirely of independent members.
	√	The independent directors regularly meet in executive session, without members of management, at which the Chair presides.

Oversight of Risk Management	√

The Board of Directors actively monitors our risk profile, including through review of quarterly reports by the Risk Committee and, at least annually, review of the Company’s overall enterprise risk management program and mitigation strategies.

	√	The Risk Committee is charged with oversight of enterprise risks and oversight of the Company’s development and execution of its risk management program.
	√	The Audit and Finance Committee has shared responsibility for risk with specific responsibility for overseeing financial risk, including risks associated with preparation of financial statements.
	√	The Compensation Committee is charged with assessing the potential risks arising from our compensation policies and practices.

Stock Ownership Guidelines	√	The Chief Executive Officer (“CEO”) must hold shares of the Company’s common stock valued at 5x base salary within five years of hire.
	√	Our Executive Vice Presidents must hold shares of the Company’s common stock valued at 3x base salary within five years of hire.
	√	Our other Eligible Executives at the Senior Vice President level must hold shares of the Company’s common stock valued at 2x base salary within five years of hire.
	√	Non-Employee Directors must hold shares of the Company’s common stock valued at 5x annual cash retainer within five years of joining the Board of Directors.

Board Practices	√

The Board of Directors is responsible for the development, planning, and implementation of succession plans for our CEO, and oversees and provides input to the CEO on succession planning for our other executive officers.

	√	The Board of Directors oversees development and execution of the Company’s strategy.
	√	The Board of Directors, and each committee, annually conduct self-assessments.
	√	The Board of Directors is assessed by an independent third party every three years.
	√	The Board of Directors annually reviews and approves the charters of each committee, the Corporate Governance Guidelines and the Code of Ethics and Business Conduct.

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Meeting Agenda and Board Voting Recommendations

The following table summarizes the proposals to be considered at our Annual Meeting and the Board of Directors’ voting recommendation with respect to each proposal:

Proposal	Page	Board’s Voting Recommendation
Proposal 1 - Election of nine director nominees to serve for a one-year term expiring at our 2021 Annual Meeting of Stockholders.	4	FOR
Proposal 2 - Approval, on a non-binding advisory basis, of the executive compensation of our named executive officers.	17	FOR
Proposal 3 – Approval of an Amendment to the Maxar Technologies Inc. 2019 Incentive Award Plan to increase the number of shares that are available for issuance of awards under such plan.	19	FOR
Proposal 4 - Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.	25	FOR

You Can Vote in the Following Ways:

By Internet	By Telephone	By Mail	In Person
Visit www.envisionreports.com/MAXR	Call 1‑800‑652‑VOTE (8683)	Mark, date & sign your proxy card or voting instruction form and return it in the postage‑paid envelope provided.	Attend the meeting to vote in person.**

** Depending on concerns about and developments relating to the Coronavirus or COVID-19 outbreak, we might change the date, time and/or location of the Annual Meeting and/or hold a full or hybrid Virtual Annual Meeting instead of holding the Annual Meeting at the date, time and/or location outlined above.

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THE PROPOSALS

Proposal 1 - Election of Directors

At this year’s Annual Meeting, we will be presenting nine director nominees for election, each to serve a term of one year expiring at our 2021 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. The nominees are Howell M. Estes III, Nick S. Cyprus, Roxanne J. Decyk, Joanne O. Isham, Daniel L. Jablonsky, C. Robert Kehler, L. Roger Mason, Jr., Eric J. Zahler, and Eddy Zervigon.  Mr. Robert L. Phillips, a current director, is not standing for re-election and will retire from the Board of Directors effective at the conclusion of the Annual Meeting.

Each of the nominees standing for election is presently a member of the Board of Directors elected by the stockholders with the exception of Mr. Zervigon, who was appointed to the Board of Directors on October 20, 2019. Each of the nominees standing for election is considered independent, with the exception of Mr. Jablonsky.

The Board of Directors, acting upon the recommendation of the Nominating and Corporate Governance Committee, recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of the Board of Directors. Each of the nominees has consented to be named in this Proxy Statement and to serve if elected.

As of March 19, 2020, the authorized number of Board of Directors consists of ten directors and the Board of Directors currently consists of 10 members. Mr. Robert L. Phillips will not stand for re-election at the Annual Meeting. If, at the time of the Annual Meeting, any of the nominees should be unable or unwilling for good cause to serve, the persons named as proxy on the proxy card will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the resulting vacancy to remain open until filled by the Board of Directors, as the Board of Directors recommends.

Our Board Members

The following biographical information about each nominee to our Board of Directors summarizes the specific experiences, skills and qualifications that led to the conclusion that each of our director nominees should serve on the Board of Directors. Our Nominating and Corporate Governance Committee, composed entirely of independent directors, is responsible for making recommendations to the Board of Directors regarding candidates for directorships. The Nominating and Corporate Governance Committee evaluates and reviews with the Board of Directors, no less than annually, the appropriate qualifications, expertise and characteristics required of our Non-Employee Directors to ensure that the Board of Directors, as a whole, contains the diverse mix of expertise, experience, skills and backgrounds necessary to oversee the development and implementation of the Company’s long-term strategy and to represent the interests of our stockholders.

The Nominating and Corporate Governance Committee promotes Maxar’s Board Diversity Policy and considers diversity in the context of our Board of Directors as a whole to ensure that a broad range of perspectives are represented on our Board of Directors. For the purpose of Board of Directors composition, diversity includes, but is not limited to, business experience, geography, age, ethnicity and gender. Currently, 30% of our Board of Directors represents a gender or ethnic minority. The average age of the nominees standing for election is 62.9 and the average tenure of the nominees standing for election is 2.9 years.

Listed below are some of the skills, characteristics and experiences we look for in the members of our Board of Directors:

Senior Leadership Experience – The Board of Directors looks for individuals with experience serving in a senior executive position, including as chief executive officer. The Board of Directors believes that extensive senior executive-level experience provides a practical understanding of how organizations operate, and enables leadership in core management areas, including operations, human resources, financial planning, compliance, marketing and communications. The Board of Directors believes individuals with this experience are valuable to the Company’s ability to execute on its strategic vision.

Global Business Experience – The Board of Directors looks for individuals with international business experience, who are highly respected in business and financial communities and have extensive experience working with and for international companies and dealing with global issues.

Human Resources Experience – The Board of Directors also looks for individuals with extensive knowledge and experience in the field of human resources, executive compensation and global rewards. The Board of Directors believes that individuals with this experience provide the Board of Directors and management with a diverse understanding of the international issues facing the Company and create value for stockholders by better serving our international customers and employees.

Accounting/Financial Expertise – The Board of Directors looks for individuals with extensive financial-reporting and internal-controls experience, including experience serving as the chief financial officer or chief accounting officer of a large corporation. The Board of Directors believes that the financial and accounting skills and experience these individuals bring, particularly with regard to Audit and Finance Committee functions and risk management and financial oversight responsibilities, are valuable resources to the Board of Directors.

Government/Department of Defense/Intelligence/Industry Experience – The Board of Directors looks for individuals with extensive knowledge of the defense and intelligence community, operations and systems integration as well as expertise in the geospatial intelligence and the satellite and space industry. The Board of Directors also seeks individuals with national security clearances necessary to allow briefing on the Company’s classified business. The Board of Directors believes that specialized experience with the U.S. government, and in particular the Department of Defense, Satellite

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and Space industry and the Intelligence Community, are valuable to the Board of Directors and to the Company in serving our customers’ needs and helping them fulfill their mission requirements.

Corporate Strategy and Financial Markets Expertise – The Board of Directors seeks skilled individuals, notably from the investment banking and private equity world, with a deep understanding of capital markets and mergers and acquisitions (“M&A”). The Board of Directors believes that individuals with these backgrounds provide valuable perspectives for M&A initiatives, financing matters, and investor relations perspectives.

The nominees standing for election at the Annual Meeting demonstrate these attributes, key experiences, and qualifications which are valuable resources to the Board of Directors in carrying out our business strategy, the needs of the Company and our stockholders, and our Purpose, Vision, and Values. Below is a more detailed list of specific attributes the Board of Directors considers in assessing the qualifications and skills of our nominees.

	Estes	Cyprus	Decyk	Isham	Jablonsky	Kehler	Mason	Zahler	Zervigon
Senior Leadership Experience	X	X	X	X	X	X	X	X	X
Global Business Experience	X	X	X	X	X	X	X	X	X
Human Resources Experience	X	X	X	X	X	X	X	X	X
Accounting/Financial Expertise		X							X
Govt/Intel/DoD/Industry Experience	X			X	X	X	X	X	X
Corporate Strategy and Financial Markets Expertise	X	X	X	X	X	X	X	X	X

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Information Regarding Nominees Standing for Election to the Board of Directors at the Annual Meeting (as of March 19, 2020)

General Howell M. Estes III  (78)

Chairman  I  Independent  I  Director since 2017  I  Chairman since 2019

General Estes has been the President of Howell Estes & Associates, Inc., a consulting firm, since 1998. From 1965 to 1998, he served in the U.S. Air Force. At the time of his retirement from the Air Force, he was Commander-in-Chief of the North American Aerospace Defense Command and the United States Space Command and also Commander of the Air Force Space Command. General Estes also serves on the Board of Directors of Analytical Graphics, Inc., a software development company focused on spaceflight and national security. He previously served as a director of DigitalGlobe, Inc. In addition to a Bachelor of Science Degree from the U.S. Air Force Academy, he holds a Master of Arts Degree in Public Administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard’s JFK School of Government.

• Government/Intel/DoD/Industry Experience • Senior Leadership Experience

Experience, Skills and Qualifications

Extensive military and Department of Defense experience and general business experience, having retired as a four-star general from the U.S. Air Force.

Significant board experience, as well as key leadership and management experience gained from his military career.

Security clearances necessary to allow him to be briefed on the Company’s classified business

Other public company directorships: None

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Nick S. Cyprus (67)

Independent I Director since 2017 I Audit and Finance Committee Chairman I Risk Committee Member

Mr. Cyprus is a corporate director. Mr. Cyprus was previously Vice President, Controller and Chief Accounting Officer of General Motors Company, an automotive manufacturer, from December 2006 to July 2013. Prior to joining General Motors Company, Mr. Cyprus served in various senior executive roles at Interpublic Group of Companies and AT&T Corporation. Mr. Cyprus currently sits on the Board of Directors of Volt Information Sciences, Inc., and is the Chairman of its Audit Committee as well as a member of its Nominating and Corporate Governance Committee and Compensation Committee. Mr. Cyprus also sits on the Board of Directors of Trusted Media Brands, Inc. (f/k/a Reader’s Digest Association, Inc.) and is the Chairman of its Audit Committee. He previously served as a director of DigitalGlobe, Inc. Mr. Cyprus holds a Master of Business Administration from New York University’s Stern School of Business and a Bachelor of Science Degree in Accounting from Fairleigh Dickinson University in New Jersey.

• Accounting/Financial Expertise • Senior Leadership Experience

Experience, Skills and Qualifications

Extensive financial reporting and internal controls experience, having served as the Chief Accounting Officer for several large publicly traded companies, including General Motors Company and AT&T Corporation.

Extensive experience in execution of certain financial risk management and financial oversight responsibilities.

Significant director experience with publicly traded companies.

Certified Public Accountant.

Other public directorships: Volt Information Sciences, Inc. (since 2015)

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Roxanne J. Decyk (67)

Independent I Director since 2019 I Nominating and Corporate Governance Committee Chairman I Compensation Committee Member

Ms. Decyk is a corporate director. She retired as Executive Vice President of Global Government Relations for Royal Dutch Shell plc, an oil, gas, chemical and refined petroleum products company, in December 2010, after serving in that position since June 2009. From 2008 until June 2009, Ms. Decyk served as Corporate Affairs and Sustainable Development Director of Royal Dutch Shell plc and from July 2005 to 2008, she served as Corporate Affairs Director. Prior to this, Ms. Decyk was Director International of Shell International B.V., Senior Vice President Corporate Affairs and Human Resources of Shell Oil Company, and Vice President of Corporate Strategy of Shell International Limited. Ms. Decyk was previously a director of DigitalGlobe, Inc., Weatherford International plc and Ensco PLC. Ms. Decyk earned a Bachelor of Arts degree from the University of Illinois at Urbana‑Champaign in English literature and a Juris Doctorate from Marquette University School of Law.

• Global Business and Human Resources Experience • Senior Leadership Experience

Experience, Skills and Qualifications

Extensive senior executive experience and board member experience of several major multinational corporations.

Significant experience in strategy, corporate affairs, human resources and public company governance.

Significant director experience with publicly traded companies.

Other public directorships: None

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Joanne O. Isham (64)

Independent I  Director since 2016 I  Compensation Committee Member I  Risk Committee Member

Ms. Isham is President of Isham Associates LLC, a consulting firm.  She had a distinguished career as a Senior Executive in the U.S. Intelligence Community until her retirement in 2006. She held numerous leadership and senior policy positions, serving as Deputy Director, National Geospatial Intelligence Agency (NGA); Deputy Director, Science and Technology, Central Intelligence Agency (CIA); Director, Congressional Affairs, CIA; and Director, Legislative Affairs, National Reconnaissance Office (NRO). Subsequently, Ms. Isham held executive positions with BAE Systems, Inc., High Performance Technologies, Inc. and L‑1 Identity Solutions, Inc.  Ms. Isham holds a Bachelor of Arts degree in Government and International Studies from the University of Notre Dame.

• Government/Intel/DoD/Industry Experience • Senior Leadership Experience

Experience, Skills and Qualifications

Extensive industry experience and significant experience in leadership and government.

Security clearances necessary to allow her to be briefed on the Company’s classified business and lead classified sessions of the Board of Directors.

Other public directorships: None

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Daniel L. Jablonsky (50)

Director since 2019  I   President and CEO since 2019

Mr. Jablonsky is our CEO and President. Mr. Jablonsky joined Maxar in 2017 after its acquisition of DigitalGlobe and served as President of DigitalGlobe until his appointment as Maxar’s CEO in 2019. Prior to its acquisition, while at DigitalGlobe, Mr. Jablonsky served as Senior Vice President, General Counsel and Corporate Secretary from March 2012 until October 2017, and General Manager, International Defense & Intelligence. Prior to this, Mr. Jablonsky served as Senior Corporate Counsel, Securities and Mergers & Acquisitions and subsequently as the Interim Co‑General Counsel of Flextronics International Ltd. Mr. Jablonsky previously was in‑house counsel at UBS Financial Services, Inc., served in the enforcement division of the U.S. Securities and Exchange Commission, and practiced corporate and securities law with Brownstein Hyatt Farber Schreck, LLP and O’Melveny & Myers LLP. Mr. Jablonsky also served as a surface warfare officer and nuclear engineer in the United States Navy prior to attending law school. Mr. Jablonsky holds a B.S. in Mechanical Engineering from the United States Naval Academy and a Juris Doctor degree from the University of Washington School of Law.

• Government/Intel/DoD/Industry Experience • Senior Leadership Experience

Experience, Skills and Qualifications

President and Chief Executive Officer of the Company.

Extensive knowledge of the Company’s strategic objectives, internal controls, risk assessment and management, and overall performance.

Significant senior executive experience with publicly traded companies and DoD and industry experience.

Security clearances necessary to allow him to be briefed on the Company’s classified business.

Other public directorships: None

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General C. Robert Kehler (67)

Independent I  Director since 2016 I  Compensation Committee Member I  Risk Committee Chair

General Kehler is a corporate director. General Kehler had a distinguished military career with  a deep focus on U.S. military space strategy and policy. He served as Commander, U.S. Strategic Command; Commander, Air Force Space Command; Deputy Commander, U.S. Strategic Command; Director, National Security Space Integration; and Commander, 21st Space Wing. General Kehler also serves as a director of Monocle Acquisition Corp., and is a member of their Audit Committee and Compensation Committee, and as a non-Executive Director of Inmarsat plc where he is a member of their Remuneration Committee. General Kehler is also a member of the Board of Trustees of MITRE Corporation. He joined the U.S. Air Force in 1975 as a Distinguished Graduate of the Pennsylvania State University R.O.T.C. program, has Master’s degrees from the University of Oklahoma in Public Administration and from the Naval War College in National Security and Strategic Studies and has completed executive development programs at Carnegie-Mellon University, Syracuse University and Harvard University’s JFK School of Government.

• Government/Intel/DoD/Industry Experience • Senior Leadership Experience

Experience, Skills and Qualifications

Extensive military and Department of Defense experience, having retired as a four-star general from the U.S. Air Force.

Significant strategic, intelligence and space industry experience.

Security clearances necessary to allow him to be briefed on the Company’s classified business.

Other public directorships: Monocle Acquisition Corporation (since 2019)

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L. Roger Mason, Jr. (54)

Independent I  Director since 2017 I  Audit and Finance Committee Member I Nominating and Corporate Governance Committee Member

Dr. Mason has been the President of Peraton’s Space, Intelligence & Cyber sector since January 2018. Prior to joining Peraton, Dr. Mason was the Senior Vice President, Chief Security Officer of Noblis, a nonprofit science, technology, and strategy organization from January 2014 until December 2017. Prior to joining Noblis, from May 2009 to January 2014, Dr. Mason was the Assistant Director of National Intelligence for Systems and Resource Analyses (ADNI/SRA). Dr. Mason previously served as a director of DigitalGlobe, Inc. and as a director of the Intelligence and National Security Alliance, a 501(c)6 organization  Dr. Mason earned his doctorate and master’s degrees in engineering physics (nuclear) from the University of Virginia, a master’s degree in business administration from Northwestern University (Kellogg School), and a bachelor’s degree in physics from The George Washington University.

• Government/Intel/DoD/Industry Experience • Senior Leadership Experience

Experience, Skills and Qualifications

Extensive knowledge of the intelligence community, operations research and systems integration, having served as Assistant Director of National Intelligence.

Service in a number of senior executive positions in the national security sector including Vice President at Noblis, Director at the Institute for Defense Analyses, and General Manager of the Advanced Systems Group at General Dynamics (formerly Veridian).

Security clearances necessary to allow him to be briefed on the Company’s classified business.

Other public directorships: None

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Eric J. Zahler (69)

Independent I  Director since 2014 I Compensation Committee Chair I  Nominating and Corporate Governance Committee Member

Mr. Zahler is President and Chief Executive Officer of Monocle Acquisition Corp, having served in this role since August 2018, and previously served as Managing Director of Sagamore Capital Group LLC, a private equity firm pursuing investments in the aerospace/defense, industrial electronics and selected business service markets from 2008 to 2018. From February 2000 to November 2007, Mr. Zahler was President and Chief Operating Officer of Loral Space & Communications Inc., a global satellite communications services provider and a manufacturer of commercial satellites. From 1992 to 2000, Mr. Zahler held varying senior-level management positions at Loral and its predecessor companies. Mr. Zahler was an attorney at Fried, Frank, Harris, Shriver & Jacobson LLP for seventeen years and where he was elected Partner in 1983. Mr. Zahler holds a Bachelor of Science degree in mathematics from Yale University and a law degree from Harvard Law School.

• Global Business and Human Resources Expertise • Senior Leadership Experience

Experience, Skills and Qualifications

Extensive experience in senior leadership and business operations.

Significant experience in corporate affairs, human resources and executive compensation.

Other public directorships: Monocle Acquisition Corporation (since 2019)

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Eddy Zervigon (51)

Independent I Director since 2019 I Audit and Finance Committee Member I Risk Committee Member

Mr. Zervigon has been a Special Advisor at Riverside Management Group, a boutique merchant bank since 2012. Previously, he was a Managing Director in the Principal Investments Group at Morgan Stanley & Co. LLC, a global financial services firm, from 1997 to 2012. Prior to joining Morgan Stanley, Mr. Zervigon was a Certified Public Accountant at Coopers & Lybrand (now PricewaterhouseCoopers LLP), a public accounting firm. Mr. Zervigon has served as a director of Bloom Energy since 2007, and serves as a member of its Audit Committee and as Chair of its Nominating, Governance and Public Policy Committee. He previously served as a director of DigitalGlobe, Inc. and Alta Loma Energy. Mr. Zervigon has a B.A. in accounting and a master’s degree in taxation from Florida International University and an M.B.A. from the Amos Tuck School of Business at Dartmouth College.

• Financial Expertise • Strategy and Financial Market Expertise

Experience, Skills and Qualifications

Extensive financial and transactional experience and knowledge of capital markets.

Certified Public Accountant.

Significant director experience with publicly traded companies.

Other public directorships: Bloom Energy Corp.

Approval of each of the director nominees named in this Proposal 1 requires the affirmative vote of a majority of the votes cast with respect to the nominee’s election at the 2020 Annual Meeting (i.e. the number of shares cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” that nominee’s election). Abstentions and Broker Non-Votes will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” each of the nominees set forth above.

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2019 DIRECTOR COMPENSATION

Philosophy

The compensation program for the non‑employee members of our Board of Directors (“Non‑Employee Directors”) is reviewed annually by the Compensation Committee and any changes to the program are approved by the Board of Directors. The Compensation Committee retains an independent Compensation Committee advisors to provide guidance on executive and Board of Director compensation matters. The Compensation Committee used Meridian Compensation Partners (“Meridian”) as its independent advisor in 2019, as further described on page 43. The Company seeks to provide market driven compensation to our Non‑Employee Directors with a focus on the following:

•	attract and retain qualified and diversified individuals by providing an overall compensation package using comparable industry and market data; and
•	align director compensation to stockholder interests by providing a significant portion of compensation in the form of equity awards that fluctuate in value with the Company’s stock price.

2019 Director Compensation Structure

The overall compensation program for our directors ranked below the 25th percentile versus Maxar’s peer group of companies used for benchmarking executive and director compensation. Because of the Company’s share price performance in 2018 and 2019, the Board of Directors, upon recommendation from the Compensation Committee, elected not to increase director compensation for 2019. In February 2020, the Board of Directors approved certain increases to director compensation, as recommended by the Compensation Committee. These increases were effective as of the date of approval and positioned overall director compensation closer to the 25th percentile and still below the median of Maxar’s peer group.

Maxar’s program for Non-Employee Director compensation in 2019 and 2020 is summarized as follows:

Board of Directors Service Compensation (All Non‑Employee Directors)	2019 Amount ($)	2020 Amount (S)
Annual Cash Retainer – Chair of the Board(1)	130,000	130,000
Annual Equity Retainer – Chair of the Board(2)	135,000	195,000
Annual Cash Retainer – Director(1)	80,000	80,000
Annual Equity Retainer – Director(2)	100,000	135,000

Additional Service Compensation	2019 Amount ($)	2020 Amount ($)
Audit and Finance Committee Chair Incremental Cash Retainer(1)	17,500	25,000
Compensation Committee Chair Incremental Cash Retainer(1)	10,000	18,000
Governance Committee Chair Incremental Cash Retainer(1)	10,000	15,000
Risk Committee Chair Incremental Cash Retainer(1)	10,000	15,000

(1)

The Annual Cash Retainer and each of the Incremental Cash Retainers reported in the tables above are annualized amounts that are paid in equal quarterly installments in arrears and are pro‑rated for Non‑Employee Directors who join or depart the Board of Directors during the calendar year. Non‑Employee Directors may elect to defer receipt of up to 100% of their cash retainer pursuant to the terms of our Deferred Compensation Plan, as described below. Increases approved in February 2020 were effective immediately.

(2)

The Annual Equity Retainer and the Chair of the Board of Directors Annual Equity Retainer reported in the tables above are granted as restricted stock units. Restricted stock units granted to Non‑Employee Directors vest on the first anniversary date of the date of grant and are payable on a one‑for‑one basis in shares of Company common stock. The number of restricted stock units awarded is determined by dividing the applicable dollar amount indicated above by the closing price of a share of Company common stock on the applicable grant date, and rounding up to the nearest whole share. The Annual Equity Retainer is pro‑rated for Non‑Employee Directors who join or depart the Board of Directors during the calendar year. Non‑Employee Directors may elect to defer receipt of up to 100% of their equity retainer pursuant to the terms of our Deferred Compensation Plan, as described below. Increases to the Annual Equity Retainer for the Chair of the Board and other Directors were approved by the Board of Directors in February 2020, based on the recommendation of the Compensation Committee, and were effective immediately.

In October 2019, we adopted the Maxar Technologies Inc. Director Deferred Compensation Plan (“Deferred Compensation Plan”).  Pursuant to the Deferred Compensation Plan, Non-Employee Directors may elect to defer up to 100% of their annual cash retainers and/or their equity awards and may elect payments to be made or commence on a separation from service or scheduled payment date in a lump sum or installments for up to ten years.  Participants may also elect to have deferred amounts payable on an earlier change in control, and amounts will be paid in a lump sum upon a participant’s death or disability that occurs prior to the elected payment event.  However, participants who are Canadian taxpayers may only defer equity awards, and such equity awards may only be settled following the participant’s death or termination.

We previously maintained the Maxar Technologies Ltd. Directors’ Deferred Share Unit Plan (the “DSU Plan”), pursuant to which our Non-Employee Directors received a portion of their annual compensation in the form of deferred share units (“DSUs”), granted quarterly.  DSUs were granted at a price equal to the closing price of our shares on the TSX on the day prior to the grant date and are paid out upon the Non-Employee Director’s retirement in cash based on the closing price of our shares on the TSX on the day prior to the retirement date.  The DSU Plan was frozen in January 2019 in connection with our domestication.

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Director Compensation

The following table presents information regarding the compensation paid for fiscal year 2019 to each of our Non‑Employee Directors.

Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Howell M. Estes III	130,000	134,998	—	264,998
Dennis Chookaszian (2)	31,896	—	172,629	204,525
Nick S. Cyprus	97,500	99,998	—	197,498
Roxanne J. Decyk	54,148	66,666	—	120,814
Lori B. Garver(3)	67,500	99,998	65,832	233,330
Joanne O. Isham	80,000	99,998	—	179,998
C. Robert Kehler (4)	96,456	99,998	—	196,454
Brian Kenning (2)	28,352	—	133,598	161,950
L. Roger Mason, Jr.	80,000	99,998	—	179,998
Robert L. Phillips	80,000	99,998	—	179,998
Eric J. Zahler	90,000	99,998	—	189,998
Eddy Zervigon	20,000	25,006	—	45,006

(1)

Amounts reported in this column of the table above represent the grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 20 to our consolidated financial statements in our Annual Report on Form 10‑K for the year ended December 31, 2019.

The following table shows the number of shares subject to outstanding RSUs and the number of shares subject to outstanding DSUs, pursuant to elections made under the DSU Plan, and held by each of the Non‑Employee Directors as of December 31, 2019.  None of our Non-Employee Directors held any outstanding options or Stock Appreciation Rights (“SARs”) as of December 31, 2019.

Director	Number of Shares Subject to Outstanding DSUs	Number of Shares Subject to Outstanding RSUs
Howell M. Estes III	2,660	31,963
Nick S. Cyprus	2,660	23,134
Roxanne J. Decyk	0	18,114
Joanne O. Isham	4,701	23,134
C. Robert Kehler	4,701	23,134
L. Roger Mason, Jr.	2,660	23,134
Robert L. Phillips	32,715	23,134
Eric J. Zahler	12,184	23,134
Eddy Zervigon	0	11,330

(2)

Messrs. Chookaszian and Kenning did not stand for re-election at the 2019 Annual Meeting. Following their termination of service from the Board of Directors, Messrs. Chookaszian and Kenning received cash settlement of their DSUs in accordance with the DSU Plan and received pro rated cash retainers through the last meeting date attended. The additional portion of the retainer is included in the “All Other Compensation” column.

(3)

Ms. Garver resigned from the Board effective October 2, 2019. Following her termination of service from the Board of Directors, Ms. Garver received cash settlement of her DSUs in accordance with the DSU Plan and received payment of the full retainer for the quarter in which such termination occurred. The additional portion of the retainer is included in the “All Other Compensation” column

(4)	Includes fees for service as chair of the Government Security Committee of the Company’s subsidiary, Maxar Technologies Holdings, Inc. through March 31, 2020.

Other Director Compensation Considerations

Travel Expenses and Continuing Education

We reimburse our directors for their travel costs and expenses relating to attendance at Board of Directors and Committee meetings. In addition, in 2019 the Company adopted a Director Training and Education Policy in which the Company will reimburse certain expenses incurred by a director in connection with attendance at approved continuing education programs, up to $5,000 annually.

Non-Employee Director Stock Ownership Guidelines

We updated our Stock Ownership Guidelines for our Non‑Employee Directors effective November 1, 2018. Under the Stock Ownership Guidelines, each Non‑Employee Director must hold, for his or her tenure with the Company, shares of our common stock with a value equal to at least five times the director’s annual cash retainer. Shares include shares of common stock (i) held directly or indirectly (either individually or in a brokerage account) or by or for the benefit of immediate family members; (ii) by trusts for the benefit of such person or such person’s immediate family members; (iii) in a 401(k) plan, IRA, or employee equity purchase or deferred compensation plan; and (iv) shares underlying service-vesting restricted stock or restricted stock units awards that vest solely based on the passage of time. Directors have until the later of the fifth anniversary of: (i) the original effective date of the policy of November 1, 2018; or (ii) their date of appointment to the Board to come into compliance with the policy.

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Proposal 2 - Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), we are providing our stockholders with the opportunity to approve, on a non-binding advisory basis, the Company’s executive compensation as disclosed in this Proxy Statement in accordance with rules promulgated by the U.S. Securities and Exchange Commission (“SEC”).

Compensation Philosophy and Objectives.

Our executive compensation philosophy is built on a commitment to link pay to performance and to enhance alignment with stockholder interests. We reward executives for pursuing and achieving our key strategic business goals, and likewise, we believe underachievement should be reflected in pay as well. Our executive compensation program is also designed to attract and retain executive talent in a competitive marketplace and to compensate executives at competitive but responsible levels.

The Compensation Committee has designed CEO and other Named Executive Officer (“NEO”) compensation programs to drive actions that align with both the short-term and long-term interests of our stockholders. We address these objectives by applying the following principles:

•

Pay at Risk Tied to Company Performance: support the overall business objectives by aligning a substantial portion of executive total compensation to our financial and operating performance, with 79% of CEO targeted total direct compensation (consisting of base salary, target cash incentive opportunity and the grant date fair value of equity awards) and 78% of targeted total direct compensation for our other NEOs, on average, tied to performance or the value of our common stock.

•

Stockholder Alignment: enhance the linkage between our executives’ and our stockholders’ interests by issuing awards with payouts tied directly to the Company’s financial performance and the value of our common stock.

•	Peer Group Assessments: review and consider market practices of a selected peer group and the Radford High Technology Survey, to assess market competitive compensation levels.
•

Absolute and Relative Pay-for-Performance: structure components of pay to align with key performance metrics, using absolute financial measures and relative share price measures while also holding officers accountable to individual performance.

Compensation Governance Best Practices.

We do this by adopting the following measures, which we believe reflect governance best practices:

	What We Do		What We Don’t Do
√	Align short- and long-term incentive programs to stockholder interests	X	We do not provide our executive officers with tax gross ups on severance or change-in-control benefits
√	Engage with and seek feedback from our stockholders regarding our executive compensation program	X	We do not provide “single trigger” severance or equity award vesting in connection with a change in control
√	Conduct annual risk assessments of our compensation policies and practices	X	Our equity plan does not allow repricing of underwater options without stockholder approval
√	Maintain a clawback policy	X	We do not permit directors and officers to hedge our stock
√	Maintain rigorous stock ownership guidelines to support the alignment of executive and Board interests with those of our stockholders	X	We do not provide significant executive perquisites or supplemental benefits
√	Compensation Committee retains an independent compensation consultant	X	We do not permit directors and officers to pledge our stock

We encourage stockholders to review the Compensation Discussion & Analysis beginning on page 36 of this Proxy Statement, which describes our executive compensation philosophy and the design of our executive compensation program in greater detail. Our Board of Directors believes our executive compensation program aligns compensation for our executives with performance and long-term stockholder interests.

We request stockholder approval of the compensation paid to our NEOs as described in this Proxy Statement and we are asking stockholders to vote “FOR” the following resolution:

RESOLVED, that the compensation paid to Maxar’s NEOs, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion & Analysis, executive compensation tables and narrative discussion that accompanies the executive compensation tables), is hereby APPROVED.

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The vote to approve the executive compensation of our NEOs is advisory and, accordingly, the results are not binding on Maxar, our Board of Directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for Maxar, our Board of Directors or the Compensation Committee. Our Compensation Committee, however, values the input of our stockholders and will consider the results of the vote when making future compensation decisions for our NEOs. At the 2019 Annual Meeting, our stockholders voted in favor of holding a Say-on-Pay vote every year. Accordingly, the Board of Directors has adopted a policy of holding a Say-on-Pay vote every year, and unless this policy changes, the next non-binding advisory vote on the executive compensation of our NEOs will be at the 2021 Annual Meeting of Stockholders.

Approval of this Proposal 2 requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” this proposal. Broker Non-Votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval, on a non-binding advisory basis, of the Company’s executive compensation paid to its named executive officers.

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Proposal 3 – Approval of Amendment to 2019 Incentive Award Plan

We are asking our stockholders to approve an amendment (“Plan Amendment”) to the Maxar Technologies Inc. 2019 Incentive Award Plan (“2019 Plan”) to increase the number of shares of stock authorized for issuance under the 2019 Plan by 2,550,000 shares.  The Plan Amendment was approved by the Board on March 27, 2020 subject to stockholder approval at the 2020 Annual Meeting.  If our stockholders do not approve the Plan Amendment, the Plan Amendment will not become effective, and the 2019 Plan will remain in effect in accordance with its present terms and without an increase to the number of shares available for issuance.

Employees and consultants of the Company, its subsidiaries and affiliates, as well as members of our Board, are eligible to receive awards under the 2019 Plan.  The 2019 Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), deferred stock, deferred stock units (“DSUs”), cash-based awards and dividend equivalents to eligible individuals.

We believe increasing the number of shares reserved for issuance under the 2019 Plan is necessary to help ensure that the Company has a sufficient reserve available to attract and retain the services of key individuals essential to the Company’s long-term growth and success.

Purpose of Plan Amendment and Equity Metrics

The number of shares of our common stock currently authorized for issuance under the 2019 Plan equals the sum of (i) 2,525,000 shares plus (ii) any shares subject to issued and outstanding awards under the Maxar Technologies Ltd. Omnibus Equity Incentive Plan, the Maxar Technologies Ltd. Employee Stock Option Plan, or the MacDonald, Dettwiler and Associates Ltd. Long Term Incentive Plans for the years 2014, 2015, 2016, and 2017 (collectively, the “Prior Plans”) that expire, are cancelled or otherwise terminate; provided, that no more than 2,525,000 shares may be issued pursuant to the exercise of incentive stock options (“ISOs”).

As of March 19, 2020, equity awards representing 2,860,931 shares of common stock were outstanding under the 2019 Plan (which allows for re-absorption of equity-settled forfeitures from prior plans) and 37,818 shares of stock remained available for future awards under the 2019 Plan, representing 4.7% and 0.06%, respectively, of the issued and outstanding shares as at that date. The purpose of the Plan Amendment is to increase the maximum number of shares available for awards (including any ISO awards) under the 2019 Plan by 2,550,000 shares. We expect that the increase to the share reserve under the 2019 Plan would allow us to continue to grant equity-based compensation at levels we deem necessary and appropriate for approximately one year at the current stock price. We base this belief upon our historical annual equity award grant rate (otherwise known as burn rate), our historical forfeiture rate and our estimates of the number of shares that we estimate will be needed to attract new senior and executive hires and in connection with potential merger and acquisition transactions. This belief may change, however, based upon a number of factors, including the need to increase our burn rate over historical averages in order to attract and retain key talent and the price of our common stock (because we determine the size of equity awards to be granted in part based on the price of our common stock at the time of grant.

In its determination to approve the Plan Amendment and the increase in the share reserve, our Board reviewed an analysis prepared by Meridian Compensation Partners (“Meridian”), its compensation consultant, which included an analysis of certain burn rate, dilution and overhang metrics, and the costs of the 2019 Plan. Specifically, our Board considered that:

In 2019, 2018, and 2017, we granted equity awards representing a total of approximately 2,349,594, 171,932, and 1,108,079 shares respectively. This level of equity awards represents a three-year adjusted average burn rate of 2.3% of weighted average ordinary shares outstanding. Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year (without adjusting for forfeitures) by the weighted average ordinary shares outstanding during the fiscal year.  As described in our 2019 Proxy Statement, Maxar paused on equity awards in 2018, except grants to critical new hires, in order to redesign the programs in anticipation of domesticating to a U.S. public company on January 1, 2019.

In 2019, 2018, and 2017, our end-of-year overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under our Prior Plans by (ii) the number of our shares outstanding at the end of the fiscal year, was 9.70%, 0.58%, and 7.00%, respectively. If approved, the issuance of the additional shares to be reserved under the 2019 Plan would dilute the holdings of stockholders by an additional 4.2% on a fully diluted basis, based on the number of shares of our common stock outstanding as of December 31, 2019. Based on our three-year adjusted average burn rate, if the Plan Amendment is approved, we expect our overhang at the end of 2020 will be approximately 11.4% (including the shares that will be reserved for issuance under the 2019 Plan). The table below outlines the number of equity-settled grants issued in 2019, 2018, and 2017, along with the corresponding weighted average shares outstanding:

	2019	2018	2017
Equity-Settled SARs Granted (full value awards)	—	10,307	517,293
Equity-Settled RSUs and PSUs Granted (full value awards)	2,349,594	161,625	590,786
Total Equity-Settled Awards Granted	2,349,594	171,932	1,108,079
Common Shares Outstanding	59,885,506	59,380,646	41,200,000
Annual Burn Rate (1)	3.9%	0.3%	2.7%

(1)

Burn rate measures our usage of shares under our equity plans as a percentage of our outstanding common stock. Burn rate was calculated by dividing the aggregate number of shares subject to equity-settled awards granted during the year by the weighted-average number of shares outstanding at year end.

Meridian’s analysis, which is based on generally accepted evaluation methodologies, concluded that the number of shares under the 2019 Plan is within generally accepted standards.

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During our stockholder outreach in 2019 we heard that stock ownership by executives and the board was an important component of stockholder alignment and the total compensation package.

In light of the factors described above, our Board believes the additional authorized shares being requested under the Plan Amendment represent reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors and consultants to increase the value of the Company for all stockholders.

Key Current Equity Metrics

The following summarizes key equity metrics under all of our equity compensation plans as of March 18, 2020:

•	The total number of equity-settled SARs outstanding: 1,321,739
•	The weighted-average exercise price of equity-settled SARs outstanding: $53.37
•	The weighted-average remaining term of equity-settled SARs outstanding: 5.69 years
•	The total number equity-settled full-value awards outstanding(1): 4,011,250
•	Shares remaining available for future grants under the 2019 Plan(2): 37,818

1  Includes 2,606,859 shares subject to outstanding RSU awards and 1,404,391 shares subject to outstanding unvested PSU awards. The number of shares of outstanding PSU awards assumes performance at the target level.

2  Assumes outstanding PSU awards vest at the target level.

Key Features of the 2019 Plan

The 2019 Plan reflects a broad range of compensation and governance best practices, including the following:

•

Automatic acceleration of awards only if not assumed or substituted.  The 2019 Plan provides that awards will automatically accelerate upon a change in control only if not assumed or substituted, and further that any such performance-based awards will vest based on the higher of (a) actual performance as of the change in control or (b) target performance, prorated based on a shortened performance period as of the change in control.

•

Prohibition of liberal share recycling on all awards.  The 2019 Plan prohibits any shares withheld for taxes on all awards from being added back to the share reserve, in addition to prohibiting other practices considered to be liberal share recycling with respect to options and SARs.

•	Minimum vesting requirements. Subject to limited exceptions, no awards (or portions thereof) granted under the 2019 Plan may vest until the first anniversary of the date of grant.
•	Payment of dividends only if underlying awards vest. Under the 2019 Plan, dividends and dividend equivalents may only be paid to the extent the underlying award vests.
•

No repricing of awards without stockholder approval. Under the 2019 Plan, awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•

No evergreen feature/stockholder approval required for share reserve increases. The 2019 Plan does not provide for an annual increase in the share reserve, and the 2019 Plan may not be amended to increase the share reserve without stockholder approval.

A summary of the principal provisions of the 2019 Plan is set forth below. The summary is qualified by reference to the full text of the Plan Amendment, a copy of which is included as Appendix A to this Proxy Statement, as well as to the 2019 Plan, a copy of which was included as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2019.

Administration

The 2019 Plan is administered by the Compensation Committee or other committee designated by the Board (as applicable, “Committee”). To the extent required to comply with Rule 16b‑3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), it is intended that each member of the Committee will be a “non-employee director” within the meaning of Rule 16b‑3. Non-employee director awards are administered by the Board. The Committee or our Board may delegate its powers under the 2019 Plan to one or more members of the Board or one or more directors, officers or managers of the Company or any subsidiary, provided that no officer may be delegated the authority to grant awards to or amend awards held by executives of the Company who are subject to Section 16 of the Exchange Act or any officer or director to whom authority to grant or amend awards has been delegated. The Board, Committee or delegate thereof, as applicable, are referred to herein as the “plan administrator.” The Compensation Committee is currently the plan administrator.

The plan administrator has the authority to administer the 2019 Plan, including, notwithstanding any other provision of the 2019 Plan, the power to determine eligibility, the types and sizes of awards, the price and vesting schedule of awards, the methods for settling awards, the method of payment for any exercise or purchase price, any rules and regulations the plan administrator deems necessary to administer the 2019 Plan, and the acceleration or waiver of any vesting restriction.

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Eligibility

Persons eligible to participate in the 2019 Plan include all employees (approximately 4,000, including 9 executive officers as of March 19, 2020), approximately 530 consultants of the Company and its subsidiaries as of March 19, 2020, and our 8 non-employee directors as of the conclusion of the Annual Meeting, in each case, as determined by the plan administrator. However, with respect to employees and consultants, under the Company’s current policies and practices, only employees at a Director-level and above (consisting of approximately 330 employees) are regularly eligible for equity grants, and no consultants are currently eligible for grants.

Limitation on Awards and Stock Available

If our stockholders approve the Plan Amendment, the number of shares of our common stock authorized for issuance under the 2019 Plan will equal the sum of (i) 5,075,000 shares, representing 8.4% of the issued and outstanding shares as at the date of this Proxy Statement, and (ii) any shares subject to issued and outstanding awards under the Prior Plans that expire, are cancelled or otherwise terminate following March 27, 2019, the effective date of the original 2019 Plan; provided, that no more than 5,075,000 shares may be issued pursuant to the exercise of ISOs. The shares distributed pursuant to an award under the 2019 Plan may be authorized but unissued shares, shares purchased by the Company on the open market or treasury shares.

If any shares of our common stock subject to an award under the 2019 Plan or any award under the Prior Plans are forfeited, expire, converted to shares of another entity in connection with a corporate transaction or are settled for cash, any shares deemed subject to such award may, to the extent of such forfeiture, expiration, conversion or cash settlement, be used again for new grants under the 2019 Plan. However, the following shares of our common stock may not be used again for grant under the 2019 Plan: (1) shares tendered or withheld to satisfy the exercise price of an option or a SAR; (2) shares tendered or withheld to satisfy the tax withholding obligations with respect to an award; (3) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (4) shares purchased on the open market with the cash proceeds from the exercise of options. Awards granted under the 2019 Plan in connection with the assumption or substitution of outstanding equity awards previously granted by a company or other entity in the context of a corporate acquisition or merger will not reduce the shares of our common stock authorized for grant under the 2019 Plan, except as may be required by reason of Section 422 of the Code.

In addition, for so long as our common stock is listed and traded on the Toronto Stock Exchange, the number of shares of common stock issuable to “reporting insiders” of the Company (as defined in National Instrument 55‑104‑Insider Reporting Requirements and Exemptions) at any time, and issued in any one year, under the 2019 Plan, or when combined with all of the Company’s other equity‑based compensation plans, may not exceed 10% of the Company’s issued and outstanding shares of common stock as of any date of determination. Additionally, notwithstanding any provision to the contrary in the 2019 Plan, the sum of the grant date fair value of equity-based awards and the amount of any cash-based awards granted to a non-employee director in respect of such director’s service as a member of our Board or any Board committee during any calendar year shall not exceed $500,000 (the “Director Limit”).

The closing price of our common stock on March 19, 2020 was $8.39 per share.

The award agreement governing an award granted under the 2019 Plan will provide that such award (or any portion thereof) shall vest no earlier than one year measured from the date of grant. In addition, up to an aggregate of 5% of the number of shares of our common stock available for issuance under the 2019 Plan as of its effective date may be granted without regard to the foregoing minimum vesting requirement. Awards to non-employee directors may vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of the Company’s stockholders, so long as the period between such meetings is not less than 50 weeks.

Awards

The 2019 Plan provides for the grant of ISOs, NQSOs, SARs, restricted stock, RSUs, deferred stock, DSUs, cash-based awards and dividend equivalents. All awards under the 2019 Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. No fractional shares of our common stock shall be issued or delivered pursuant to the 2019 Plan or any award thereunder.

Options. Options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NQSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of an option may not be less than 100% of the fair market value (which for purposes of the 2019 Plan shall generally be the closing price on the NYSE as of such date) of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of an option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to options and may include continued service, performance and/or other conditions.

Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the stock subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs under the 2019 Plan will be settled in cash or common stock, or in a combination of both, as determined by the plan administrator.

Restricted Stock. A restricted stock award is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted stock may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In general, restricted stock may not be sold or otherwise transferred until

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restrictions are removed or expire. Holders of restricted stock will have voting rights and will have the right to receive dividends; however, dividends may not be paid until the applicable restricted stock vests.

Restricted Stock Units. RSUs are contractual promises to deliver shares of our common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share of common stock in cash) for each vested and nonforfeited RSU.

Cash-Based Awards. Cash-based awards are cash payments, cash bonus awards, or performance awards or incentive awards that are paid in cash. Cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Deferred Stock. A deferred stock award is the right to receive shares of our common stock in the future that remains forfeitable unless and until specified vesting conditions and other specified criteria are met. Holders of deferred stock will have no rights as a company stockholder until the award vests and the shares are delivered.

Deferred Stock Units. DSUs are contractual promises to deliver shares of our common stock in the future, which may also remain forfeitable unless and until specified vesting conditions and other specified criteria are met. Recipients of DSUs generally will have no voting or dividend rights prior to the time the DSUs vest and are settled in shares. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share of common stock in cash) for each vested and nonforfeited DSU.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents may accrue on awards, but shall not be payable unless and until the applicable award vests.

Forfeiture of Unvested Awards and Claw-Back Provisions

Except as otherwise determined by the plan administrator and as otherwise described below under “Corporate Transactions,” if the employment or services of the holder of an award is terminated, the unvested portion of the award will generally be forfeited and will cease to vest or become exercisable after the termination. However, the plan administrator may provide that an award will vest in whole or in part in the event of certain terminations.

All awards will be subject to the provisions of any clawback policy implemented by the Company, including any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, to the extent set forth in such policy and/or in an applicable award agreement.

Transferability

Generally, awards under the 2019 Plan may only be transferred, sold, pledged or assigned by will or the laws of descent and distribution or, subject to the consent of the plan administrator, pursuant to a domestic relations order, unless and until such award has been exercised or the shares of common stock underlying such award have been issued and all restrictions applicable to such shares have lapsed. However, subject to certain terms and conditions, the plan administrator may permit an award holder to transfer an award, other than an ISO (unless it is intended to become a NQSO), to any “permitted transferee” under applicable securities laws or any other transferee specifically approved by the plan administrator.

Amendment and Termination

Our Board may wholly or partially amend or otherwise modify, suspend or terminate the 2019 Plan or any award at any time or from time to time without stockholder approval; however, stockholder approval given within twelve months before or after such action will be required for any amendment that increases the aggregate number of shares available under the 2019 Plan or the Director Limit, reduces the price per share of any stock option or SAR, cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares, or amends the provisions of the 2019 Plan that provide for when the 2019 Plan may be amended, modified, suspended or terminated. In addition, no amendment, suspension or termination of the 2019 Plan may, without the consent of the affected participant, materially and adversely affect the participant’s rights. No Awards may be granted or awarded during any period of suspension or after termination of the 2019 Plan. In addition, no ISOs may be granted pursuant to the 2019 Plan after the tenth anniversary of the date the 2019 Plan was adopted by our Board, and no additional shares may be added to the 2019 Plan reserve due to award forfeitures or expirations from and after such tenth anniversary.

Corporate Transactions

The plan administrator has broad discretion to take action under the 2019 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the 2019 Plan and outstanding awards.

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If a Change in Control of the Company occurs (as defined in the 2019 Plan), all outstanding options and SARs that are not exercised shall be assumed or substituted by the surviving corporation and other outstanding awards shall be converted into similar awards of the surviving corporation. If the surviving corporation refuses to assume or substitute for an award, the award shall accelerate and become fully vested and exercisable upon the Change in Control and all restrictions on the award shall lapse, provided that any awards subject to performance-based vesting will vest based on the greater of (a) actual performance as of the Change in Control or (b) target performance, prorated based on a shortened performance period ending as of the Change in Control. Additionally, if a participant’s service to the Company terminates without “cause” or for “good reason” within the one-year period following a Change in Control of the Company, then the foregoing equity award acceleration will apply effective as of the participant’s termination date, and any options or SARs held by the participant may be exercised until the earlier of their expiration date and the first anniversary of the participant’s termination date.

U.S. Federal Income Tax Consequences

With respect to NQSOs, the Company is generally entitled to deduct and the optionee recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. The gain or loss (generally in an amount equal to the difference between the fair market value on the date of sale and the fair market value on the date of exercise) upon disposition of such stock will be treated as a capital gain or loss (long-term or short-term, depending on whether the shares were held for more than one year), and the Company will not be entitled to any corresponding deduction.

With respect to ISOs, if applicable holding period requirements are met (i.e., the stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise), the participant will not recognize taxable income at the time of exercise of the ISO. However, the excess of the fair market value of the shares of our common stock received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of such stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any corresponding deduction. If the holding period requirements described above are not met, the ISO will fail to meet the requirements for beneficial tax treatment of ISOs under the Code, and the tax consequences described for NQSOs will apply, although the amount of income recognized by the participant will be the lesser of (a) the excess of the fair market value of the stock at the time of exercise over the exercise price, or (b) the excess of the amount realized on the disposition over the exercise price.

The current federal income tax consequences of other awards authorized under the 2019 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQSOs; nontransferable restricted stock subject to a substantial risk of forfeiture and RSUs will result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions applicable to such awards lapse (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at ordinary income rates at the time of payment.

New Plan Benefits

While all future awards under the 2019 Plan are subject to the discretion of the plan administrator, the grants reflected below are proposed to supplement the partial grants that were issued in February 2020.  At that time executive officers and executive team members eligible for performance-based equity awards received a full tranche of Performance Share Units, and 75% of their tranche of Restricted Stock Units.  All other eligible employees received 75% of their annual grant target.

.Name and Position	Dollar Value ($)	Number of Shares Underlying RSU Grants (#)(1)
Daniel L. Jablonsky, President and Chief Executive Officer	406,250	48,421
Howard L. Lance, Former President and Chief Executive Officer	—	—
Biggs C. Porter, Executive Vice President, Chief Financial Officer	243,750	29,053
Walter S. Scott, Executive Vice President, Chief Technology Officer	187,500	22,349
Leon Anthony Frazier, Executive Vice President, Global Field Operations	150,000	17,879
E. Jeff Robertson III, Senior Vice President, Operations and IT	93,750	11,175
All current executive officers as a group	1,375,000	163,891
All current directors who are not executive officers as a group	—	—
All employees who are not executive officers as a group	4,669,875	556,648

(1)	The number of RSUs is estimated using the closing stock price on March 19, 2020, which was $8.39.

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Equity Award Grants Under the Prior Plan Since Inception

The following table sets forth summary information concerning the number of shares of our common stock subject to awards granted under the 2019 Plan to our named executive officers, directors and employees since the 2019 Plan’s inception through March 19, 2020.

Name	Options (#)	Weighted Average Exercise Price ($)	Restricted Stock Units (#)	Performance- Stock Units(1) (#)
Daniel L. Jablonsky, President and Chief Executive Officer	—	—	197,637	136,215
Howard Lance, Former President and Chief Executive Officer	—	—	—	—
Biggs C. Porter, Executive Vice President, Chief Financial Officer	—	—	162,648	103,762
Walter S. Scott, Executive Vice President, Chief Technology Officer	—	—	125,114	71,342
Leon Anthony Frazier, Executive Vice President, Global Field Operations	—	—	100,091	57,074
E. Jeff Robertson, Senior Vice President, Chief Operations Officer	—	—	62,557	40,078
All current executive officers as a group	—	—	921,791	511,743
All current directors who are not executive officers as a group	—	—	200,211	—
Howell M. Estes III (director nominee)	—	—	31,963	—
Nick S. Cyprus (director nominee)	—	—	23,134	—
Roxanne J. Decyk (director nominee)	—	—	18,114	—
Joanne O. Isham (director nominee)	—	—	23,134	—
C. Robert Kehler (director nominee)	—	—	23,134	—
L. Roger Mason, Jr. (director nominee)	—	—	23,134	—
Eric J. Zahler (director nominee)	—	—	23,134	—
Eddy Zervigon (director nominee)	—	—	11,330	—
Each associate of any such directors, executive officers or nominees	—	—	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	—	—	2,418,211	43,328

(1)	Performance stock units are shown at the target, but may be earned at a maximum of 200% of target.

Approval of this Proposal 3 requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” this proposal. Broker Non-Votes will have no effect on the outcome of this proposal.

The Board of Directors unanimously recommends a vote “FOR” the approval of the Amendment to the Maxar Technologies Inc. 2019 Incentive Award Plan.

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Proposal 4 - Ratification of the Appointment of the Company’s Independent Auditors

The Audit and Finance Committee of the Board of Directors has appointed the accounting firm of KPMG LLP, Certified Public Accountants (“KPMG U.S.”) as the independent registered public accounting firm to conduct the audit of our consolidated financial statements for the year ending December 31, 2020. This matter is nevertheless being submitted to the stockholders to afford them the opportunity to express their views. If this proposal is not approved by stockholders at the Annual Meeting, the Audit and Finance Committee intends to reconsider its appointment of KPMG U.S. as our independent registered public accounting firm. KPMG U.S. has served as the Company’s independent registered public accounting firm since 2018.

We expect that a representative of KPMG U.S. will be present at the Annual Meeting to answer any questions concerning the independent registered public accounting firm’s areas of responsibility, and will have an opportunity to make a statement if he or she desires to do so.

Rationale for Selection of Independent Registered Public Accounting Firm

In making the decision to reappoint KPMG U.S. as the Company’s independent auditor for 2020, the Audit and Finance Committee took into consideration a number of factors, including:

•KPMG U.S.’s historical and recent performance on the Company’s audit and its interim reviews;

•the quality and candor of KPMG U.S.’s communications with the Audit and Finance Committee and management;

•the appropriateness of KPMG U.S.’s fees;

•KPMG U.S.’s history as our independent auditor, its familiarity with our industry and the complexities of global operations, and its expertise in accounting policies and practices, and internal control over financial reporting; and

•KPMG U.S.’s continued independence.

Based on this evaluation, the Audit and Finance Committee believes that the selection of KPMG U.S. as our independent registered public accounting firm for fiscal year 2020 is in the best interests of the Company and its stockholders, and should be ratified.

Approval of this Proposal 4 requires the affirmative vote of stockholders holding a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as a vote “against” this proposal.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG U.S. as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

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CORPORATE GOVERNANCE

Maxar is committed to maintaining a program of corporate governance that promotes responsible corporate activity, the long‑term interests of stockholders, and accountability of our Board of Directors and management.

Board Committees

The Board of Directors has four standing committees. The following table lists the current committee membership of each of the independent director nominees to the Company’s Board of Directors. While Mr. Phillips is not standing for re-election, he will continue to serve as member of his respective committees until the conclusion of the Annual Meeting. Mr. Phillips is a member of the Audit and Finance and Nominating and Corporate Governance Committees.

Name	Audit and Finance	Compensation	Nominating & Corporate Governance	Risk
Howell M. Estes III
Nick S. Cyprus
Roxanne J. Decyk
C. Robert Kehler
Joanne O. Isham
Robert L. Phillips
L. Roger Mason, Jr.
Eric J. Zahler
Eddy Zervigon
Chair Member Audit and Finance Committee Financial Expert

For the fiscal year ended December 31, 2019, the four standing committees of Maxar held the following number of meetings: Audit and Finance (7); Compensation (7); Nominating and Corporate Governance (6); and Risk (4).

The Board of Directors annually reviews and approves the charter of each of its committees. All committee charters are available on the Company Information page of our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com.

Audit and Finance Committee Nick S. Cyprus – Chairman L. Roger Mason, Jr. Robert L. Phillips Eddy Zervigon Number of meetings in 2019: 7

Key Responsibilities:

Our Audit and Finance Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. Among its functions, the Audit and Finance Committee: (i) reviews our quarterly and annual financial statements, including any significant financial items and changes in accounting policies; (ii) reviews the audit plans and findings of our independent registered public accounting firm and our internal audit activities; (iii) reviews our financial risk and internal control procedures, including legal and compliance matters; and (iv) has the sole discretion to appoint annually our independent registered public accounting firm, and evaluate its independence and performance. The Audit and Finance Committee reviews and evaluates, at least annually, the adequacy of its charter.

The Board of Directors has determined that each of Mr. Cyprus and Mr. Zervigon qualifies as an audit committee financial expert as defined by applicable SEC rules. Each member of the Audit and Finance Committee qualifies as an independent director, as defined under the NYSE and TSX rules and Rule 10A‑3 of the Exchange Act applicable to the Audit and Finance Committee members.

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Compensation Committee Eric J. Zahler – Chairman Roxanne J. Decyk Joanne O. Isham C. Robert Kehler Number of meetings in 2019: 7

Key Responsibilities:

Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our directors, officers and employees, including review and approval of corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends for approval by the Board of Directors the compensation of these officers based on such evaluations. In making compensation decisions, the Compensation Committee may consider the recommendations of the Chief Executive Officer concerning the Company’s compensation and employment benefit plans and practices, including its executive compensation plans, incentive compensation and equity‑based plans with respect to executive officers (other than the Chief Executive Officer) and director compensation arrangements. The Compensation Committee engaged Meridian Compensation Partners (“Meridian”) as independent compensation consultants in 2018 to assist in fulfilling the Compensation Committee’s duties and annually reviews their independence.  Additional information regarding the Compensation Committee’s engagement of its independent compensation consultant is contained in the Compensation, Discussion and Analysis section below.

Effective January 1, 2019, the Board established a subcommittee with certain authority to grant equity awards under the Maxar Technologies Ltd. Omnibus Equity Incentive Plan (“Omnibus Plan”). Maxar’s President and CEO and the Chair of the Compensation Committee are the sole members of this subcommittee with the authority to grant equity awards under the Omnibus Plan to employees of the Company who are not (i) executive officers, or (ii) persons subject to the reporting requirements of Section 16(a) of the Exchange Act.

The Compensation Committee also administers the issuance of awards under our equity award plans. The Compensation Committee reviews and evaluates, at least annually, the adequacy of its charter and the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter. Each member of the Compensation Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE and TSX. In making its independence determination for each member of the Compensation Committee, the Board of Directors considered whether the director has a relationship with the Company that is material to the Director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Nominating and Corporate Governance Committee Roxanne J. Decyk– Chairman L. Roger Mason, Jr. Robert L. Phillips Eric J. Zahler Number of meetings in 2019: 6

Key Responsibilities:

In addition to evaluating and recommending candidates to be proposed as Director nominees, the Nominating and Corporate Governance Committee is responsible for overseeing our Corporate Governance Guidelines, the Code of Ethics and Business Conduct, reporting and making recommendations to the Board of Directors concerning governance matters, and the Board of Directors evaluation process. Additionally, the Nominating and Corporate Governance Committee reviews the Company’s policies and programs related to corporate, environmental and social responsibilities. The Nominating and Corporate Governance Committee reviews and evaluates, at least annually, the adequacy of its charter. Each member of the Nominating and Corporate Governance Committee qualifies as an independent director, as defined under the applicable rules and regulations of the NYSE and TSX.

Risk Committee C. Robert Kehler – Chairman Nick S. Cyprus Joanne O. Isham Eddy Zervigon Number of meetings in 2019: 4

Key Responsibilities:

Our Risk Committee is responsible for overseeing enterprise risk management for the Company. Its responsibilities include reviewing the Company’s identification of risks and their mitigation in light of the Company’s risk tolerance profile and business strategy, periodically reviewing the adequacy of the Company’s resources to perform its risk management responsibilities and achieve its objectives, meeting with the Company’s executive risk oversight committee, reviewing the Company’s information technology (including cyber security) and industrial security programs and reviewing the Company’s compliance with legal and regulatory requirements relating to business operations. The Risk Committee reviews and evaluates, at least annually, the adequacy of its charter. The Risk Committee charter requires that each member of the Risk Committee qualify as an independent director, that at least one member shall hold specified security clearances and one member also serve on the Company’s Audit and Finance Committee. Each member of the Risk Committee qualifies as an independent director, as defined under the applicable rules of the NYSE and TSX.

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Role of the Board of Directors

The Board of Directors plays an active role in overseeing management and representing the interests of stockholders. The Board of Directors regularly interacts with management and is available to provide advice and counsel. The Board of Directors and its committees regularly schedule and hold executive sessions without any members of management present. General Estes, our independent Chair of the Board of Directors, presides at all executive sessions of the non‑management directors. The Board of Directors also carefully considers feedback received from stockholders.

Directors are expected to attend Board of Directors meetings and the meetings of the committees on which they serve. In 2019, the Board of Directors met a total of 15 times. All directors attended at least 75 percent of the total meetings of the Board of Directors and the committees on which he or she served during his or her tenure during 2019. Directors are encouraged to attend the Company’s Annual Meeting of Stockholders, although such attendance is not mandatory. General Estes and Mr. Jablonsky attended the Company’s 2019 Annual Meeting of Stockholders.

Director Independence

As required by our Corporate Governance Guidelines and Nominating and Corporate Governance Committee charter, the Board of Directors has determined that each of Howell M. Estes III, Nick S. Cyprus, Roxanne J. Decyk, Joanne O. Isham, C. Robert Kehler, L. Roger Mason, Jr., Eric J. Zahler, and Eddy Zervigon is an “independent director” as defined under the applicable rules and regulations of the SEC, the NYSE and the TSX. This represents 89% of the nominees to our Board of Directors. In determining the independence of our directors, the Board of Directors considered all transactions in which we and any director had any interest. In making these determinations, the Board of Directors considered the relationships and transactions described under the caption “Certain Relationships and Related-Party Transactions” beginning on page 31. Mr. Phillips is not standing for re-election but was determined to be independent during his tenure with the Company.

Board of Directors Leadership Structure

Our Corporate Governance Guidelines do not require the separation of the offices of the Chair of the Board of Directors and the Chief Executive Officer. Instead, the Board of Directors has the latitude to choose its Chair in any way that it deems best for the Company at any given point in time. After careful consideration, the Board of Directors determined that it is in the best interest of the Company and its stockholders to separate the positions of Chair and Chief Executive Officer. General Estes, one of our independent directors, was duly elected to serve as our Chair effective January 1, 2019.

The Board of Directors believes that having an independent director serve as our Chair is best for the Company at this time. Our independent Chair is responsible for overall board effectiveness and operation, as well as individual director effectiveness by ensuring that the Board of Directors and its committees are operated pursuant to the Company’s Bylaws, Corporate Governance Guidelines and the committee’s respective charters, as well as to preside over meetings of the Board of Directors, foster the understanding of the Board of Directors of their roles and responsibilities and communicate regularly with the Company’s Chief Executive Officer. Our independent Chair is also responsible for presiding over our stockholder meetings and maintaining relationships with key stockholders as appropriate and in coordination with our Chief Executive Officer. Our Chief Executive Officer has primary responsibility for the operational leadership and strategic direction of the Company.

Board of Directors Oversight of Risk

The Board of Directors actively monitors the Company’s risk profile, including through review of quarterly reports by its Risk Committee and, at least annually, review of the Company’s overall enterprise risk management program and mitigation strategies. The Company has established a standing Risk Committee of the Board of Directors. The Risk Committee is charged with oversight of enterprise risks, information technology and security risks, regulatory compliance risks, and oversight of the Company’s development and execution of its Enterprise Risk Management Program. The Audit and Finance Committee has shared responsibility for risk with specific responsibility for overseeing financial risk, including risks associated with preparation of financial statements. Members of management report to the Audit and Finance Committee and the Risk Committee on a quarterly basis concerning management of specific risks that may impact the Company. Both committees report to the full Board of Directors on all material risk considerations affecting the Company. It is a requirement that at least one member of the Risk Committee also serve on the Company’s Audit and Finance Committee.

The day‑to‑day enterprise risk management responsibilities for the Company are overseen by a management risk committee of the Company comprised of the Chief Risk Officer, the Chief Financial Officer, the General Counsel, the Chief Accounting Officer, the Chief Human Resources Officer, and other key executives and management of the Company, in accordance with the Company’s Enterprise Risk Management Policy. The Chief Risk Officer has primary responsibility for reporting to the Risk Committee and the Audit and Finance Committee on enterprise risk matters, though other members of management may participate, as warranted by the matters to be discussed.

Our Board of Directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not require the separation of the offices of the Chair of the Board of Directors and the Chief Executive Officer, as described under “Board of Directors Leadership Structure” above.

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Anti-Hedging Policy

Our insider trading compliance policy prohibits our officers, directors, employees, contractors, consultants or agents from engaging in any transaction designed to hedge or offset the economic risk of owning shares of our common stock. Accordingly, any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, derivative or other similar transaction that is designed to reduce or limit the extent to which declines in the trading price of our common stock would affect the value of the shares of common stock, often in exchange for all or part of the potential for upside appreciation in the stock, owned by any officer, director, employee, contractor, consultant or agent is prohibited. In addition, our insider trading compliance policy provides that our directors, officers, employees, contractors, consultants and agents are prohibited in pledging their shares of our common stock as collateral for a margin account or loan.

Code of Ethics and Business Conduct

Our Board of Directors has adopted a Code of Ethics and Business Conduct that governs our Board of Directors, senior officers (including our Chief Executive Officer and Chief Financial Officer), and employees. Copies of our Code of Ethics and Business Conduct can be found on the Company Information page of our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com and may also be obtained upon request without charge by writing to the Corporate Secretary of the Company, Maxar Technologies Inc., 1300 120th Avenue, Westminster, Colorado 80234. We will post to our website any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of either the SEC, the NYSE, or the TSX. For the year ended December 31, 2019, there were no waivers of any provisions of our Code of Ethic and Business Conduct.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that provide for responsible oversight and governance of the Company and management, and which are reviewed at least annually. Our Corporate Governance Guidelines cover a wide range of subjects, including: the role of the Board of Directors; composition of the Board of Directors, director responsibilities, director nomination procedures and qualification standards; director independence standards; director orientation and continuing education; procedures for annual performance evaluations of the Board of Directors and the committees; formal evaluation of our Chief Executive Officer; and succession planning and management development. The Nominating and Corporate Governance Committee regularly assesses our governance practices in light of market benchmarks and best practices. The Corporate Governance Guidelines are reviewed annually by the Board of Directors.  A copy of our Corporate Governance Guidelines can be found on the Governance Documents page of our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com.

Succession Planning

The Board of Directors is responsible for the development, implementation and regular review of a succession plan for the Chief Executive Officer, and oversees and provides input to the Chief Executive Officer on succession planning for our other executive officers. Board members are expected to have a thorough understanding of the characteristics necessary for a Chief Executive Officer to execute on a long-term strategy that optimizes operating performance, profitability, and stockholder value creation. The ongoing succession process is designed to reduce vacancy, readiness and transition risks and develop strong leadership quality and executive bench strength. The succession plan for the Chief Executive Officer and other key employees is reviewed not less than annually with the Board of Directors in executive session.

Director Evaluation Process

The Board of Directors, through the Nominating and Corporate Governance Committee, establishes criteria and processes for the annual self‑evaluation of the Board of Directors and each committee. The self‑evaluations focus on the contribution to the Company by the Board of Directors and each committee, and specifically focus on areas in which a better contribution could be made. The Board of Directors has determined that every three years, it will engage an independent consultant to assist with its self‑evaluations. The Board of Directors believes that through its annual self‑evaluation and triennial third-party evaluation, the Board of Directors will continue to evolve to meet the Company’s long-term strategic needs and the interests of our stockholders.

Communication with the Board of Directors

The Board of Directors encourages our stockholders and other interested parties who are interested in communicating with our Board of Directors, the Chair of the Board of Directors, or the independent directors as a group to communicate by mail as follows:

Board of Directors of Maxar Technologies Inc.

c/o Corporate Secretary

Maxar Technologies Inc.

1300 West 120th Avenue

Westminster, Colorado 80234

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Additionally, stockholders and other interested parties who are interested in communicating with the Chair of the Board of Directors or the independent directors as a group may do so electronically by emailing to independentdirector@maxar.com.

Correspondence received will be reviewed by our General Counsel or another designee, who will regularly forward to the appropriate directors all correspondence that, in the opinion of such person, deals with the functions of the Board of Directors or committees thereof or that the General Counsel otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to any director and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit and Finance Committee and handled in accordance with procedures established by the Audit and Finance Committee with respect to such matters.

Environmental, Social and Governance Matters

Our Board of Directors believes that sound corporate citizenship requires us to be responsive to Environmental, Social and Governance Matters that impact how the Company applies its capabilities to improve life on Earth from space.  In 2019, we amended the charter of the Nominating and Corporate Governance Committee to annually review the Company’s policies and programs related to corporate, environmental and social responsibilities.  Additionally, we outlined our view of corporate social responsibility in our first Impact Report which highlights the positive impact we have across the world through our work. A copy of our 2019 Impact Report is available at: https://explore.maxar.com/Impact-Report.

Related-Person Transactions Policies and Procedures

Our Board of Directors adopted a formal Related-Person Transaction Policy, which sets out our policies and procedures for the review, approval, or ratification of any Related-Person Transaction. Under the Related-Person Transaction Policy, the Audit and Finance Committee will review the relevant facts and circumstances of each Related-Person Transaction and either approve or disapprove the Related-Person Transaction. Such review shall include, but not be limited to:

•	Whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;
•	The extent of the Related-Person’s interest in the transaction; and
•	The conflicts of interest and corporate opportunity provisions of the Company’s Code of Ethics and Business Conduct.

Management presents to the Audit and Finance Committee each proposed Related Person Transaction, including all relevant facts and circumstances and updates the Audit and Finance Committee as to any material changes to any approved or ratified Related-Person Transaction. No member of the Board of Directors may participate in approval of a Related Person transaction for which he or she is a Related Person.

For the purposes of Maxar’s Related-Person Transaction policy, a “Related-Person Transaction” is a material transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and in which any Related Person (as defined below) had, has or will have a direct or indirect material interest. A transaction involving an amount exceeding $120,000 is presumed to be a “material transaction,” though transactions involving lower amounts may be material based on the facts and circumstances. A “direct or indirect material interest” of a Related Person may arise by virtue of Control (as defined in the policy) or significant influence of the Related Person to the transaction or by direct or indirect pecuniary interest of the Related Person in the transaction. A “Related Person” is defined as:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;
•	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;
•

any “Immediate Family Member” (any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner) of any of the foregoing persons as well as any other family member who might control or influence or who might be controlled or influenced by the forgoing persons because of his or her family relationship (this may, for example, capture a relative receiving monetary support from such person);

•

any firm, corporation or other entity in which any of the foregoing persons is employed as an executive officer or is a general partner, managing member or principal or in a position of having “Control” or significant influence or in which such person has a 5% or greater beneficial ownership interest; or

•	any firm, corporation or other entity in which any director, executive officer, nominee or more than 5% beneficial owner is employed (whether or not as an executive officer).

The Company’s Related-Person Transaction Policy was adopted effective January 1, 2019.

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Certain Relationships and Related-Party Transactions

Since the beginning of our last fiscal year, there were no transactions, and there are currently no proposed transactions, in which: (i) the amounts involved exceeded or will exceed $120,000, and (ii) a director, executive officer, holder of more than 5% of our voting securities or any member of their immediate family had or will have a direct or indirect material interest, other than as discussed below.

Effective August 7, 2019, Carolyn Pittman was appointed as our Senior Vice President and Chief Accounting Officer.  Prior to her appointment, Ms. Pittman provided consulting services to the Company via her limited liability company, Purple Vector, LLC.  Amounts paid to Purple Vector, LLC, including consulting fees and reimbursements for reasonable expenses, were approximately $136,000.

Executive Leadership Team

The role of our executive leadership team is to define our strategy and formalize clear objectives, including businesses and market segments. Our Company’s success is dependent upon the right people, culture and organizational structure. The Board of Directors also recognizes the importance of effective executive leadership to our success. Each member of our executive leadership team serves at the pleasure of the Board of Directors.  Please see Proposal 1 – Election of Directors - Our Board Members, for Mr. Jablonsky’s biography.

The following are the members of our executive leadership team as of March 19, 2020:

Biggs C. Porter

Age 66

Executive Vice President, Chief Financial Officer

Mr. Porter joined Maxar in August 2018 as our Executive Vice President and Chief Financial Officer. Prior to joining Maxar, Mr. Porter served as Executive Vice President and Chief Financial Officer of Fluor Corporation from 2012 until 2017. Prior to Fluor, Mr. Porter served as Chief Financial Officer of Tenet Healthcare Corp and held other leadership positions at Raytheon, Northrop Grumman and TXU. Mr. Porter also served as a director of Bristow Group from June 2016 until October 2019 and was a member of their audit committee and served as a member of the board of directors of Perspecta Inc. from May 2018 until October 2018. Mr. Porter has a bachelor’s degree in accounting from Duke University and a Master in Professional Accounting (MPA) from the University of Texas at Austin and is a certified public accountant.

Dr. Walter S. Scott

Age 62

Executive Vice President, Chief Technology Officer

Dr. Scott joined Maxar in 2017 after its acquisition of DigitalGlobe and founded DigitalGlobe in 1992.  Dr. Scott currently serves as our Executive Vice President, Chief Technical Officer (“CTO”). From 1986 through 1992, Dr. Scott held a number of technical, program and department management positions at the Lawrence Livermore National Laboratory, including serving as the Assistant Associate Director of the Physics Department. Prior to this, Dr. Scott served as President of Scott Consulting, a Unix systems and applications consulting firm. Dr. Scott served on the Board of Directors of The Open Geospatial Consortium (OGC), an international industry consensus standards organization from 2013 through 2018 and also served on numerous advisory panels to various U.S. Government agencies. Dr. Scott holds a B.A. in Applied Mathematics, magna cum laude, from Harvard College and a Doctorate and Master of Science in Computer Science from the University of California, Berkeley.

Leon Anthony Frazier

Age 49

Executive Vice President, Global Field Operations

Mr. Frazier joined Maxar in 2017 after its acquisition of DigitalGlobe and serves as our Executive Vice President of Global Field Operations. In this role he leads all sales, business development, and services delivery activities for the Company outside the Canadian market. Prior to this role Mr. Frazier served as President of Radiant Solutions, a company acquired by DigitalGlobe, from 2017 until 2019. Mr. Frazier served as Senior Vice President, General Manager of DigitalGlobe’s Services business from 2013 and prior to DigitalGlobe’s acquisition of GeoEye, Inc. in 2013, led GeoEye’s Marketing and Communications team since 2010. Prior to GeoEye, Mr. Frazier served as Senior Director of Product Management at Cisco Systems, where he brought to market emerging technologies core to Cisco’s video and collaboration strategy. Prior to Cisco, Mr. Frazier held senior marketing roles at Infor, iPhrase Technologies an MIT start-up acquired by IBM, and  pcOrder.com. Mr. Frazier began his career in strategic consulting at Bain & Company. Mr. Frazier holds a Bachelors of Systems Engineering from the University of Pennsylvania and an MBA with distinction from Harvard University.

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E. Jeff Robertson III

Age: 52

Senior Vice President, Operations and IT

Mr. Robertson joined Maxar in 2017 after its acquisition of DigitalGlobe and serves as our Senior Vice President, Operations and IT.  Mr. Robertson previously served as Maxar’s Senior Vice President, Chief Information Officer and Chief Risk Officer and as DigitalGlobe’s Chief Information officer and Chief Security Officer.  Prior to joining DigitalGlobe in 2014, from 2009-2013, Mr. Robertson led the Information Technology organization at ADT Security Services, where he served as Chief Information Officer.  ADT provides security, video and home automation solutions to over 6.5 million residential customers and over 100,000 large corporations and U.S. Government agencies.  Mr. Robertson started his career at IBM and spent ten years at Andersen Consulting (later known as Accenture) supporting Finance & Performance Management for some of their largest global customers.  Mr. Robertson holds a BA in Economics from Northwestern University.

Megan Fitzgerald

Age: 60

Senior Vice President, Space Infrastructure

Ms. Fitzgerald joined Space Systems/Loral in 2007, which was acquired by MacDonald, Dettwiler and Associates in 2012, and held a variety of key roles including Senior Vice President of Program Management, Vice President of Production, Vice President of Systems Production and Executive Director of Advanced Programs and Systems. In March 2019, Ms. Fitzgerald became General Manager, Space Infrastructure. Ms. Fitzgerald was first affiliated with SSL in 1994, joining a Loral Space & Communications limited partnership with Qualcomm, as the customer executive responsible for the procurement of the Globalstar LEO space segment from SSL. In that job, she directed the development, deployment and operation of the Globalstar space segment as well as procurement of the space and launch segments for the second generation Globalstar satellite constellation.  Earlier in her career, Ms. Fitzgerald worked for Lockheed Missiles and Space Company in both engineering management and business development roles. She holds a Bachelor of Science degree in civil engineering from the University of Michigan and a Master of Science in structural engineering from the University of California at Berkeley.

James C. Lee

Age 49

Senior Vice President, General Counsel and Corporate Secretary

Mr. Lee joined Maxar in April 2019 as our Senior Vice President, General Counsel and Corporate Secretary.  Prior to joining Maxar, Mr. Lee was Senior Vice President and Deputy General Counsel at Aramark Corp. where he was employed since August 2004.  At Aramark, Mr. Lee led the legal function for Aramark Uniform Services, a segment of the business with $2.4 billion in annual revenue and 21,000 employees, and for Aramark Refreshment Services, as well as the real estate, M&A and labor relations functions for those businesses.  Prior to that role, Mr. Lee was a mergers & acquisitions and securities attorney at O’Melveny & Myers in Los Angeles. He also served as Vice President and General Counsel at eConnections, Inc., a supply chain and purchasing software company.  Mr. Lee received his bachelor’s degree in Economics from Yale University and his J.D. from Harvard Law School.

Nancy Coleman

Age: 49

Senior Vice President, Marketing and Communications

Ms. Coleman joined Maxar in 2017 after its acquisition of DigitalGlobe and currently serves as our Senior Vice President, Marketing and Communications after serving as our Vice President of Corporate Communications.  She previously served as Senior Director of Communications at DigitalGlobe, a position she assumed when GeoEye and DigitalGlobe combined in 2013. Prior to that role, Ms. Coleman was Senior Director, Marketing & Communications at GeoEye for eight years. Ms. Coleman also held corporate marketing and communications positions at leading technology and information businesses including SGI and Engility.  She received a bachelor’s degree in public communications from the American University in Washington, D.C.

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Jeffrey Culwell

Age: 48

Senior Vice President, Chief Product Officer

Mr. Culwell joined Maxar in 2017 after its acquisition of DigitalGlobe and currently serves as our Senior Vice President, Chief Product Officer. Mr. Culwell joined DigitalGlobe in 1998 and last served as DigitalGlobe’s Senior Vice President, Operations, providing low latency imagery via direct access to the satellite or via electronic terrestrial communications. He was also responsible for our satellite constellation, remote ground terminals, and our customer installations enabling direct access to the constellation. Prior to DigitalGlobe, Mr. Culwell was at the Jet Propulsion Laboratory working on the Galileo mission to explore Jupiter and its moons and subsequently working on the Deep Space 1 mission to prove 13 new satellite technologies. Mr. Culwell holds a Bachelor of Science degree in Aerospace Engineering Sciences from University of Colorado at Boulder, and a Master of Science in Mechanical Engineering from California State University, Los Angeles.

Elizabeth Andora

Age: 53

Senior Vice President, Chief Human Resources Officer

Ms. Andora joined Maxar in 2018 and currently serves as our Senior Vice President and Chief Human Resources Officer after serving as DigitalGlobe’s Vice President, Human Resources.  As the CHRO Ms. Andora is responsible for developing and driving organizational and people strategies aligned with the strategic and tactical initiatives of the Company.  Ms. Andora brings over 20 years of experience and has a strong background in leading human resources operations for startup to mid-size to large technology companies through critical stages of strategic growth.  More recently Ms. Andora held the position of VP, People and Places for Rally Software.  She played a key role in preparing for the IPO by developing and establishing the people programs that effectively led to a successful IPO.  Prior to Rally, Ms. Andora held various HR leadership positions with Sun Microsystems and Hewlett-Packard.  Ms. Andora graduated from the University of Colorado in Boulder with a BA in Political Science, and an MBA in Marketing and Management.

Carolyn Pittman

Age 56

Senior Vice President, Chief Accounting Officer

Ms. Pittman joined Maxar in 2019 and currently serves as our Senior Vice President, Chief Accounting Officer. Prior to joining the Company, Ms. Pittman was Vice President-Finance and Controller for Huntington Ingalls Newport News Shipbuilding from 2011 to 2018. Ms. Pittman joined Huntington Ingalls Newport News Shipbuilding in 2011, a spin-off of the Northrop Grumman Corporation. At Northrop Grumman, Ms. Pittman was Vice President and Chief Financial Officer, Enterprise Shared Services and Information Technology, from 2008 to 2011. She joined Northrop Grumman as a manager in 1995 and attained positions of increasing responsibility, including Vice President, Sector Controller, Vice President, Internal Audit, and Chief Audit Executive. Ms. Pittman began her career with Ernst & Young LLP, where she held positions within audit and assurance services from 1985 to 1995. Since August 2017, Ms. Pittman has served as a member of the board of directors of Minerals Technologies Inc. (NYSE: MTX), where she is a member of the Audit Committee and the Corporate Governance and Nominating Committee. Ms. Pittman holds an MBA in Finance from Dallas Baptist University and a Bachelor of Science in Business Administration from the University of Arkansas. Ms. Pittman is a Certified Public Accountant and a Certified Information Systems Auditor.

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AUDIT RELATED MATTERS

Audit and Finance Committee Report

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee’s role is to assist the Board of Directors of Maxar in its oversight of: (i) the integrity of Maxar’s financial statements; (ii) compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; and (iv) the performance of the Company’s internal audit function and independent auditor.

The Audit and Finance Committee met regularly with management and the independent auditor, KPMG U.S., to discuss the progress of the evaluation of the Company’s internal control over financial reporting in accordance with the requirements of Section 404(a) of Sarbanes Oxley. Based on the Company’s internal review in 2018, management identified material weaknesses in the Company’s internal control over financial reporting as of December 31, 2018 related to an insufficient complement of trained resources, ineffective continuous risk assessment, and ineffective control activities related to percentage-of-completion revenue and cost of sales, measurement and disclosure of income taxes, and commitment and contingency disclosures have been identified and included in management’s assessment. To remediate the identified material weaknesses, management took the necessary steps to redesign the respective control framework, including implementation of enhanced control procedures. Prior to the issuance of the Company’s Annual Report on Form 10-K, management successfully completed the testing of these enhanced controls and concluded that the material weaknesses have been remediated as of December 31, 2019.

The Audit and Finance Committee reviewed and discussed with management, the internal auditor and KPMG U.S., management’s assessment of the effectiveness of Maxar’s internal control over financial reporting and KPMG U.S’s evaluation of Maxar’s internal control over financial reporting. The Audit and Finance Committee reviewed and discussed with management and KPMG U.S., the audited financial statements for Maxar for the fiscal year ended December 31, 2019.

The Audit and Finance Committee discussed with the independent auditors the materials required to be discussed by Auditing Standard No. 1301, Communications with Audit and Finance Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit and Finance Committee received from KPMG U.S. the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence. The Audit and Finance Committee reviewed these materials and discussed the firm’s independence with KPMG U.S.

Based on such review and discussions, the Audit and Finance Committee recommended to the Board of Directors, and the Board approved for inclusion in Maxar’s Annual Report and for filing with the SEC the audited financial statements of Maxar in its Annual Report on Form 10‑K for the fiscal year ended December 31, 2019.

The Audit Committee also appointed KPMG U.S. as Maxar’s independent auditors for the fiscal year ending December 31, 2020, and recommended to the Board of Directors that such appointment be submitted to our stockholders for ratification.

The Audit and Finance Committee NICK S. CYPRUS, Chair L. ROGER MASON, JR. ROBERT L. PHILLIPS EDDY ZERVIGON

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Audit and Non‑Audit Fees

The following table summarizes the aggregate fees billed to either the Company or Maxar Canada, our predecessor, by KPMG LLP and its affiliated member firms for fiscal years 2019 and 2018:

	2019	2018
Audit Fees(1)	$ 5,228,351	$3,826,203
Tax Fees(2)	396,024	2,230,555
Audit-related Fees(3)	189,726	56,860
Total	$ 5,814,101	$6,113,618

(1)

Fees for the audit of our annual financial statements included in our annual report on Form 10‑K, the audit of our internal control over financial reporting, the review of the financial statements included in our quarterly reports, audit services provided in connection with other regulatory filings, and statutory audits.

(2)	Tax fees consisted of fees for tax advisory services and tax compliance services.
(3)	Audit-related fees related to financial due diligence support.

Pre‑Approval of Independent Auditor Services

All services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit and Finance Committee or its delegate. As set forth in its charter, the Audit and Finance Committee has the sole authority to review in advance, and grant any appropriate pre-approval of: (i) all auditing services to be provided by the independent registered public accounting firm and (ii) all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith to approve all fees and other terms of engagement. Such pre-approval can be given as part of the Audit and Finance Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual basis. The Audit and Finance Committee may delegate responsibility for pre-approval of non-auditing services to one or more of its members, but the decision must be presented to the full Audit and Finance Committee. In 2019 and 2018, all services of KPMG U.S. were pre-approved by the Audit and Finance Committee. The Audit and Finance Committee concluded that the provision of non-audit services was compatible with maintaining the independence of KPMG U.S. Effective July 29, 2018, KPMG Canada resigned as auditor for our predecessor issuer Maxar Technologies Ltd., and KPMG U.S. was appointed to fill the vacancy effective that same date.

The Report of Independent Registered Public Accounting Firm issued by KPMG U.S. on the Company’s consolidated financial statements and the Company’s internal control over financial reporting as of and for the fiscal year ended December 31, 2019, did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, or audit scope. The 2019 financial statement opinion was modified to include emphasis of a matter related to the Company’s change in accounting for Leases due to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842). As of the year ended December 31, 2019, the Company had remediated the material weaknesses in the Company’s internal control over financial reporting that were identified during the Company’s evaluation over reporting as of and for the year ended December 31, 2018. The Report of Independent Registered Public Accounting Firm issued by KPMG U.S. on the Company’s consolidated financial statements and the Company’s internal control over financial reporting as of and for the fiscal year ended December 31, 2018, contained an unqualified opinion on the consolidated financial statements and an adverse opinion on the Company’s internal control over financial reporting. The 2018 financial statement opinion was modified to include emphasis of a matter related to the change in the Company’s comprehensive basis of accounting from International Financial Reporting Standards to U.S. generally accepted accounting principles.

In connection with its audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2018 and December 31, 2019, there were no disagreements with KPMG U.S. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG U.S., would have caused it to make reference thereto in its report on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2018 and December 31, 2019.

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COMPENSATION DISCUSSION & ANALYSIS

36

Executive Summary

The Compensation Discussion & Analysis (“CD&A") describes the Company’s compensation philosophy and program for the Named Executive Officers listed below during 2019. It also describes our journey over the past few years and the 2019 performance and the compensation decisions made by the Compensation Committee (or the “Committee” within this CD&A).

Our compensation philosophy and governance guidelines are the foundation for our program design and decision-making. The approach to compensation is informed by the business strategy and the evolving landscape, shareholder feedback and the balance of attracting and retaining key talent.  The key components are listed beginning on page 39 of this document, and our actions are highlighted throughout the document with a corresponding green check mark. √

2019 Named Executive Officers (NEOs)

Our 2019 NEOs and their titles are as follows:

Name	Title
Daniel L. Jablonsky	President and Chief Executive Officer (CEO)
Howard L. Lance (1)	Former President and Chief Executive Officer
Biggs C. Porter	Executive Vice President, Chief Financial Officer (CFO)
Walter S. Scott	Executive Vice President, Chief Technology Officer
Leon Anthony Frazier	Executive Vice President, Global Field Operations
E. Jeff Robertson III	Senior Vice President, Operations and IT

(1)	Mr. Lance separated from the Company on January 13, 2019.

Business Journey

Maxar was created through the transformative merger of MDA with DigitalGlobe, Inc. (“DigitalGlobe”) in October 2017 (“Merger”). Through this combination, the Company’s portfolio of operating companies came to include MDA, SSL, DigitalGlobe and Radiant Solutions. Following the merger, the Company moved its U.S. headquarters from San Francisco, California to Westminster, Colorado. On January 1, 2019, Maxar successfully changed its jurisdiction of organization from the Province of British Columbia in Canada to the State of Delaware in the United States (“U.S. Domestication”).

The Company’s decision to undertake the merger with DigitalGlobe and effect the U.S. Domestication took into account a number of strategic considerations, including, but not limited to, the expectation that:

•	the combination of MDA’s and DigitalGlobe’s technology would provide vertical integration benefits, including lower costs, increased speed-to-market and enhanced analytics capabilities;
•	the acquisition of DigitalGlobe would expand MDA’s ability to penetrate its existing markets and open channels for growth in adjacent markets;
•	the acquisition would provide greater access to U.S. and Canadian government and international customers; and
•	the scale, quality and investor value proposition of a listing on the NYSE following completion of the merger would attract additional investor interest.

We believe that the successful completion of the business combination and the U.S. Domestication has enabled Maxar to become a global leader of advanced space technology solutions. In 2019, Maxar led the way in Earth Intelligence - providing valuable data and insights that allowed government and commercial customers around the globe to make more informed decisions in an increasingly complex geopolitical environment. In Space Infrastructure, we continued to support our customers as they look for the most efficient and innovative ways to address myriad opportunities, including in telecommunications, earth observation, and deep space exploration.  Our commitment to customers and their missions remained unwavering throughout the year, and we look forward to both serving and growing with them in the years to come.

As Maxar continues the journey as a trusted partner and innovator in Earth Intelligence and Space Infrastructure, in late 2019 the decision was made to sell the Canada-based segment, MDA, to Northern Private Capital, re-domesticating those capabilities that are viewed as critical to Canada’s space programs.  After the transaction is complete, Maxar will retain leading capabilities in geospatial data and analytics, satellites, space robotics, and space infrastructure, and we will continue to have strong alignment with our defense and intelligence customers, the evolving requirements of civil governments, and the pursuit of innovation in the commercial marketplace.

The sale of MDA, along with a real estate sale in Palo Alto and a bond offering, combine to reduce Maxar’s overall debt and leverage ratio and improve the Company’s financial position going forward.

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Key Business, Leadership and Executive Compensation Milestones

Year	Milestones
2017

•  Completed the merger with DigitalGlobe forming the new Maxar.

•  Introduced new short-term incentive plan (“STIP”) aligned with stockholder interests, based principally on financial measures – revenue and EBITDA performance.

•  Implemented a new omnibus equity plan to support various types of equity-based long-term incentive (“LTIP”) compensation.

2018

•  Hired a seasoned Chief Financial Officer with experience in related industries and complex financial environments.

•  Added cash flow as a performance measure in the STIP.

•  Began work on a new LTIP design focused on performance-vested equity.  No equity-based awards were made to executives in 2018 while this design work was underway, except as required to recruit new executives.

•  Adopted new share ownership guidelines for senior leaders and Board members which were more in line with typical U.S. public company practices.

2019

•  Completed U.S. Domestication on January 1.

•  Transitioned CEOs in January 2019, as the Board of Directors accepted the resignation of Howard Lance.  Mr. Lance was succeeded by Mr. Jablonsky, who had been serving as the President of the DigitalGlobe business unit.

•  Made first awards under a new long term incentive design to senior executives, who received performance share units (“PSUs”) that must be earned based on Maxar’s Adjusted Cash Leverage and relative Total Shareholder Return (“TSR”) performance in order to vest.

•  Increased the weighting of cash flow in the 2019 STIP to strengthen our focus on a key metric for stockholders and more directly aligning with our strategy of increasing cash flow.

•  Changed the operating model of the Company, to focus on Space Infrastructure and Earth Intelligence segments, MDA remained as a vertically integrated business, driving integration and streamlining operations.

•  Completed a $1.0 billion senior secured notes offering.

•  Completed a sale and lease-back of a portion of the real estate in Palo Alto, California.

•  Announced the sale of the Canada business, known as MDA, to Northern Private Capital. The transaction is expected to close in 2020, subject to regulatory approvals.

* Adjusted Cash Leverage is a non-GAAP measure and is described in more detail below in the section entitled “2019 Long-Term Incentive Plan (LTIP)”. 

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Summary of 2019 Performance and Strategic Initiatives

The Company generated $1.7B in revenue and $416 million in Adjusted EBITDA from continuing operations in 2019 and management focused on the following five key priorities to stabilize the Company and drive improved performance given the lingering effects of a decline in commercial satellite orders in 2017 and 2018 and the loss of the Company’s WorldView-4 satellite in early January 2019.

Reducing debt and leverage: We announced actions during 2019 to reduce debt by roughly $1 billion, including the sale / leaseback of facilities in Palo Alto and the divestiture of the MDA business.  We also re-financed nearer-term maturities through a $1 billion bond offering.  Combined, these moves better align future debt maturities with the positive cash flow streams we expect after the launch of our WorldView Legion constellation.

Re-engineering Space Infrastructure business: In addition to reducing the cost structure of the business, re-engineering it for increased flexibility going forward, and winning two geosynchronous communications satellite (GEO Comsat) awards, we deployed a growth strategy to reduce our historic dependence on the commercial market.  We are now keenly focused on diversifying into the civil government and military / classified markets, particularly here in the United States. As a positive proof point, we garnered key new wins with NASA in support of the agency’s missions to return to the moon and to monitor the environment here on Earth.  We expect this initiative to result in less cyclicality and improved financial performance in the future.

Positioning MDA for long-term growth: We won several awards during 2019 that better position this business for growth over the next several years, including the initial design phase work on both the Canadian Surface Combatant and Canadarm-3, manufacturing work to provide flight ready repeaters to be launched on the US Air Force’s GPS 3 satellites, design work with the Canadian Space Agency for a wildfire monitoring satellite, and manufacturing work with Airbus for advanced navigation antennas.  Please note that the MDA is now a part of discontinued operations in our financial statements given the announcement to divest the business.

Positioning Imagery and Services for long-term growth:  Despite the loss of WorldView-4, our Imagery and Services businesses, which we have now designated as a reporting segment called Earth Intelligence (EI), performed well during the year as we booked several notable awards including new contracts with several sovereign countries for our data and platform offerings, a four-year contract with the US government for access to our Global – Enhanced Geospatial Delivery (Global-EGD) platform, a GEOINT cloud architecture contract with the US Air Force, a study contract with the National Reconnaissance Office that will enable the US government to gain a greater understanding of Maxar’s current and future commercial imagery capabilities, and a contract with the US Army, through a joint venture company called Vricon, to support the branch’s One World Terrain capability.  We also continued to expand our installed base of customers using our SecureWatch data access platform and signed contracts with NGOs such as Vulcan, who will use our imagery in part to help reduce illegal fishing. Finally, we signed renewal contracts with commercial customers such as HERE and ESRI, and a contract with Toyota Research Institute Advanced Development Inc. and NTT Data Corporation to develop a proof of concept to build automated high-definition (HD) maps for autonomous vehicles using high-resolution satellite imagery.  These business development successes better position Earth Intelligence for the future and they will be enhanced in the years to come by additional imagery capacity from the WorldView Legion constellation, which is due to be launched in 2021.

Reducing cost structure and deploying a  new operating model:  We made progress in our efforts to reshape and restructure the business and saw good traction with the deployment of a new operating model.  Our product teams worked across the Company, and our global field operations team began building and executing on a robust pipeline.  We also saw good market reaction as we rolled out our positioning of the one Maxar brand, and our finance and operations staffs worked on consolidation and streamlining efforts. We expect these initiatives to save money, improve our time to market with new products and services, and improve collaboration across the organization – all of which are beginning to unlock growth and improve team member engagement.

2019 Say on Pay Vote Results, Stockholder Outreach and What We Heard √

In 2019, we held a non-binding advisory vote of our stockholders on executive compensation (“Say on Pay”).  Stockholders representing approximately 75% of our common stock in person or by proxy and entitled to vote on the proposal voted in favor of the Say on Pay proposal, an increase of 28% over 2018. We continue to drive alignment of our executive compensation with stockholder interests and with this result, we continued our outreach efforts to: (1) listen to any stockholder concerns; (2) solicit feedback on our executive pay programs and potential changes; (3) answer any questions about Maxar’s executive pay strategy, or other governance related questions, and (4) reinforce that Maxar’s business and compensation programs will continue to evolve in 2020 and future years.

This effort included highlighting Company actions and decisions through individual investor calls with management in April and November 2019, at analyst conferences, and Investor conferences. More specifically, a concerted outreach effort involved contacting Maxar’s largest thirty investors, who collectively represented approximately 60% of the Company’s voting stock, as our stockholder base evolved over 2019 due to our domestication as a U.S. public company.

The outreach efforts were led by the Chair of the Compensation Committee, with support from Maxar’s Chief Human Resources Officer and others. The focus of these conversations were to:

▪	Provide overview of business and strategy; discuss rationale for past decisions;
▪	Link business strategy and incentive plans (e.g., metrics);
▪	Discuss compensation philosophy and commitment to pay for performance;

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▪	Discuss 2019 program design and ask for feedback;
▪	Highlight Board governance practices; discuss other governance/pay policy changes, as appropriate; and
▪	Listen to concerns and perspectives on pay programs.

An outline of our outreach efforts:

•

Our largest stockholders (representing nearly 60% of our voting stock) were contacted to provide feedback. Several attempts were made to schedule feedback sessions as follows: (1) initial email invitations were sent to stockholders, (2) follow-up emails were sent, and (3) then phone calls and messages were left for those stockholders who did not respond. A robust tracking mechanism was implemented to track outreach activities and stockholder feedback.

•	78% of investors contacted either responded indicating that they did not need to meet on the subject of executive pay, or did not respond to our request.
•	The remaining stockholders provided the following feedback:
What Was Heard	Company Actions
Ensure that executives and directors have more equity ownership in the Company.

Maxar’s new long-term incentive plan (“LTIP”) design is primarily comprised of grants of full share-based awards (not stock options or stock appreciation rights), to senior leaders and Board members.

Increased stock ownership guidelines for executives and the Board for 2019. (See page 45 for details.)

Awarded grants of performance-vested PSUs, and time-vested restricted stock units (“RSUs”) to executives.  Eliminated the use of option vehicles.

Implemented an Employee Stock Purchase Plan (ESPP) in 2019.

Performance metrics should address Company and stockholder priorities.	Our stockholders appreciated our use of an Adjusted Cash Leverage** debt metric in our 2019 PSUs, because it supports the Company’s efforts to de-leverage.
Pay programs should reward cash flow generation.

Cash flow goals represented 30% of the short-term incentive plan performance metrics for executives in 2019, an increase from 20% in 2018.

The 2019 PSU program used cash leverage as a metric, in order to drive management’s focus on our cash and balance sheet over the long-term.

Pay programs should align with Maxar’s stock performance.	2019 PSU award payouts were aligned to stockholder interests and 50% of the PSUs are based on relative Total Stockholder Return (TSR) performance.
** Adjusted Cash Leverage is a non-GAAP measure and is described in more detail below in the section entitled “2019 Long-Term Incentive Plan (LTIP)”.

We will continue outreach efforts in 2020 so that we stay informed of stockholder perspectives and views on executive compensation.

2019 Compensation-Related Actions  √

For 2019, the Board made the following compensation determinations and adopted changes to certain policies and programs to demonstrate responsiveness to stockholders, continue to maintain pay practices aligned with U.S. market expectations and further align our executives with stockholders.

•	Maintained incentive compensation programs that tie payouts directly to Company and individual performance.
•	Awarded only promotion-based salary increases for NEOs in 2019.
•	Approved payouts under our 2019 short-term incentive plan of 129.9% of target for our NEOs who were eligible for a 2019 bonus and were employed through the payment date in March 2020.
•	Implemented a new equity program, with 50% of awards issued as PSUs, and 50% as RSUs.

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•

The Compensation Committee and the Board approved grants of PSUs to our NEOs in Q1 and Q2 of 2019. These PSUs require Maxar to achieve certain multi-year performance goals tied to adjusted cash leverage and relative TSR, and will not be earned unless certain minimum performance thresholds are met. The 2019 PSUs comprise 50% of our NEO’s 2019 target LTIP value, with the remaining LTIP value comprised of service-vested RSUs.

•

Refined our peer group in consultation with our compensation consultants for the purpose of benchmarking NEO compensation data and market practices. The process to establish this peer group is described on page 44.

•	Continued to conduct compensation risk assessments to determine the appropriateness of our incentive plans and governance policies.
•	Engaged with stockholders during 2019.

Objectives and Elements of our Compensation Program √

The overall objectives of our compensation program allow us to:

•	Attract and retain highly qualified executives committed to our values;
•	Motivate our executives to advance our business; and
•	Align the interests of our executives with the interest of stockholders.
	Element of Compensation	Purpose	Key Characteristics

Fixed	Base Salary	Compensate competitively to attract and retain highly qualified executives in a challenging business environment	Determined by role, experience of the individual, and competitive market data

At Risk	Short-Term Incentive Plan (“STIP”)	Reward executives for achieving critical annual financial and business and personal objectives

Earned based on annual financial performance criteria, including Revenue, Free Cash Flow, Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)*, and achievement against Personal Objectives

	Long-Term Incentive Plan (“LTIP”)	Link the interests of executives with stockholders, make decisions in the long-term interests of stockholders, retain and reward executives for achieving longer-term objectives	Combination of performance-vested and time-vested awards Performance-vested awards only vest upon the achievement of one, two, and three-year goals Time-vested awards vest ratably over three years

* EBITDA and Free Cash Flow are non-GAAP measures that are discussed in more detail below under the section entitled “2019 Short-Term Incentive Plan (STIP)”.

Executives are generally eligible for programs aligned with all employees within their country of employment.  Maxar offers minimal perquisites, primarily an executive physical program.  In the United States we do not offer pension or other retirement plans, other than a 401(k) retirement plan that is offered to our US employees generally.

Compensation Principles and Governance Highlights √

The Compensation Committee has designed CEO and executive total compensation packages to drive actions that align with both the short-term and long-term interests of our stockholders, through application of the following principles:

•

Pay at Risk Tied to Company Performance: We support our overall business objectives by aligning a substantial portion of executive total compensation to our financial and operating performance, with 79% of Mr. Jablonsky’s targeted total direct compensation (consisting of base

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salary, target cash incentive opportunity and the fair value of equity awards) and 78% of targeted total direct compensation for our other NEOs, on average, tied to Company performance or the value of our common stock.

•	Stockholder Alignment: We link our executives’ and our stockholders’ interests by issuing awards with payouts tied directly to the Company’s financial performance and the value of our common stock.
•

Compensation Informed by Market Data: We annually review and consider executive compensation packages against market compensation data, including from a peer group of companies selected specifically for that purpose.

•	Absolute and Relative Pay-for-Performance: We structure components of pay to align with key performance metrics, using both absolute and relative measures.
•	Incorporate Governance Best Practices: Our executive compensation practices are informed by best practices in governance, including:
What We Do		What We Don’t Do
√	Align short- and long-term incentive programs to stockholder interests	X	We do not provide our executive officers with tax gross ups on severance or change-in-control benefits
√	Engage with and seek feedback from our stockholders regarding our executive compensation program	X	We do not provide “single trigger” severance or equity award vesting in connection with a change in control
√	Conduct annual risk assessments of our compensation policies and practices	X	Our equity plan does not allow repricing of underwater options without stockholder approval
√	Maintain a clawback policy	X	We do not permit directors and officers to hedge our stock
√	Maintain rigorous stock ownership guidelines to support the alignment of executive and Board interests with those of our stockholders	X	We do not permit directors and officers to pledge our stock
√	Compensation Committee retains an independent compensation consultant	X	We do not provide significant executive perquisites or supplemental benefits
√	Cap cash incentive and performance share unit payouts	X	We do not pay dividend equivalents to executive officers on unvested restricted stock unit or performance share unit awards

Compensation Philosophy and Objectives √

Maxar’s executive compensation philosophy is built on a commitment to link pay to performance and align our compensation incentives with stockholder interests. Executives are rewarded for achieving our key strategic business goals, and a substantial portion of each executive’s compensation opportunity is in the form of equity awards with value directly linked to our stock price. Our executive compensation program is also designed to attract and retain executive talent in a competitive marketplace and challenging business environment and to compensate executives at competitive, but responsible, levels. We maintain executive compensation and governance risk-mitigating best practices (such as clawback policies, and executive and board stock ownership guidelines) to help ensure that our compensation programs do not encourage excessive risk taking. In addition, the majority of our compensation for our executives is in the form of equity, which further ties their interests to those of our stockholders. We believe that our balanced, performance‑based approach best serves the interests of our stockholders.

A key component of our business strategy is to provide appropriate incentives to attract, retain, and motivate top talent. The Compensation Committee has designed CEO and executive total compensation packages to drive actions that align with both the short-term and long-term interests of our stockholders and to provide value as the business continues to de-lever and profitably grow.

Executive Compensation Decision-Making Process √

The Compensation Committee devotes significant time throughout the year to executive compensation matters in order to align executive pay with corporate performance and stockholder interests. In determining executive compensation, the Compensation Committee obtains input and advice from our independent compensation consultants, and reviews recommendations from our CEO with respect to the performance and compensation of our other NEOs. Annually the Board of Directors, upon recommendation from the Compensation Committee, reviews and approves CEO compensation.

In determining appropriate executive compensation levels and design parameters, the Compensation Committee reviews the feedback we receive from investors and considers Maxar’s financial and stock price performance. The Compensation Committee structures the executive compensation program to: (1) link pay and performance; (2) align compensation with stockholder interests; (3) drive and support our business strategy; (4) attract and retain a qualified senior executive team to provide business continuity and strategic leadership; and (5) incorporate market and best practices with respect to compensation-related governance.

With the unprecedented uncertainty driven by the global impacts of COVID-19, the Compensation Committee retains discretion to review and modify metrics to ensure appropriate alignment of business objectives with incentive programs.

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Key Participants and Their Roles    √

The key roles and responsibilities of parties involved with executive compensation include the following:

ROLE	RESPONSIBILITIES
Board of Directors

•      Approves the CEO’s compensation with input and recommendation from the Compensation Committee

•      Approves share pool increases under equity plans (subject to stockholder approval)

•      If requested by the Compensation Committee, reviews and approves executive compensation, with input and recommendation from the Compensation Committee

•      Reviews and approves our annual proxy statement and other statutory filings

Compensation Committee

•      Reviews and approves:

•      performance metrics and goals under compensatory plans and arrangements

•      the peer group used for executive compensation

•      Reviews and approves the corporate goals and objectives with respect to the CEO’s compensation, and evaluates the CEO’s performance and makes recommendations to the Board of Directors regarding the CEO’s compensation

•      Reviews and approves the compensation of all executives other than the CEO

•      Reviews and approves the Company’s executive incentive compensation and equity-based plans, arrangements and awards

•      Considers stockholder feedback, business situation and market practices, among other factors, to help align our compensation programs with the interests of our stockholders and long-term value creation

•      Reviews and recommends to the Board of Directors that the Compensation Discussion & Analysis section be included in the appropriate filing

•      Oversees executive succession planning and senior leadership development

Independent Compensation Consultant

•      Provides advice and data to the Compensation Committee regarding our executive compensation program, including:

•      input on pay philosophy, best practices and market trends

•      selection of peer group

•      executive compensation practices and pay levels at peer group companies

•      design of short- and long-term cash and equity compensation, and changes to equity plans

•      Reviews and provides an independent assessment of the compensatory data and materials presented by management to the Compensation Committee

•      Independently meets in executive session with the Compensation Committee at each quarterly meeting of that Committee.

•      Reviews and comments on the Compensation Discussion & Analysis portion of our annual proxy statement (or annual report)

Chief Executive Officer

•      Evaluates executive performance and recommends adjustments to executive base salary and short- and long-term compensation (for other executives)

•      Develops business strategy and goals, which are considered and approved by the Compensation Committee and Board of Directors in the design of our executive compensation program

•      Recommends performance metrics and goals under the short- and long-term plans

Engagement of Independent Compensation Consultant  √

The Compensation Committee again engaged Meridian Compensation Partners in 2019 to provide advice on compensation of the Company’s executive officers and non-employee directors. Meridian did not provide any other services to the Company in 2019. Pursuant to SEC rules, the Compensation Committee has assessed the independence of the consultants engaged in 2019, and concluded that Meridian did not have any conflict of interest with the Company or any of its directors or executive officers.

Risk Considerations    √

While the Board of Directors has overall responsibility for risk oversight, each of the standing committees of the Board of Directors regularly assesses risk in connection with executing its responsibilities. As such, the Compensation Committee assesses the potential risks arising from our compensation policies and practices. The Compensation Committee and its independent compensation consultant reviewed and discussed the Compensation Committee’s risk assessment for 2019 including the governance components and roles and decision-making described earlier. The Compensation Committee determined that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on our Company.

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Compensation Competitive Analysis and Market Data    √

The Compensation Committee’s decision-making on executive pay levels and executive compensation program design is informed by benchmark compensation market data. Executive compensation levels are not targeted to any particular reference point against peer group or other market data; instead the Compensation Committee reviews each individual’s compensation against available data, the executive’s background and experience, past performance where known, span and scope of the role and other factors as appropriate.

Executive compensation determinations are based on various factors, some of which include (1) the results of the competitive market analysis and peer practices; (2) input from the Compensation Committee’s independent consultant; (3) the Company’s performance; (4) the performance of each NEO and their contribution to our overall results; (5) each NEO’s experience, skill set, span of responsibilities and tenure, and (6) internal equity. The weight of each factor is likely to vary from year to year and from executive to executive.

Peer Group    √

The Compensation Committee and Meridian established an initial peer group in November 2018.  However, given that the changes to NEO compensation targets were limited during 2019, as changes were made to NEO compensation only in response to promotions and increased responsibilities for Mr. Jablonsky, Mr. Frazier, and Mr. Robertson, the use of this initial peer group was limited.

In the third quarter of 2019 the Compensation Committee, management, and Meridian worked together to refine the Company’s peer group of public companies for executive compensation benchmarking. Following consideration of the business performance, the Company’s market capitalization, and other changes occurring at the Company, the Compensation Committee determined that the peer group previously approved in 2018 needed to be adjusted to ensure appropriate benchmarking of executive compensation pay levels, pay structure, and policies, in support of Company decision-making.

Maxar has few natural peers due to the Company’s unique mix of business offerings and operations, therefore companies were sought to represent the complexity of the Company and the markets in which Maxar competes for executive talent. The peer screening criteria included the following:

•	Publicly-listed U.S. and Canadian companies;
•	Generally in the Aerospace & Defense and Information Technology industries; and
•

Corporate revenues generally within a range of 1/3x to 3x Maxar’s corporate revenues, and market cap of $1 billion to $20 billion. The revenue variable was selected as the primary screening criterion, because it is seen as a better overall proxy for organizational size and complexity, for purpose of benchmarking compensation opportunities. Market cap is inherently more volatile, and is more closely correlated with changes in actual realized pay outcomes, but less suitable as the basis for a benchmarking peer group focused on evaluating pay opportunities.

Additional considerations included: (1) key competitors for executive and non-executive talent; (2) investor peers (and peers of those peers); and (3) other qualitative factors about peer candidate degree of business similarity to Maxar.

Some of Maxar’s closest business peers and competitors for talent from the list below exceeded the higher end of the revenue range, but the Compensation Committee determined to include them in the peer group given their similarities to Maxar otherwise.

The final 2019 benchmark peer group includes companies from a cross-section of industries to help mirror Maxar’s business and operations. At the time of the competitive benchmarking analysis, the median revenue of the peer group was $2.5 billion compared to Maxar’s $2.1 billion revenue. The Compensation Committee viewed this positioning as appropriate while also taking this relative positioning into account when evaluating market data results. Market data results are just one factor among many that influence pay decisions at Maxar.

Given the changes in Maxar’s business size and strategy, as well as ongoing industry consolidation, the Compensation Committee will continue to review the peer group and criteria for alignment with the size and complexity of the Company on a regular basis.

Aerojet Rocketdyne Holdings, Inc.	Booz Allen Hamilton Holding Corporation	CACI International Inc.
CAE Inc.	Cubic Corporation	Curtiss-Wright Corporation (1)
FLIR Systems, Inc.	Fortinet, Inc.	Harris Corporation (2)
Kratos Defense & Security Solutions, Inc (1)	L3 Technologies, Inc. (2)	Leidos Holdings, Inc.
ManTech International Corporation	Mercury Systems, Inc. (1)	Moog Inc. (1)
OSI Systems, Inc.	Science Applications Int’l Corp.	Teledyne Technologies Incorporated
Trimble Inc.	Viasat, Inc.

The companies removed from the peer group in 2019 were: Engility Holdings, Inc., IHS Markit Ltd., Nielsen Holdings plc, and Palo Alto Networks, Inc.

(1)	Added to peer group in 2019
(2)	L3 Technologies, Inc. and Harris Corporation merged in 2019.

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Executive Compensation Policies, Provisions and Agreements

In addition to regular governance and risk reviews, the Compensation Committee and Company maintain a number of policies and approaches relative to Executive Compensation. These are described as follows:

Stock Ownership Guidelines    √

Position	Requirement
Chief Executive Officer	5x Base Salary
Executive Vice President or Business Unit President	3x Base Salary
Other Eligible Executives at the Senior Vice President level	2x Base Salary
Non‑Employee Directors	5x Annual Cash Retainer

We maintain stock ownership guidelines that apply to the CEO, other executive officers including the NEOs, and our non‑employee directors, which we increased in November 2018. The Stock Ownership Guidelines require our directors and officers to hold shares of our common stock at the levels listed above. Shares include shares of common stock: (i) held directly or indirectly (either individually or in a brokerage account) or by or for the benefit of immediate family members; (ii) by trusts for the benefit of such person or such person’s immediate family members; (iii) in a retirement plan, or employee equity purchase or deferred compensation plan; and (iv) shares underlying service-vesting restricted stock or restricted stock units awards that vest solely based on the passage of time; provided that shares that would need to be withheld for taxes for employees shall be deducted.

Participants have until the later of the fifth anniversary of: (i) the original effective date of the policy of November 1, 2018; or (ii) their date of hire, promotion or appointment, as applicable, to come into compliance with the policy. With recent changes in stock price and newly increased ownership guidelines, the Compensation Committee is monitoring the compliance of NEOs and Board members with the enhanced guidelines. Please refer to the section titled “Share Ownership” for a presentation of the equity holdings of our directors and NEOs.

Clawback Policy    √

We maintain a clawback policy. This policy provides that in the event the Company must restate its financial statements due to its material noncompliance with any financial reporting requirement, within three years of the date of the first public filing of such financial statements, the Company may seek to recover, in its sole discretion, at the direction of the Compensation Committee, after it has reviewed the facts and circumstances that led to the requirement for the restatement and the costs and benefits of seeking recovery, any variable cash compensation and any incentive equity awards awarded or paid to the Company’s executive officers. In addition, if the Compensation Committee determines that the amount of any such variable compensation actually paid or awarded to the executive officer would have been lower had it been calculated based on such restated financial statements then the Compensation Committee may cancel or retract any variable compensation that has not yet been paid or settled and/or seek to recover from such executive officer the after-tax portion of the difference between the awarded compensation and the actual compensation that has been paid or settled. This clawback policy does not limit any other remedies the Company may have available to it in the circumstances, which may include, without limitation, dismissing an employee or initiating other disciplinary procedures. The provisions of this clawback policy are in addition to (and not in lieu of) any rights to repayment the Company may have under Section 304 of the Sarbanes‑Oxley Act of 2002 (applicable to the Chief Executive Officer and Chief Financial Officer only) and other applicable laws.

Anti‑Hedging and Pledging Policy    √

The Company’s Insider Trading Policy prohibits the Company’s directors, officers, employees, consultants and agents from engaging in hedging transactions or pledging the Company’s securities as collateral for a loan.

Employment Agreements and Severance Protections

We have entered into employment and severance agreements with certain of our NEOs, and our equity awards provide for continued or accelerated vesting in certain circumstances in connection with a termination of the award holder’s employment. We believe that these arrangements help to ensure the day-to-day stability and focus of our management team and are consistent with competitive practices.

For a description of the employment agreements and severance protections with our NEOs, please see the section “Employment Agreements and Severance Protections” below.

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Benefits and Perquisites    √

The Company offers an elective annual executive medical evaluation, in coordination with our health insurance, as a perquisite to our NEOs. The Company believes that perquisites should not represent a significant portion of compensation to our NEOs.

Share Matching Program

Historically the Company offered a share matching program pursuant to the MacDonald, Dettwiler and Associates Ltd. Share Ownership Plan (the “Matching Program”), whereby senior executives are granted one share of common stock for every three shares held for a consecutive period of three years. Once a participant holds shares equal to 1.5x his or her salary (or 3x his or her salary in the case of our CEO), the Company no longer has an obligation to match shares under the Matching Program.  Shares of our common stock are purchased on the open market to satisfy obligations under the Matching Program. Because the NEOs only receive shares under the Matching Program after they have held shares for three years, subject to their continued employment (other than in the event of death or disability), the Matching Program promotes retention of those executives and their alignment with the interests of our stockholders.

In conjunction with our U.S. Domestication, the Board of Directors froze this program effective December 1, 2018. Qualifying purchases up to that date will remain eligible for matching, as long as the executive meets the service and holding period requirements under the plan. No new matching benefits will be provided in respect of Company shares acquired after December 1, 2018.

As of December 31, 2019, 13 current and former senior executives, including Messrs. Jablonsky, Lance, Porter, Scott, Frazier and Robertson, had grandfathered matching benefits under the Matching Program. This program will sunset in late 2021.

Pension Benefits

None of our NEOs participate in or have an account balance in qualified or non‑qualified defined benefit pension plans maintained by the Company.

Tax and Accounting Considerations

The financial reporting and income tax consequences of individual compensation elements are important considerations for the Compensation Committee when it is analyzing the overall level of compensation and the mix of compensation paid to our executive officers.  The Compensation Committee considers the tax and accounting consequences of utilizing various forms of compensation.  However, the Compensation Committee believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy regarding financial reporting and income tax consequences of our executive compensation programs.

2019 Executive Compensation Program

The compensation of our NEOs is linked to corporate and individual performance as well as the interests of our stockholders. We believe this aligns our executives’ incentives with our objective of enhancing stockholder value over the longer term.

Maxar’s executive compensation program elements and metrics are summarized below:

Component	2019 Metrics and Weighting	Key Changes and Observations
Base Salary - Cash	N/A	• Fixed compensation for role and responsibilities.
Short-Term Incentive Program (STIP) - Cash	Revenue (20%) EBITDA (30%)* Free Cash Flow (30%)* Personal Objectives (20%)

•      Recognize and drive the achievement of annual financial and non-financial objectives aligned with the Company’s Board-approved annual operating plan (AOP).

•      Increase focus on cash generation and retention to de-lever the Company.

•      Hold executives accountable for individual performance.

Long-Term Incentive Program (LTIP) - Equity	Granted in the form of 50% performance share units (PSUs), and 50% RSUs.

•      Align pay to attainment of longer-term performance goals associated with Maxar’s business strategy.

•      Align compensation with stockholder value creation.

•      Encourage retention of executives with vesting requirements and overlapping performance periods.

•      2019 PSU metrics include relative Total Stockholder Return (“TSR”) (weighted 50%), and Adjusted Cash Leverage (weighted 50%). The PSU awards are described in more detail below.

* EBITDA and Free Cash Flow are non-GAAP measures that are discussed in more detail below under the section entitled “2019 Short-Term Incentive Plan (STIP)”.

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Elements of Pay and 2019 Target Compensation

Utilizing both peer group and third-party published market data, as well as consideration for each NEO’s experience, critical skills, and performance among other factors, the Compensation Committee established the following target total direct compensation mix for 2019. Because Mr. Lance resigned in January 2019, the Compensation Committee did not establish 2019 target total direct compensation for him. With several leadership changes occurring in early 2019, changes were made only to the total target direct compensation of Mr. Jablonsky, Mr. Frazier and Mr. Robertson in connection with promotions or increased job responsibilities.  The numbers below for Mr. Jablonsky, Mr. Frazier and Mr. Robertson reflect their final targeted compensation following all such changes.

Name	Title	Salary ($)	Short - Term Incentive Target (%)	Long - Term Incentive Target ($)	Total Target Direct Compensation ($)
Daniel L. Jablonsky	President and Chief Executive Officer	700,000	100%	2,000,000	3,400,000
Biggs C. Porter	Executive Vice President, Chief Financial Officer	600,000	75%	1,950,000	3,000,000
Walter S. Scott	Executive Vice President, Chief Technology Officer	470,000	70%	1,500,000	2,299,000
Leon Anthony Frazier	Executive Vice President, Global Field Operations	450,000	80%	1,200,000	2,010,000
E. Jeff Robertson III	Senior Vice President, Operations and IT	430,000	60%	750,000	1,438,000

2019 Target Pay Mix    √

The following charts outline the breakdown of 2019 targeted compensation for our NEOs, specifically, base salary, target STIP, and target LTIP values (collectively, “Total Direct Compensation”). Consistent with our objective of pay-for-performance, a substantial portion of Total Direct Compensation is variable in the form of annual incentives and equity awards, with a significant amount of compensation to be earned based on performance-based metrics in the STIP and PSUs.

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In 2019, 79% of our CEO’s Target Total Direct Compensation was tied to performance, and 78% of Target Total Direct Compensation for our other NEOs on average, was performance-based. Target Direct Compensation includes base salary, target short-term cash incentive, and the target grant date fair value of equity awards. The data below highlights the compensation of the current CEO, who assumed the role on January 14, 2019.

CEO Target Compensation Component ($ in thousands)	2019
Base Salary	$700
Short-Term Variable Pay (STIP)	$700
Long-Term Variable Pay (LTIP)	$2,000
Variable Pay (STIP and LTIP)	$2,700
Fixed (Base Salary)	$700
Total	$3,400

Other NEO Target Compensation Component ($ in thousands)	2019 (Avg)
Base Salary	$487
Short-Term Variable Pay (STIP)	$349
Long-Term Variable Pay (LTIP)	$1,350
Variable Pay (STIP and LTIP)	$1,699
Fixed (Base Salary)	$487
Total	$2,186

Base Salary

The table below shows annual base salary levels for our NEOs in 2019 and 2018.  In February 2019, following consideration of on-going business changes, the Compensation Committee determined to maintain each of our then-employed NEOs’ base salaries at the same levels as in 2018, with the exception of Mr. Jablonsky in January 2019 in reflection of his promotion to CEO, and Mr. Frazier in February 2019 as part of an annual compensation review, and reflecting his expanded role as Executive Vice President, Global Field Operations. In January 2019, the Compensation Committee approved

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increasing Mr. Robertson’s base salary from $370,000 to $400,000 with an expansion of his role upon the retirement of another executive, and again from $400,000 to $430,000 in May 2019  in connection with his promotion to Senior Vice President, Operations and IT.

Name	2019 ($)	2018 ($)
Daniel L. Jablonsky	$ 700,000	$ 430,000
Biggs C. Porter	$ 600,000	$ 600,000
Walter S. Scott	$ 470,000	$ 470,000
Leon Anthony Frazier	$ 450,000	$ 395,000
E. Jeff Robertson III	$ 430,000	$ 370,000

2019 Short-Term Incentive Plan (STIP)

Maxar’s STIP is designed to motivate executives to achieve specified Board-approved financial performance goals that are established at the beginning of each year and that are aligned with the Company’s strategy and operating plan. Corporate performance goals are measured quantitatively and represented 80% of each NEO’s target bonus opportunity in 2019. Individual personal objectives, as described below, represented 20% of each NEO’s target annual bonus opportunity and are an important factor in aligning expectations for culture, responsibility and engagement.

For 2019, the individual personal objectives component for each NEO was based upon the NEO’s personal achievement of (a) Leadership, (b) Collaboration, and (c) Talent Development. These individual personal objectives were devoted to reinforcing effective leadership and employee engagement for each NEO, specifically how the NEO supports and drives the Company culture and values, and the NEO’s effectiveness as a leader. Participants who do not demonstrate effectiveness in these areas achieve a reduced amount of the portion of their STIP bonus payment tied to achievement of individual personal objectives. Payout on personal objectives cannot exceed 100% of the target percentage.

The STIP incorporated the following performance measures and weightings in 2019.

	Maxar			Personal Objectives
Executive	EBITDA	Cash Flow	Revenue
Daniel L. Jablonsky	30%	30%	20%	20%
Biggs C. Porter	30%	30%	20%	20%
Walter S. Scott	30%	30%	20%	20%
Leon Anthony Frazier	30%	30%	20%	20%
E. Jeff Robertson III	30%	30%	20%	20%

Each NEO’s target annual cash incentive (as expressed as a percentage of base salary) under the STIP for 2019 was: 100% for Mr. Jablonsky, 75% for Mr. Porter, 70% for Mr. Scott, 80% for Mr. Frazier, and 60% for Mr. Robertson. Each NEO’s maximum annual cash incentive for 2019 was capped at 200% of the target amount.  Mr. Frazier’s target cash incentive was increased in February 2019 from 70% of base salary to 80% of base salary, in recognition of his expanded role.  Mr. Lance was not eligible to participate in the STIP for 2019, as he terminated in January 2019.

Performance goals for the 2019 performance measures were discussed with the Compensation Committee in December 2018 in conjunction with a review by the Board of the Company’s 2019 AOP and budget, and approved in March 2019. The approved performance goals included performance targets and weightings to achieve threshold, target and maximum levels for the Company. Performance goals were established for 2019 at a level lower than in 2018, due to a decrease in expected revenues due to the impact of reduced volume in our GeoComm business and expected revenue reductions due to the loss of the WorldView-4 satellite.

The table below illustrates the financial performance goals approved by the Compensation Committee for the 2019 STIP, the actual Company performance result for 2019, and the corresponding payout percentage of that component of the incentive opportunity. At the threshold level of performance, which is 90% of the target goal for Revenue and EBITDA, and 80% for Free Cash Flow, 25% of the incentive can be earned, and at the maximum level, which is approximately 110% of the goal for Revenue and EBITDA and 120% for Free Cash Flow, the maximum possible achievement

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is 200% of target. Achievement between threshold and target, and target and maximum, is determined based on liner interpolation. The maximum potential achievement for individual personal objectives was 100%.

NEO Performance Metrics	Weighting	Threshold ($)	Target ($)	Maximum ($)	Actual (1)	Weighted Payout
Corporate Adjusted EBITDA (2) (in millions)	30%	503.1	559.0	614.9	555.0	27.9%
Corporate Free Cash Flow (3) (in millions)	30%	(433.2)	(361.0)	(288.8)	(186.0)	60.0%
Consolidated Revenue (in millions)	20%	1,747.8	1,942.0	2,136.2	1,952.0	22.0%
Personal Objectives	20%	0.0%	100.0%	100.0%	100.0%	20.0%
Payout (as a % of the corresponding portion)						129.9%

(1)	Actual results adjusted to recognize changes in accounting, integration-related expenses, and proceeds from sale of property.
(2)

Adjusted EBITDA is a non-U.S. GAAP financial measure. Adjusted EBITDA represents EBITDA, net income before interest, taxes, depreciation and amortization expense, adjusted for certain items affecting comparability including restructuring, impairments, satellite insurance recovery, gain on sale of assets, CEO severance and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions. For STIP purposes, 2019 Adjusted EBITDA in the table above also reflects results before the consideration of discontinued operations with adjustments for certain items excluded for purposes of the bonus calculation such as stock-based compensation, retention, foreign exchange and a change in accounting during 2019 for a leased property not anticipated in established targets.

(3)	Free Cash Flow is defined as GAAP Cash Flow from Operations, adjusted for capital expenditures and other non-operational items by exception, with approval of the Compensation Committee.

Individual payouts under the STIP resulted from quantitative achievement on the measures described in the table above and an assessment of the executive’s performance. The CEO’s individual payout was recommended by the Compensation Committee and determined by the Board of Directors. The individual payouts for the other NEOs were determined by the Board of Directors with input from the CEO. For 2019, our Compensation Committee determined that our executives achieved their individual personal objectives at 100% of target. The table below details the actual payouts under the STIP for our NEOs:

Name	Title	Cash Incentive ($)	Percent Achievement of Target (%)
Daniel L. Jablonsky	President and Chief Executive Officer	909,300	129.9%
Biggs C. Porter	Executive Vice President, Chief Financial Officer	584,550	129.9%
Walter S. Scott	Executive Vice President, Chief Technology Officer	427,371	129.9%
Leon Anthony Frazier	Executive Vice President, Global Field Operations	467,640	129.9%
E. Jeff Robertson III	Senior Vice President, Operations and IT	335,142	129.9%

2019 Long-Term Incentive Plan (LTIP)

As discussed in this CD&A, the Compensation Committee gathered feedback from stockholders and worked with their external compensation consultants, Meridian, to redesign the Company’s equity award program design for 2019 going forward. Beginning in 2019, annual equity awards to NEOs are comprised of a mix of performance stock unit (PSU) and restricted stock unit (RSU) awards. For 2019, the equity mix was comprised of 50% PSUs and 50% RSUs.

The PSUs will be earned based on Maxar’s performance against goals for Adjusted Cash Leverage relative Total Shareholder Return (TSR) performance against the companies in the Russell 2000 index over each of three consecutive performance periods: April 1, 2019 through March 31, 2020, April 1, 2020 through March 31, 2021, and April 1, 2021 through March 31, 2022.

Adjusted Cash Leverage is a measure designed to track a reduction in our overall debt position, with sustained improvement over time.  The executive team is best positioned to make decisions regarding usage of cash and debt to improve this metric.

During our stockholder outreach, we heard from some stockholders that relative TSR is an important metric to them in long-term incentive plans.  Because of changes and consolidation in the Aerospace and Defense industry, as well as our unique and unmatched product mix and few-to-no true performance peers, the Compensation Committee determined that using the companies of a broader market index would be an effective benchmark for TSR.

If minimum performance goals are not met for either performance metric, then that portion of the award will not be earned. Of the total PSUs awarded to each recipient, 25%, 25% and 50% of the PSUs are allocated to the first, second and third performance periods, respectively.  The number of shares of common stock earned in respect of each performance period is determined by multiplying the target number of PSUs allocated to such performance

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period by the average of the TSR achievement factor and ACL achievement factor for such performance period, determined as follows, with achievement between levels determined using linear interpolation:

TSR Achievement Factor

Performance Level	Relative TSR Percentile for Performance Period	TSR Achievement Factor
Maximum	75th or above	2.0
Target	50th	1.0
Threshold	25th	0.5
Below Threshold	below 25th	0.0

Adjusted Cash Leverage Achievement Factor

Performance Level	Adjusted Cash Leverage for Performance Period (1)	Adjusted Cash Leverage Achievement Factor (2)

Maximum	7.0 or below	2.0
Target	7.8	1.0
Threshold	10.3	0.5
Below Threshold	above 10.3	0.0

(1) Adjusted Cash Leverage is calculated as the Company’s adjusted EBITDA divided by the Company’s gross combined long- and short-term debt.  Adjusted EBITDA is the Company’s earnings before interest, taxes, depreciation and amortization, excluding non-cash deferred revenue, impairment losses, inventory valuation adjustments, legal settlements/provisions, restructuring charges and restructuring-related retention arrangements, acquisition/disposition and integration related expenses, foreign exchange gains and losses, unusual gains and losses and stock compensation expenses.

(2) If the Board determines that the Company has violated its debt covenants at any time during a performance period, the Adjusted Cash Leverage Achievement Factor will equal 0 for such performance period.

The NEOs must continue their service through the end of the each performance period to be eligible to receive any amounts earned in respect of the PSUs for that performance period. The PSUs will be settled in shares of our common stock for any performance achieved up to the target level, and to the extent our performance exceeds the target level for a performance period, such portion will be settled in cash (subject to the maximum performance level cap of 200%). This is a unique design for 2019, intended to help transition equity awards into rolling three-year PSU awards for at least 50% of the total annual equity award.  The Company expects to transition to a PSU design by 2021 where the grants vest fully at the end of a three-year performance period, but given the 18 month gap in grants between 2018-2019, and the desire to increase the stockholdings of our executives, the Compensation Committee approved this transitional vesting design.  Stock Ownership requirements apply to shares vested through PSU and RSU grants.

All time-vested RSUs vest over three years, 33% in year 1, 33% in year 2, and 34% in year 3, subject to the recipient’s continued service with the Company through such vesting date.

The 2019 annual equity awards were granted in two tranches in 2019.

Effective April 1, 2019, the first tranche of PSUs was granted, utilizing the remaining shares available under the Omnibus Plan.  Following stockholder approval of the 2019 Incentive Award Plan in May 2019, the remainder of the annual grants were made to executives on May 14, 2019, to fulfill the total PSU grant value to 50% of each executive’s equity target, and grant the remaining 50% in RSUs.

In April and May 2019, the Compensation Committee awarded our NEOs the performance-vested PSUs and time-vested RSUs based on the aggregate target values, as outlined in the table below.  The Compensation Committee set the aggregate target values based on its consideration of peer and market compensation data, individual performance, and the fact that no equity awards were made to our NEOs in 2018.  In addition, Mr. Jablonsky’s

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employment agreement dated February 27, 2019, which sets forth the terms and conditions of his employment as our President and Chief Executive Officer, provides that he would be granted equity awards in 2019 with an aggregate grant value of $2,000,000.

Name	Title	Performance- Vested PSUs (#)	Time-Vested RSUs (#)	Aggregate Target Value ($)
Daniel L. Jablonsky	President and Chief Executive Officer	198,677	117,508	2,000,000
Biggs C. Porter	Executive Vice President, Chief Financial Officer	183,569	114,571	1,950,000
Walter S. Scott	Executive Vice President, Chief Technology Officer	149,012	88,131	1,500,000
Leon Anthony Frazier	Executive Vice President, Global Field Operations	119,206	70,505	1,200,000
E. Jeff Robertson III	Senior Vice President, Operations and IT	70,443	44,065	750,000

The Committee retains the discretion to change the mix of awards and metrics in future years, but will remain committed to the use of performance-based equity.

Employment Agreements and Severance Protections

Daniel Jablonsky. On January 14, 2019, the Company announced that Mr. Jablonsky was appointed to the position of President and Chief Executive Officer of the Company and to the Board of Directors of the Company, in each case, effective as of January 13, 2019. On February 27, 2019, we entered into an employment agreement with Mr. Jablonsky. The agreement provides that Mr. Jablonsky’s employment with us is at-will, and that during his employment he will be paid an initial annual base salary of $700,000 and be eligible to receive an annual performance bonus targeted at 100% of his base salary, as determined by our Board of Directors or our Compensation Committee. The agreement provides that Mr. Jablonsky will be granted equity awards in 2019 with an aggregate grant value of $2,000,000, and that such awards will be delivered in the form of service- and/or performance-vesting restricted stock units or other equity-linked awards, with terms determined by our Board of Directors and/or our Compensation Committee. The target grant value is subject to reduction if the 2019 equity award target grant value for other of our executives is reduced due to insufficient share reserves under our equity plan, and if such a reduction occurs, Mr. Jablonsky and other of our executives may be eligible to receive a cash award or future equity award to offset the reduction in the discretion of our Board of Directors and/or our Compensation Committee.

Pursuant to his employment agreement with us, Mr. Jablonsky will be entitled to severance if he is terminated by the Company without “cause” or for “good reason” (each as defined in the agreement) (in either case a “covered termination”). If he experiences a covered termination that is not in connection with a change in control of the Company, then he will be entitled to the following: (i) 18 months of salary continuation; (ii) an amount equal to 1.5 times his target annual bonus, payable in installments over the 18‑month salary continuation period; (iii) a prorated annual bonus for the year of termination, paid at the same time annual bonuses are paid to our other executives; (iv) continued vesting of his outstanding equity awards over the 12‑month period following his termination; and (v) up to 18 months of continued coverage under our group health plan (or reimbursement for such costs).

If Mr. Jablonsky experiences a covered termination that occurs during the period beginning three months before and ending 12 months after a change in control of Maxar, then he will be entitled to the following: (i) a payment equal to 2.5 times the sum of his then-current base salary plus his target annual bonus for the year of termination, generally payable in a lump sum unless the covered termination occurs before the change in control; (ii) full vesting acceleration of his outstanding equity awards, with any performance conditions calculated based on the higher of actual achievement and prorated target achievement; and (iii) up to 24 months of continued coverage under our group health plan (or reimbursement for such costs).

Additionally, if Mr. Jablonsky’s employment with us terminates due to his death or disability, he (or his estate) will be entitled to a prorated annual bonus for the year of termination, paid at the same time annual bonuses are paid to our other executives and continued vesting of his outstanding equity awards over the 12‑month period following his termination.

Mr. Jablonsky’s (or his estate’s) receipt of any severance benefits under the agreement is subject to Mr. Jablonsky (or his estate) signing a general release of claims in favor of the Company.

Howard Lance. On January 14, 2019, the Company announced that Mr. Lance resigned from his position as President and Chief Executive Officer of the Company and resigned from the Board of Directors of the Company, in each case, effective as of January 13, 2019. Mr. Lance’s resignation from the Company was treated as a termination without “cause” for purposes of his employment letter agreement with the Company dated April 13, 2016 (the “employment letter”) and all other compensation plans and arrangements of the Company. Under the employment letter, upon Mr. Lance’s termination of employment without “cause,” among other benefits, following his execution and non-revocation of a release of claims against the Company, he became entitled to receive severance pay at a rate equal to his current base salary for a period of 36 months and to receive his 2018 bonus, earned based on actual performance, at the time 2018 bonuses were paid to actively employed executive officers. The outstanding equity awards (including awards under the Company’s Share Ownership Plan) held by Mr. Lance will also continue to vest for the 36 month period following his termination, and will remain exercisable through their applicable dates of maturity. In addition, on January 13, 2019, the Company and Mr. Lance entered into a consulting agreement, pursuant to which Mr. Lance was available to provide consulting services to the Company upon request for 12 months, with the option of a one year renewal by mutual agreement and which agreement could be terminated by the Company if Mr. Lance breached his obligations under the consulting agreement or any of his obligations under the employment letter (which obligations include certain post-termination restrictive covenants). In exchange for his consulting services, Mr. Lance received a consulting fee of $100,000.

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Biggs Porter. Pursuant to his employment term sheet with the Company dated July 6, 2018, if Mr. Porter’s employment is terminated by us without “cause” or he resigns his employment for “good reason” (each as defined therein), he will be eligible to receive 12 months’ salary continuation. Additionally, if (i) Mr. Porter’s employment is terminated by us without cause or he resigns his employment for good reason or (ii) if Mr. Porter’s employment ends for any reason other than cause after the third anniversary of his employment start date, all of his outstanding SAR, RSU or PSU awards will continue to vest in accordance with their terms and his outstanding stock options and SARs will remain outstanding and exercisable until their expiration dates. Mr. Porter’s right to receive these payments and benefits is subject to him signing a general release of claims in favor of the Company and abiding by the restrictive covenants and other provisions of his employment term sheet.    Mr. Porter’s rights under his employment term sheet were superceded by his new severance agreement entered into in March 2020.

Walter Scott. Pursuant to his Severance Protection Agreement (“SPA”), originally executed with DigitalGlobe, Inc. dated April 13, 2015, and subsequently adopted and amended by his employment term sheet with Maxar Technologies Holdings Inc., dated October 5, 2017, if Mr. Scott’s employment is involuntarily terminated by the Company not for cause nor due to death or disability, or he resigns for “good reason” (each, as defined in the agreement), and prior to a change in control, Mr. Scott will be eligible to receive 1.5x the sum of his annual base salary plus bonus.  In the event of his involuntary termination following a change in control, not for cause or due to death or disability, or for good reason, Mr. Scott will be eligible to receive 2.0x the sum of his annual base salary plus bonus.  Base salary is defined as the highest level of Mr. Scott’s gross annualized base salary in effect at any time within the one year period prior to termination, and bonus is defined as (i) for a termination prior to a change in control, the average of actual bonuses payable to Mr. Scott under the STIP program for the two fiscal years immediately preceding the date of termination and (ii) for a termination following a change in control, his target bonus.  In the event Mr. Scott becomes entitled to severance under his SPA, he Maxar will also pay or reimburse him for continued COBRA premiums for up to 12 months.

Additionally, if the applicable equity plan or award agreement governing Mr. Scott’s outstanding equity awards provides for accelerated vesting of equity in connection with a qualifying termination following a change in control, such accelerated vesting protection shall apply for 24 months following a change in control.

Mr. Scott’s right to receive these payments and benefits is subject to him signing a general release of claims in favor of the Company and abiding by the restrictive covenants and other provisions of his SPA and employment term sheet.

Upon Mr. Scott’s retirement from the Company, his outstanding equity awards will continue to vest pursuant to the normal vesting schedule provided in each applicable award agreement as if he had remained continuously employed through each applicable vesting date, subject to his abiding by the restrictive covenants and other provisions of his SPA and employment term sheet.

Mr. Scott’s rights under the SPA were superceded by his new severance agreement entered into in March 2020.

New Employment and Severance Arrangements

In March 2020, the Company entered into an amended and restated employment agreement with Mr. Jablonsky, and with respect to the other executive officers, entered into an executive change in control and severance agreements.  Maxar believes that reasonable severance payments and benefits provide for stability and focus, by reinforcing and encouraging the continued attention and dedication of our key executive officers to their duties of acting in the best interests of shareholders, by removing the distractions or uncertainty in circumstances which could arise from the occurrence of a change in control.

Dan Jablonsky. In March 2020, we entered into an amended and restated employment agreement with Mr. Jablonsky, pursuant to which in the event of a covered termination not in connection with a change in control of the Company, he will be entitled to the following: (i) 24 months of salary continuation; (ii) an amount equal to 2 times his target annual bonus, payable in installments over the 24‑month salary continuation period; (iii) a prorated annual bonus for the year of termination, paid at the same time annual bonuses are paid to our other executives; (iv) continued vesting of his outstanding equity awards over the 12‑month period following his termination; (v) up to 24 months of continued coverage under our group health plan (or reimbursement for such costs); and (vi) outplacement services at the Company’s cost.

Under the amended and restated employment agreement, if Mr. Jablonsky experiences a covered termination that occurs during the period beginning three months before and ending 12 months after a change in control of Maxar, then he will be entitled to the following: (i) a payment equal to 2.99 times the sum of his then-current base salary plus his target annual bonus for the year of termination, generally payable in a lump sum unless the covered termination occurs before the change in control; (ii) full vesting acceleration of his outstanding equity awards, with any performance conditions calculated based on the higher of actual achievement and prorated target achievement; (iii) up to 36 months of continued coverage under our group health plan (or reimbursement for such costs) and (iv) outplacement services at the Company’s cost.

Under the amended and restated employment agreement, Mr. Jablonsky remains eligible to receive the same severance benefits upon a termination due to death or disability as under his prior employment agreement, and as under his prior employment agreement, Mr. Jablonsky’s (or his estate’s) receipt of any severance benefits is subject to Mr. Jablonsky (or his estate) signing a general release of claims in favor of the Company.

Other NEOs. In March 2020, we entered into executive change in control and severance agreements with each of Messrs. Porter, Scott, Frazier and Robertson. These agreements supercede the rights Mr. Porter had under his employment term sheet and Mr. Scott had under the SPA. Pursuant to the agreement, in the event the executive’s employment is terminated by the Company other than for “cause” or if he resigns for “good reason” (each, as defined in the applicable agreement) not in connection with a change in control of the Company, he will be entitled to the following: (i) 18 months of base salary, payable in installments; (ii) a lump sum payment equal to 18 months of continued COBRA premiums; and (iii) outplacement services at the Company’s cost.

In the event the executive is terminated by the Company other than for cause or if he resigns for good reason during the period beginning three months before and ending  24 months following a change in control of Maxar (or, in the case of Messrs. Porter and Scott, on or during 12 months following a

53

change in control), then he will be entitled to the following: (i) a payment equal to 2 times the sum of his then-current base salary plus his target annual bonus for the year of termination generally payable in a lump sum unless, in the case of Messrs. Frazier and Robertson, the covered termination occurs before the change in control; (ii) a lump sum payment equal to 24 months of continued COBRA premiums; (iii) outplacement services at the Company’s cost; and (iv) full vesting acceleration of his outstanding equity awards, with any performance conditions calculated based on the higher of actual achievement and prorated target achievement unless otherwise set forth in the applicable award agreement.

Under Mr. Porter’s agreement, Mr. Porter also remains eligible to receive continued vesting of his outstanding equity awards granted prior to fiscal year 2022 and extended exercisability of his options and SARs through their expiration dates in the event of a termination without cause or for good reason or if his employment ends for any reason other than cause after the third anniversary of his employment start date, as under his employment term sheet, or in the case of a termination due to death or disability.  In addition, under Mr. Scott’s agreement, Mr. Scott remains eligible to receive continued vesting of his equity awards upon his retirement, as under his employment term sheet.

The executive’s receipt of any severance benefits is subject to the executive signing a general release of claims in favor of the Company.

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Compensation Committee Report

‑Employee Directors: Messrs. Zahler (Chair), General Kehler and Mmes. Decyk and Isham, each of whom our Board of Directors has determined is independent under the applicable rules of the NYSE and TSX.  The Compensation Committee has duties and powers as described in its written charter adopted by our Board of Directors. A copy of the charter can be found on the Company Information page on our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com.

‑K for the fiscal year ended December 31, 2019.

COMPENSATION COMMITTEE REPORT

The Compensation Committee currently consists of the following Non‑Employee Directors: Messrs. Zahler (Chair), General Kehler and Mmes. Decyk and Isham, each of whom our Board of Directors has determined is independent under the applicable rules of the NYSE and TSX.  The Compensation Committee has duties and powers as described in its written charter adopted by our Board of Directors. A copy of the charter can be found on the Company Information page on our website under Investors, Corporate Governance, Governance Documents at http://investor.maxar.com.

The Compensation Committee has reviewed and discussed the disclosures contained in the Compensation Discussion & Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this Proxy Statement for filing with the SEC and incorporated by reference into the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2019.

The Compensation Committee ERIC J. ZAHLER, CHAIR ROXANNE J. DECYK JOANNE O. ISHAM C. ROBERT KEHLER

Compensation Committee Interlocks and Insider Participation

General Kehler, Messrs. Zahler and Zervigon and Mmes. Decyk and Isham each served on the Compensation Committee during fiscal 2019, as did Ms. Garver while she served as a Director.  No member of the Compensation Committee: (i) is or has ever been an officer or employee of the Company; (ii) during the last fiscal year, had any relationships requiring disclosure by the Company under Item 404 of Regulation S‑K promulgated by the SEC or (iii) is an executive officer of another entity at which one of our executive officers serves either as a director or on its compensation committee.

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COMPENSATION TABLES

Summary Compensation Table - 2019

The following Summary Compensation Table sets forth the total compensation earned for the year ended December 31, 2019 for our NEOs:

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Daniel L. Jablonsky(4)	2019	684,424	—	2,314,981	—	909,300	—	45,319	3,954,024
President, Chief Executive Officer

Howard L. Lance(5)	2019	155,991	—	342,076	—	—	—	3,103,788	3,601,855
Former President, Chief Executive Officer	2018	1,013,462	—	—	—	917,500	—	283,067	2,214,029

Biggs C. Porter	2019	600,001	—	2,273,895	—	584,550	—	25,178	3,483,624
Executive Vice President and	2018	214,616	195,137	1,284,419	389,907	—	—	17,629	2,101,708
Chief Financial Officer

Walter S. Scott	2019	470,001	—	1,736,258	—	427,371	—	31,836	2,665,466
Executive Vice President
Chief Financial Officer

Leon Anthony Frazier	2019	439,424	—	1,388,990	—	467,640	—	33,515	2,329,569
Executive Vice President
Global Field Operations

E. Jeff Robertson III	2019	412,693	—	874,800	—	335,142	—	28,398	1,651,033
Senior Vice President,
Operations and IT

(1)

The amounts reported in the "Stock Awards" column of the table above for each fiscal year represent the aggregate grant date fair value of PSUs and RSUs granted in 2019 in accordance with FASB ASC Topic 718. The grant date fair value of PSUs is based on the probable outcome of the Adjusted Cash Leverage goal and the estimated outcome of the relative TSR goal determined under a Monte Carlo simulation method, in each case, as of the grant date, in accordance with FASB ASC Topic 718.  The value of the PSUs granted to each NEO as of the applicable grant date assuming the maximum achievement of the Adjusted Cash Leverage goal is as follows:  Mr. Jablonsky: $1,382,808; Mr. Porter: $1,358,602; Mr. Scott: $1,037,123; Mr. Frazier: $829,680; and Mr. Robertson: $522,675. Such values are also based on the estimated outcome of the relative TSR goal determined under a Monte Carlo simulation method, which is not subject to maximum outcome assumptions. For discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 20 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. The table above for each fiscal year represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 for performance and restricted share units. For discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(2)

The amounts reported in the "Option Awards" column of the table above for each fiscal year represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718 for performance and restricted share units. For discussion of valuation assumptions used in the FASB ASC Topic 718 calculations, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019

(3)	For information regarding the amounts reported for 2019 in the “All Other Compensation” column of the table above, see the section entitled “2019 All Other Compensation” below.
(4)	Mr. Jablonsky was appointed as Director, President and Chief Executive Officer of the Company, effective January 13, 2019.
(5)	Mr. Lance resigned his position as Director, President and Chief Executive Officer of the Company, effective January 13, 2019.

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2019 All Other Compensation

The following table presents the amounts reported for 2019 in the “All Other Compensation” column of the 2019 Summary Compensation Table above.

Name	Perquisites and Other Personal Benefits ($)	Insurance Premiums(1) ($)	Company Contributions to Retirement and 401(k) Plans(2) ($)	Severance- Related Payments ($)	Total ($)
Daniel L. Jablonsky	12,816(3)	21,303	11,200	—	45,319
Howard L. Lance	—	634	3,154	3,100,000(4)	3,103,788
Biggs C. Porter	—	13,978	11,200	—	25,178
Walter S. Scott	—	20,636	11,200	—	31,836
Leon Anthony Frazier	—	22,315	11,200	—	33,515
E Jeff Robertson III	—	19,998	8,400	—	28,398

(1)	Consists of medical, dental, vision, basic life, and long-term disability premium payments.
(2)	Consists of Company matching contributions to the Company’s 401(k) plan and Registered Retirement Savings Plan.
(3)

Includes imputed income for spousal attendance at a sales meeting, the Company covered expenses associated with an executive physical, and reasonable legal fees and expenses incurred in connection with the review and negotiation of Mr. Jablonsky’s employment agreement.

(4)

Consists of $3,000,000 in cash severance payable as continued base salary to Mr. Lance following his resignation and $100,000 in fees earned by Mr. Lance in exchange for his consulting services following his resignation.

2019 Grants of Plan‑Based Awards

The following table sets forth summary information regarding the incentive awards granted to our NEOs during the year ended December 31, 2019.

		Estimated Future Payouts			Estimated Future Payouts			All Other		All Other
		Under Non-Equity Incentive			Under Equity Incentive			Stock		Option
		Plan Awards(1)			Plan Awards (2)			Awards:		Awards:	Exercise	Grant Date
								Number of		Number of	or Base	Fair Value
								Shares of		Securities	Price of	of Stock
								Stock or		Underlying	Option	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)		(#)	($/Sh)	($)(3)
Daniel L. Jablonsky	—	175,000	700,000	1,260,000
	April 1, 2019				84,650	169,300	338,600					952,737
	May 14, 2019				14,689	29,377	58,754					362,251
								117,508	(4)	—	—	999,993
	May 14, 2019	—	—	—				—		—	—	—
Howard L. Lance	—	—	—	—	—	—	—	—		—	—	—
Biggs C. Porter	—	150,000	450,000	810,000
	April 1, 2019				71,955	143,910	287,820					809,855
	May 14, 2019				19,830	39,659	79,318					489,041
	May 14, 2019	—	—	—				114,571	(4)			974,999
Walter S. Scott	—	117,500	329,000	592,200
	April 1, 2019				63,490	126,980	253,960					714,581
	May 14, 2019				11,016	22,032	44,064					271,682
	May 14, 2019	—	—	—				88,131	(4)			749,995
Leon Anthony Frazier	—	112,500	360,000	648,000
	April 1, 2019				50,790	101,580	203,160					571,642
	May 14, 2019				8,813	17,626	35,252					217,351
	May 14, 2019	—	—	—				70,505	(4)			599,998
E Jeff Robertson III	—	107,500	258,000	464,400
	April 1, 2019				27,510	55,020	110,040					309,626
	May 14, 2019				7,712	15,423	30,846					190,181
	May 14, 2019	—	—	—				44,065	(4)			374,993

(1)

Amounts represent threshold, target and maximum payout opportunities under the Company’s 2019 Incentive Award Plan. For additional information see “Compensation Discussion and Analysis – 2019 Executive Compensation Program.”

(2)

Amounts represent threshold, target and maximum payout opportunities under the Company’s 2019 Incentive Award Plan. For additional information see “Compensation Discussion and Analysis – 2019 Executive Compensation Program.”

(3)

The amounts reported in this column do not reflect compensation actually received by the NEOs nor do they reflect the actual value that will be recognized by the NEOs. Instead, and as required by applicable SEC rules, the amounts reported in this column reflect the aggregate grant date fair value of the awards granted to the NEOs in 2019, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 2 to our audited consolidated financial statements for the year ended December 31, 2018, included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(4)	The amounts reported in this column represents PSUs and RSUs granted during 2019 under the 2019 Incentive Award Plan and Omnibus Equity Incentive Plan.

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2019 Outstanding Equity Awards at Fiscal Year‑End

The following table sets forth summary information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2019, including the vesting dates for the portions of these awards that had not vested as of that date. All values are based on the per share closing price of our common stock of $15.67 on December 31, 2019, the last trading day of fiscal year 2019, and, for the amounts reported in the “Equity Incentive Plan Awards” columns, are calculated assuming payout at threshold level of performance.

						Stock Awards
	Option Awards					Equity Incentive Plan awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($/share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Vesting Commencement Date	Vesting in 2020 (%)	Vesting in 2021 (%)	Vesting in 2022 (%)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of unearned Shares, Units or Other Rights That Have Not Vested (#)	Vesting Commencement Date	Vesting in 2020 (%)	Vesting in 2021 (%)	Vesting in 2022 (%)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel L. Jablonsky	7,432	7,432	(1)	61.78	December 31, 2027	1,305	February 17, 2020	100%	—	—	20,449	169,300	March 31, 2022	25%	25%	50%	2,652,931
						2,632	February 8, 2021	50%	50%	—	41,243	29,377					460,338
	—	—		—	—	4,371	December 18, 2020	100%	—	—	68,494	—	March 31, 2022	25%	25%	50%	—
	—	—		—	—	117,508	May 14, 2022	33%	33%	34%	1,841,350	—					—

Howard L. Lance	—	—		—	—	—					—	—					—
	—	—		—	—	—					—	—					—
	—	—		—	—	—					—	—					—

Biggs C. Porter	2,576	7,731	(2)	36.44	August 15, 2028	22,749	August 15, 2021	49%	51%	—	356,477	143,910	March 31, 2022	25%	25%	50%	2,255,070
	—	—		—	—	114,571	May 14, 2022	33%	33%	34%	1,795,328	39,659	March 31, 2022	25%	25%	50%	621,457
	—	—		—	—	—					—	—					—

Walter S. Scott	10,929	10,930	(3)	61.78	December 31, 2027	1,331	February 17, 2020	100%	—	—	20,857	126,980	March 31, 2022	25%	25%	50%	1,989,777
						2,771	February 8, 2021	50%	50%	—	43,422	22,032	March 31, 2022	25%	25%	50%	345,241
	—	—		—	—	6,427	December 18, 2020	100%	—	—	100,711	—	March 31, 2022	25%	25%	50%	—
	—	—		—	—	88,131	May 14, 2022	33%	33%	34%	1,381,013	—	March 31, 2022	25%	25%	50%	—

Leon Anthony Frazier	6,047	6,048	(4)	61.78	December 31, 2027	1,567	February 17, 2020	100%	—	—	24,555	101,580	March 31, 2022	25%	25%	50%	1,591,759
						2,216	February 8, 2021	50%	50%	—	34,725	17,626	March 31, 2022	25%	25%	50%	276,199
	—	—		—	—	3,556	December 18, 2020	100%	—	—	55,723	—	March 31, 2022	25%	25%	50%	—
	—	—		—	—	70,505	May 14, 2022	33%	33%	34%	1,104,813	—	March 31, 2022	25%	25%	50%	—

E. Jeff Robertson III	—	—		—	—	1,763	February 17, 2020	100%	—	—	27,626	55,020	March 31, 2022	25%	25%	50%	862,163
						1,870	February 8, 2021	50%	50%	—	29,303	15,423	March 31, 2022	25%	25%	50%	241,678
	—	—		—	—	3,027	December 18, 2020	100%	—	—	47,433	—	March 31, 2022	25%	25%	50%	—
	—	—		—	—	44,065	May 14, 2022	33%	33%	34%	690,499	—	March 31, 2022	25%	25%	50%	—

(1)

Consists of 7,432 SARs originally granted on December 15, 2017 of which 3,716 will become exercisable on December 15, 2020, 3,716 will become exercisable on December 31, 2021, in each case, subject to continued service.

(2)

Consists of 7,731 SARs originally granted on August 15, 2018 of which 2,577 will become exercisable on August 15, 2020, 2,577 will become exercisable on August 15, 2021, and 2,577 will become exercisable on August 15, 2022, in each case, subject to continued service.

(3)

Consists of 10,930 SARs originally granted on December 15, 2017 of which 5,465 will become exercisable on December 15, 2020, 5,465 will become exercisable on December 31, 2021, in each case, subject to continued service.

(4)

Consists of 6,048 SARs originally granted on December 15, 2017 of which 3,024 will become exercisable on December 15, 2020, 3,024 will become exercisable on December 31, 2021, in each case, subject to continued service.

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2019 Option Exercises and Stock Vested

The following table sets forth summary information concerning the exercise of stock options and the vesting of stock awards for our NEOs during the fiscal year ended December 31, 2019. None of our NEOs exercised any stock options during the fiscal year ended December 31, 2019.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Daniel L. Jablonsky	7,806	122,320
Howard L. Lance	—	—
Biggs C. Porter	13,780	215,933
Walter S. Scott	15,459	242,243
Leon Anthony Frazier	6,858	107,465
E. Jeff Robertson III	6,414	100,507

The “Value Realized on Vesting” is determined by multiplying the number of shares or units, as applicable, that vested by the per share closing price of our common stock on the vesting date (or the immediately preceding trading day, if the vesting date is not a trading day).

2019 Nonqualified Deferred Compensation

Our NEOs did not participate in any nonqualified deferred compensation arrangements in 2019.

CEO Pay Ratio

As is permitted under the SEC rules, to determine our median employee, we chose “base salary as our consistently applied compensation measure. We annualized the base salaries of permanent employees who commenced work during 2019. Using a determination date of October 1, 2019, we started out with approximately 5,790 employees. 94 employees from 17 countries (1.62% of the total workforce) were then excluded under the 5% de minimis exemption, with employee counts as follows: Brazil (4), China (3), Colombia (1), Germany (2), India (5), Isle of Man (1), Italy (2), Japan (3), Luxembourg (1), Mexico (2), Romania (1), Russian Federation (1), Singapore (24), South Africa (1), Spain (3), United Arab Emirates (1) and United Kingdom (39).

From the remaining 5,696 employees a valid statistical sampling methodology was applied to estimate the median base salary. We then produced a sample of employees who were paid within a 5% range of that median, and selected the median employee of such sample as our overall median employee. We determined the median employee’s annual total compensation for 2019 was $107,628, which includes the value of nondiscriminatory health care benefits. Our CEO’s annual total compensation for 2019 was $3,954,024, including the estimated value of nondiscriminatory health care benefits. Our estimate of the ratio of CEO pay to median worker pay is therefore 27:1.

This ratio is a reasonable estimate calculated using a methodology consistent with the SEC rules, as described above. As the SEC rules allow for companies to adopt a wide range of methodologies, to apply country exclusions and to make reasonable estimates and assumptions that reflect their compensation practices to identify the median employee and calculate the CEO pay ratio, the pay ratios reported by other companies may not be comparable to the pay ratio reported above.

Payments and Potential Payments upon Termination or Change in Control

A description of the employment and severance arrangements of our NEOs is contained in the Compensation Discussion & Analysis under the heading “Employment Agreements and Severance Protections.”  In addition, under the terms of our Omnibus Plan and 2019 Plan, outstanding awards will accelerate in the event the successor does not assume or substitute the awards, or, if the successor assumes or substitutes the awards, in the event of a termination without “cause” or resignation for “good reason” (each, as defined in the applicable plan) during the one-year period following the change in control.  Under the terms of the PSUs, for the purposes of such acceleration, the PSUs will vest based on the greater of (i) actual performance through the date of the change in control or termination, as applicable, or (ii) prorated target performance.

The table below reflects the estimated payments and benefits to each of the NEOs under the terms of their employment arrangements in effect as of December 31, 2019 (and do not reflect the new arrangements described under Employment Agreements and Severance Protections above), assuming that a qualifying triggering event on December 31, 2019, the last business day of fiscal year 2019 (or, in the case of Mr. Lance, the actual amounts received upon his termination of employment). The equity award values shown below are based on a per share value of $15.67, the closing trading price of our common stock on December 31, 2019, in the case of SARs, less the applicable exercise price. The actual amounts to be paid out can only be determined at the time of such officer’s separation.  The equity award values under “Termination Without Cause or for Good Reason in Connection with

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a Change in Control” represent full acceleration of such award, which would also be received by the NEOs in the event of a change in control in which such awards were not assumed or substituted by the successor.

Name	Termination Reason	Retirement	Termination Due to Death or Disability	Termination Without Cause or for Good Reason (Regardless of Change in Control)	Termination Without Cause or for Good Reason in Connection With Change in Control	Voluntary Termination

Daniel L. Jablonsky	Severance (1)	—	700,000	2,800,000	4,200,000	—
	Medical Benefits (2)	—	—	29,364	39,153	—
	Stock Appreciation Rights (3)	—	0	0	0	—
	Restricted Stock Units	—	717,200	717,200	1,971,537	—
	Performance Stock Units (4)	—	778,298	778,298	3,113,269	—
	Total	—	2,195,498	4,324,862	9,323,959	—

Howard L. Lance (8)	Severance	—	—	3,000,000	—	—
	Unpaid Bonus	—	—	917,500	—	—
	Consulting Arrangement	—	—	100,000	—	—
	Outplacement Benefits	—	—	10,000	—	—
	Stock Appreciation Rights(3)	—	—	0	—	—
	Restricted Stock Units	—	—	342,076	—	—
	Total	—	—	4,369,576	—	—

Biggs C. Porter	Severance (5)	—	—	600,000	—	—
	Stock Appreciation Rights (3)	—	—	0	0	—
	Restricted Stock Units (6) (8)	—	—	2,151,804	2,151,804	—
	Performance Stock Units (6) (9)	—	—	2,876,526	2,876,526
	Total	—	—	5,628,331	5,028,331	—

Walter S. Scott	Severance	—	—	1,198,500	1,598,000	—
	Medical Benefits	—	—	21,879	21,879	—
	Stock Appreciation Rights (3)	0	—	—	0	—
	Restricted Stock Units	1,546,002	—	—	1,546,002	—
	Performance Stock Units (4)	2,335,018	—	—	2,335,018	—
	Total	3,881,020	—	1,220,379	5,500,899	—

Leon Anthony Frazier	Stock Appreciation Rights (3)	—	—	—	0	—
	Restricted Stock Units (8)	—	—	—	1,219,815	—
	Performance Stock Units (9)	—	—	—	1,867,958	—
	Total	—	—	—	3,087,774	—

E. Jeff Robertson III	Restricted Stock Units (8)	—	—	—	794,861	—
	Performance Stock Units (9)	—	—	—	1,103,842	—
	Total	—	—	—	1,898,703	—

A description of the employment and severance arrangements of our NEOs is contained in the Compensation Discussion & Analysis under the heading “Employment Agreements and Severance Protections.”

(1)	Represents base salary and bonus severance as defined under Mr. Jablonsky’s employment agreement.
(2)	Represents subsidy for COBRA benefits comprised of medical, dental, and vision coverage, based upon enrollment at the time of separation.
(3)	Outstanding SARs have no value as the exercise price is higher than the closing stock price as of December 31, 2019.
(4)	Represents pro rated target performance with respect to PSUs.
(5)	Represents 12 months’ base salary severance.
(6)

Mr. Porter would receive continued vesting of outstanding equity awards upon an involuntary termination not for cause.  Following the third anniversary of his employment commencement date, Mr. Porter would receive continued vesting of outstanding equity awards upon any separation of employment not for cause.  This clause is not in effect as of December 31, 2019.

(7)

On January 14, 2019, the Company announced that Mr. Lance resigned from his position as President and Chief Executive Officer of the Company and resigned from the Board of Directors of the Company, in each case, effective as of January 13, 2019. Mr. Lance’s resignation from the Company was treated as a termination without “cause” for purposes of his employment letter with the Company dated April 13, 2016 (the “employment letter”) and all other compensation plans and arrangements of the Company. Per the employment letter, upon Mr. Lance’s resignation in January 2019, he became entitled to receive severance pay at a rate equal to his then current base salary for a period of 36 months and to receive his 2018 bonus as disclosed in Maxar’s 2019 Proxy filing, earned based on actual performance, at the time 2018 bonuses are paid to actively employed executive officers. In addition, the outstanding equity awards (including awards under the Company’s Share Ownership Plan) held by Mr. Lance will continue to vest for the 36 month period following his termination, and will remain exercisable through their applicable dates of maturity. In addition, on January 13, 2019, the Company and Mr. Lance entered into a consulting agreement, pursuant to which Mr. Lance will be available to provide consulting services to the Company upon request for 12 months, with the option of a one year renewal. In exchange for his consulting services, Mr. Lance will receive a consulting fee of $100,000.

(8)

Represents value of RSUs, either with continued vesting following a qualifying termination, or, assuming awards are not assumed or substituted, and vesting is accelerated, following a Change in Control.

(9)

Represents target performance with respect to PSUs, either with continued vesting following a qualifying termination, or, assuming awards are not assumed or substituted, and vesting is accelerated, following a Change in Control.

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SHARE OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth, to the best of our knowledge, the beneficial ownership of our common stock as of the close of business on March 19, 2020 by:

•	each of the NEOs in the 2019 Summary Compensation Table in this Proxy Statement;
•	each of our directors;
•	all of our executive officers and directors as a group; and
•	each person known by us to be the beneficial owner of more than 5% of our common stock.

As of March 19, 2020, we had an aggregate of 60,143,178 shares of common stock outstanding. Unless otherwise indicated, the address of each named person is c/o Maxar Technologies Inc., 1300 West 120th Avenue, Westminster, Colorado 80234. Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities, and no shares beneficially owned by any director, nominee or executive officer have been pledged as security.

Common Stock

Name	Shares Beneficially Owned(1)	RSUs Vesting Within 60 Days(2)	Total Beneficial Ownership(3)	Percentage of Class Owned
Daniel L. Jablonsky	76,056	38,777	114,833	*
Howell M. Estes III	39,258	—	39,258	*
Nick S. Cyprus(4)	19,911	—	19,911	*
Roxanne J. Decyk	—	—	—	*
Joanne O. Isham	1,000	—	1,000	*
C. Robert Kehler	1,100	—	1,100	*
L. Roger Mason, Jr.	7,835	—	7,835	*
Eric J. Zahler	6,000	—	6,000	*
Eddy Zervigon	7,676	—	7,676	*
Biggs C. Porter(5)	23,118	37,808	60,926	*
Walter S. Scott(6)	105,916	29,083	134,999	*
Leon Anthony Frazier	25,453	23,266	48,719	*
E. Jeff Robertson III	13,473	14,541	28,014	*
Officers and Directors, as a group (16 persons) (7)	328,573	161,893	521,483	*

*Less than 1%.

(1)

Shares are considered to be “beneficially” owned if the person, directly or indirectly, has sole or shared voting or investment power with respect to such shares. Does not include DSUs deferred as part of the Company’s Deferred Compensation Plan. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table have sole voting and/or investment power with respect to all of the shares of our common stock that they beneficially own, subject to applicable community property laws.

(2)	Number of shares subject to RSUs vesting within 60 days after March 19, 2020.
(3)

Includes shares beneficially owned and RSUs vesting within 60 days after March 19, 2020. Does not include DSUs deferred as part of the Company’s Deferred Compensation Plan owned by Generals Estes and Kehler, Messrs. Cyprus, Mason, Phillips and Zahler and Ms. Isham.

(4)	Includes 156 shares of common stock owned by Mr. Cyprus’s spouse. Mr. Cyprus disclaims beneficial ownership with regard to these shares.
(5)	Includes 99 shares held by the Biggs Cunningham Porter Trust. Mr. Porter disclaims beneficial ownership with regard to these shares.
(6)

Includes 25,820 shares of common stock registered in the name of Walter S. Scott & Diane R. Scott, Trustees or their Successors in Trust under the Walter and Diane Scott Living Trust, dated March 19, 2000, where Mr. Scott shares voting and investment power with Diane R. Scott.

(7)	Mr. Lee and Mmes. Fitzgerald and Pittman are included within these totals.

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5% Holders of Common Stock

5% Holders	Total Beneficial Ownership	Percentage of Class Owned
State Street Corporation (1)	5,683,323	9.45%
The Vanguard Group (2)	5,382,675	8.95%
BlackRock, Inc. (3)	4,308,875	7.16%
Shapiro Capital Management LLC (4)	3,772,016	6.27%
Douglas Lane and Associates, LLC	3,153,657	5.24%

(1)

Based on information supplied by State Street Corporation in a Schedule 13G/A filed with the SEC on February 10, 2020.  According to the Schedule 13G/A, State Street Corporation, organized in the Commonwealth of Massachusetts, is a Holding Company.  State Street Corporation has shared power to vote or direct the vote of 5,475,569 shares of common stock and shared power to dispose of or direct the disposition of 5,683,323 shares of common stock. SSGA Funds Management, Inc., a subsidiary of State Street Corporation, has shared power to vote 4,604,668 shares of common stock and shared power to dispose of 4,622,816 shares of common stock.  The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(2)

Based on information supplied by The Vanguard Group in a Schedule 13G/A filed with the SEC on February 12, 2020. According to the Schedule 13G/A, The Vanguard Group, organized in the Commonwealth of Pennsylvania, is an investment advisor. The Vanguard Group has sole power to vote or direct the vote of 57,652 shares of common stock, shared power to vote or direct the vote of 5,617 shares of common stock, sole power to dispose or direct the disposition of 5,327,310 shares of common stock, and shared power to dispose or to direct the disposition of 55,365 shares of common stock as of December  31, 2019. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(3)

Based on information supplied by Blackrock, Inc. in a Schedule 13G/A filed with the SEC on February 7, 2020. According to the Schedule 13G, Blackrock, Inc., a Holding Company organized in the State of Delaware, has sole power to vote or direct the vote of 4,157,050 shares of common stock and sole power to dispose or direct the disposition of 4,308,875 shares of common stock as of December 31, 2019. The address of Blackrock, Inc. is 55 East 52nd Street, New York, New York 10022.

(4)

Based on information supplied by Shapiro Capital Management LLC and Samuel R. Shapiro in a Schedule 13G filed with the SEC on February 14, 2020. According to the Schedule 13G, Shapiro Capital Management LLC, organized in the State of Delaware, is an investment advisor and Mr. Shapiro is an individual, and have sole power to vote or direct the vote of 3,401,819 shares of common stock, shared power to vote or to direct the vote of 370,197 shares of common stock, and sole power to dispose or to direct the disposition of 3,772,016 shares of common stock as of December 31, 2019. The address of Mr. Shapiro and Shapiro Capital Management is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia 30305.

(5)

Based on information supplied by Douglas Lane and Associates, LLC in a Schedule 13G filed with the SEC on March 17, 2020.  According to the Schedule 13G, Douglas Lane and Associates, LLC, organized in the State of Delaware, is an investment advisor.  Douglas Lane and Associates, LLC has sole power to vote or direct the vote of 204,604 shares of common stock and sole power to dispose or direct the disposition of 3,153,657 shares of common stock as of December 31, 2019.  The address of Douglas Lane and Associates, LLC is 777 Third Avenue, 38th Floor, New York, NY 10017.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. To our knowledge, based solely on a review of the copies of Forms 3, 4 and 5, and amendments thereto filed with the SEC, we believe that for fiscal 2019, all required reports were filed on a timely basis under Section 16(a), except that (i) a Form 4 for each of Dan Jablonsky, Biggs Porter, Walter S. Scott, Tony Frazier, Jim Lee, Megan Fitzgerald and Jeff Robertson reporting the grant of restricted stock units (“RSUs”) on May 14, 2019 was inadvertently filed late; (ii) Form 4s for Mr. Frazier reporting shares disposed of pursuant to an automatic sell to cover arrangement to satisfy the tax withholding obligations upon vesting of RSUs on February 8, 2019 and February 17, 2019 were inadvertently filed late; and (iii) a Form 5 for Ms. Fitzgerald reporting shares disposed of pursuant to an automatic sell to cover arrangement to satisfy the tax withholding obligations upon vesting of RSUs on November 11, 2019 was inadvertently filed late. In addition, 12 Forms 4 were amended to correct that shares were disposed of pursuant to an automatic sell to cover arrangement to satisfy the tax withholding obligations upon vesting rather than by a withholding of shares by the Company and to correct the date of transaction, the number of shares disposed of and the transaction price.

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EMPLOYEE BENEFIT AND STOCK PLANS

	Number of Securities to be Issued Upon Exercise of Outstanding Stock Settled Stock Appreciation Rights and Vesting of Restricted Share Unit Awards (a)	Weighted‑Average Exercise Price of Outstanding Stock Settled Stock Appreciation Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	3,877,215	53.07	6,850,650
Equity compensation plans not approved by stockholders	N/A	N/A	N/A
Total

Equity compensation plans approved by stockholders:

Plans include the MacDonald, Dettwiler and Associates Ltd. 2014 Long Term Incentive Plan, the MacDonald, Dettwiler and Associates Ltd. 2015 Long Term Incentive Plan, the MacDonald, Dettwiler and Associates Ltd. 2016 Long Term Incentive Plan, the MacDonald, Dettwiler and Associates Ltd. 2017 Long Term Incentive Plan, the Maxar Technologies Ltd. Employee Stock Option Plan, the Maxar Technologies Ltd. Omnibus Equity Incentive Plan (“Omnibus Plan”), the Maxar Technologies Inc. 2019 Incentive Award Plan (“2019 Plan”) and the Maxar Technologies Inc. Employee Stock Purchase Plan (“ESPP”). Shares available for grant under these plans may, subject to the terms and limits of the applicable plan, be used for any type of award authorized under the plan.

Column (a)

Includes 1,412,681 outstanding stock settled SARS, 1,032,921 outstanding PSUs,  and 1,431,613 outstanding unvested RSUs.

Column (b)

The weighted‑average exercise price does not include RSUs, which do not have an exercise price.

Column (c)

Includes 1,958,285 shares available for future issuance are under the 2019 Plan as of December 31, 2019, and 4,892,365 shares available under the ESPP as of December 31, 2019. Subject to the limits of the 2019 Plan, the securities available for issuance under the 2019 Plan generally may be used for any type of award authorized under the 2019 Plan including stock options, RSUs, PSUs, and stock appreciation rights.

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QUESTIONS & ANSWERS ABOUT THE ANNUAL MEETING

References in this Proxy Statement and accompanying materials to Internet websites are for the convenience of readers. Information available at or through these websites is not incorporated by reference in this Proxy Statement.

Who can attend the Annual Meeting?

All stockholders as of the close of business on March 19, 2020, the record date, are eligible to vote at the Annual Meeting.

Preregistration and Rules for Admission

Due to space constraints and other security considerations, only stockholders or their legal proxy holders that have preregistered and been issued an admission letter may attend the Annual Meeting. We are not able to admit the guests of either stockholders or their legal proxy holders. Stockholders holding shares in a joint account may request letters to the meeting if they provide proof of joint ownership and both stockholders follow the admission requirements described below.

To preregister for and receive an admission letter to the Annual Meeting, please send your request to:

Maxar Corporate Secretary

Maxar Technologies Inc.

1300 W. 120th Avenue

Westminster, CO 80234

Requests for preregistration and an admission letter must be received no later than 5:00 p.m. MT on Thursday, April 30, 2020.

Your request must include your name, mailing address, telephone number (in case we need to contact you regarding your request), and one of the following:

•

If you are a stockholder of record (i.e., you hold your shares through Maxar’s transfer agent, Computershare), your request must include one of the following items: (i) a copy of your proxy card delivered as part of your Proxy Materials, (ii) a copy of your Computershare account statement indicating your ownership of Maxar common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

•

If you are a street name stockholder (i.e., you hold your shares through an intermediary, such as a bank or broker), your request must include one of the following items: (i) a copy of the voting instruction form provided by your broker or other holder of record as part of your Proxy Materials, (ii) a copy of a recent bank or brokerage account statement indicating your ownership of Maxar common stock as of the record date, or (iii) the Notice Regarding the Availability of Proxy Materials, if you received one.

•

If you are not a stockholder, but are attending as proxy for a stockholder, your request must include a valid legal proxy. If you plan to attend as proxy for a stockholder of record, you must present a valid legal proxy from the stockholder of record to you. If you plan to attend as proxy for a street name stockholder, you must present a valid legal proxy from the stockholder of record (i.e., the bank, broker, or other holder of record) to the street name stockholder that is assignable and a valid legal proxy from the street name stockholder to you. Stockholders may appoint only one proxy holder to attend on their behalf.

Preregistration requests will be filled on a first-come, first-served basis. If space is available, you will receive an admission letter by mail.   On the day of the Annual Meeting, you will be required to present a form of government-issued photo identification, along with your admission letter, at the meeting registration desk.  Failure to present the required materials will result in the denial of your admission to the Annual Meeting.

As part of our effort to maintain a safe and healthy environment at our Annual Meeting, we are closely monitoring statements issued by the World Health Organization (who.int) and the Centers for Disease Control and Prevention (cdc.gov) regarding the novel coronavirus disease, COVID-19. For that reason, we reserve the right to reconsider the date, time, and/or means of convening the Annual Meeting. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website, and filed with the SEC as additional proxy material. We also encourage attendees to review guidance from public health authorities on this issue.

How many shares can vote?

Each share of our common stock outstanding, including each unvested share of restricted stock with voting rights, on the record date is entitled to one vote on each of the director nominees and one vote on each other matter that may be presented for consideration and action by the stockholders at the Annual Meeting. As of the close of business on the record date, of March 19, 2020, 60,143,178 shares of our common stock were outstanding and entitled to vote.

If I hold shares in street name, how can I vote my shares?

If your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the "stockholder of record" of those shares. If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, your broker, bank or nominee is required to vote those shares in accordance with your instructions. In order to vote your shares, you will need to follow the instructions provided to you by your broker,

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bank or nominee. If you desire to attend in person and vote shares held in “street name” at the Annual Meeting, you must obtain a legal proxy from your broker, bank or nominee.

Who will count the vote?

The Chair of the Annual Meeting will appoint an inspector of election at the Annual Meeting who will count the votes.

How will my shares be voted if I do not provide specific voting instructions in the proxy card or voting instruction form that I submit?

If you vote by mail, sign your proxy card or voting instruction form, and do not indicate specific instructions with respect to one or more of the matters to be voted on at the Annual Meeting, your shares will be voted in accordance with the recommendation of the Company’s Board of Directors on such matters, as follows: “FOR” the election of each of the ten director nominees under Proposal 1, “FOR” approval, on a non-binding advisory basis, of the executive compensation of our NEOs under Proposal 2, “FOR” approval of the Amendment to the Company’s 2019 Incentive Award Plan under Proposal 3, and “FOR” ratification of the appointment of KPMG LLP under Proposal 4.

May I revoke my proxy?

You have the right to change or revoke your proxy at any time before your shares are actually voted at the Annual Meeting. If you are a stockholder of record, you may change or revoke your proxy by any of the following:

•	notifying our Corporate Secretary in writing at 1300 West 120th Avenue, Westminster, Colorado 80234;
•	signing and returning a later‑dated proxy card;
•	submitting a new proxy electronically via the Internet or by telephone; or
•	voting in person at the Annual Meeting (please note that attendance at the Annual Meeting will not by itself constitute revocation of a proxy).

If you are the beneficial owner of shares held in “street name” by a broker, bank or nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares in person at the Annual Meeting, by attending the Annual Meeting and voting in person.

How will voting on any other business be conducted?

Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting or any postponement or adjournment thereof, your proxy, if properly submitted, authorizes Daniel L. Jablonsky, our President and Chief Executive Officer, Howell M. Estes III, our Chair of the Board, and James C. Lee, our SVP, General Counsel and Corporate Secretary, and each of them, to vote in his discretion on those matters.

Who will bear the cost of soliciting votes?

The Company will bear all attendant costs of the solicitations of proxies. These costs include the expense of preparing and mailing the Notice of Internet Availability, any paper proxy solicitation materials and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials to beneficial owners of our common stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies.    We have engaged Innisfree M&A Incorporated to assist us in the solicitation of proxies. We expect to pay Innisfree approximately $15,000 for these services, plus expenses.

What does it mean if I receive more than one Notice of Internet Availability or set of proxy materials?

If you receive more than one Notice of Internet Availability or set of proxy materials, it probably means your shares are registered differently (for instance, under different names) or are held in more than one account. Please follow the voting instructions on each Notice of Internet Availability, proxy card or voting instruction form you receive. You may also submit your proxy or voting instructions electronically or by telephone by following the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form to ensure that all your shares are voted.

What constitutes a quorum?

The holders of a majority of the shares of our common stock outstanding and entitled to vote on the record date present in person or represented by proxy will constitute a quorum at the Annual Meeting. Because there were 60,143,178 shares of Common Stock outstanding and entitled to vote as of the record date, we will need holders of at least 30,071,590 shares present in person or by proxy at the Annual Meeting to achieve a quorum.

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What are the voting requirements to approve each of the proposals?

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions and Broker Non-Votes

Proposal 1 – The election of nine director nominees (Howell M. Estes III, Nick S. Cyprus, Roxanne J. Decyk, Joanne O. Isham, Daniel L. Jablonsky, C. Robert Kehler, L. Roger Mason. Jr., Eric J. Zahler and Eddy Zervigon) to the Board of Directors, each for a one-year term expiring at our 2021 Annual Meeting of Stockholders.

	The affirmative vote of a majority of the votes cast with respect to each nominee.	No	Abstentions and Broker Non-Votes will have no effect on the outcome of the vote
Proposal 2 – Approval, on a non-binding advisory basis, of the executive compensation of our named executive officers.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting.	No	Abstentions will have the same effect as a vote “against” the proposal; Broker Non-Votes will have no effect on the outcome of the vote
Proposal 3 – Approval of an Amendment to the 2019 Incentive Award Plan.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting.	No	Abstentions will have the same effect as a vote “against” the proposal; Broker Non-Votes will have no effect on the outcome of the vote
Proposal 4 – Ratification of the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2020.	Majority of the shares entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting.	Yes	Abstentions will have the same effect as a vote "against" the proposal

If any of the director nominees named in Proposal 1, each of whom, is currently serving as a director, is not elected at the Annual Meeting by the requisite majority of votes cast, under Delaware law, the director would continue to serve on the Board of Directors as a “holdover director.” However, under our Bylaws, any incumbent director who fails to receive a majority of the votes cast in an uncontested election must tender his or her irrevocable resignation to the Chair of the Board of Directors or the Corporate Secretary of the Company promptly following certification of the election results. In such circumstances, the Board of Directors, taking into account the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, shall act on the resignation and, if such resignation is rejected, the Company will publicly disclose the rationale behind the decision within 90 days following certification of the election results. The Nominating and Corporate Governance Committee and the Board of Directors may, in making their recommendation or decision, as applicable, consider any factors and other information they consider appropriate and relevant.

How will “broker non‑votes” and abstentions be treated?

Broker Non‑Votes

If you hold your shares in a brokerage account and do not give voting instructions, your broker will nevertheless be entitled to vote your shares with respect to “discretionary” items, but will not be permitted to vote your shares with respect to “non‑discretionary” items. Proposal 1, Proposal 2, and Proposal 3 are considered “non‑discretionary.” Broker non‑votes are counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting but will not be counted in determining the outcome of any of these proposals. Brokers have discretionary authority to vote on Proposal 4.

Abstentions

A properly executed proxy marked “ABSTAIN” will be counted as present and entitled to vote for purposes of determining whether a quorum is present at the Annual Meeting. With respect to Proposal 1, proxies marked “ABSTAIN” with respect to the proposal or a particular director nominee will not be counted as votes cast on the proposal or the election of such director nominee and therefore will not be counted in determining the outcome of the vote.  However, for Proposal 2, Proposal 3 and Proposal 4, since abstentions are treated as shares present and entitled to vote on such proposals, proxies marked “ABSTAIN” on any of these proposals will have the same effect as a vote “AGAINST” such proposal.

2021 Annual Meeting of Stockholders

We anticipate that our 2021 Annual Meeting of Stockholders will be held on or about Wednesday, May 12, 2021.  The following are important dates in connection with our 2021 Annual Meeting of Stockholders.

Stockholder Action	Submission Deadline
Proposal Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934	No later than December 1, 2020
Nomination of a Candidate Pursuant to our Bylaws	Between November 1, 2020 and December 1, 2020
Proposal of Other Business for Consideration Pursuant to our Bylaws	Between January 13, 2021 and February 12, 2021

Under our Bylaws, only such business shall be conducted after having been properly brought before the meeting, including following the procedures prescribed in Rule 14a‑8 promulgated under the Exchange Act. Business may be properly brought before the meeting by, or at the discretion of, the Board of Directors or by a stockholder entitled to vote at such meeting, who has delivered notice to our Corporate Secretary (containing certain information specified in our Bylaws). These requirements are separate from and in addition to the requirements of the SEC that a stockholder must meet in order to have a stockholder proposal included in next year’s Proxy Statement.

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How do I obtain a copy of the Annual Report on Form 10‑K that Maxar filed with the SEC?

A copy of our most recent Annual Report on Form 10‑K has been furnished with the proxy materials and is available for review at www.envisionreports.com/MAXR. If you desire a paper or email copy of our Annual Report on Form 10‑K, we will provide one to you free of charge upon your written request to our Vice President of Investor Relations at 1300 West 120th Avenue, Westminster, Colorado 80234, or you may access it on our Financial Reports page on our website under Investors, Financial Reports, Annual Reports at http://investor.maxar.com.

ADDITIONAL INFORMATION AND OTHER MATTERS

Other Business

Management does not intend to bring any business before the Annual Meeting other than the proposals described in this Proxy Statement. No other matter or nomination for director has been timely submitted to the Company in accordance with the provisions of the Company’s Bylaws. If, however, any other matters properly come before the Annual Meeting, it is intended that the proxyholders will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

Additional Information

Delivery of Documents to Security Holders Sharing an Address. The SEC’s rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company’s stockholders. The Company has delivered only one Proxy Statement and Annual Report to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Proxy Statement or Annual Report, contact Computershare Trust Company in writing at: 462 South 4th Street, Suite 1600, Louisville, KY 40202, by telephone at (800) 736‑3001 or by internet at: www.computershare.com/investor. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy statements and annual reports for your household, please contact Computershare at the above phone number or address.

If you hold shares beneficially in street name, please contact your broker, bank or nominee directly if you have questions, or require additional copies of the Proxy Statement or Annual Report.

You may also contact our proxy solicitor at:

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, New York 10022

Stockholder call toll-free at (888) 750‑5834

Banks and brokers can call collect at (212) 750‑5833

We file annual, quarterly and special reports, proxy statement and other information with the SEC. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov and on our website at www.maxar.com. The information on these websites is not incorporated by reference in this Proxy Statement.

No cameras, video recorders or tape recorders of any type will be permitted in the meeting. We realize that many cellular phones have built‑in cameras, and while these phones may be brought into the meeting venue, the camera function may not be used at any time. Inappropriate or disorderly behavior will result in expulsion from the meeting.

By Authorization of the Board of Directors:

James C. Lee SVP, General Counsel and Corporate Secretary

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SUPPLEMENTAL INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

In addition to results reported in accordance with U.S. GAAP, we use certain non-GAAP financial measures as supplemental indicators of our financial and operating performance. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, Corporate Adjusted EBITDA, Corporate Free Cash Flows, and Consolidated Revenue.

We define EBITDA as earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA as EBITDA adjusted for certain items affecting comparability as specified in the calculation. Certain items affecting comparability include restructuring, impairments, satellite insurance recovery, gain on sale of assets, CEO severance and transaction and integration related expense. Transaction and integration related expense includes costs associated with de-leveraging activities, acquisitions and dispositions and the integration of acquisitions. Management believes that exclusion of these items assists in providing a more complete understanding of our underlying results and trends, and management uses these measures along with the corresponding U.S. GAAP financial measures to manage our business, evaluate our performance compared to prior periods and the marketplace, and to establish operational goals. Adjusted EBITDA is a measure being used as a key element of our incentive compensation plan. The Syndicated Credit Facility also uses Adjusted EBITDA in the determination of our debt leverage covenant ratio. The definition of Adjusted EBITDA in the Syndicated Credit Facility includes a more comprehensive set of adjustments.

We also use certain non-GAAP financial measures for short-term incentive plan (STIP) purposes including Corporate Adjusted EBITDA and Corporate Free Cash Flow. We define Corporate Adjusted EBITDA as Adjusted EBITDA reflective of results before reflecting the accounting impact of  discontinued operations with adjustments for certain items affecting comparability including stock-based compensation expense, Space Infrastructure retention, foreign exchange and other expenses primarily related to the sale of the MDA business and a change in accounting related to a lease. We define Corporate Free Cash Flow as U.S. GAAP Cash Flow from Operations, adjusted for capital expenditures, satellite insurance recovery and other non-operational items by exception, with approval of the Compensation Committee.

For STIP purposes, Consolidated Revenue reflects results before the consideration of discontinued operations.

We believe that these non-GAAP measures, when read in conjunction with our U.S. GAAP results, provide useful information to investors by facilitating the comparability of our ongoing operating results over the periods presented, the ability to identify trends in our underlying business, and the comparison of our operating results against analyst financial models and operating results of other public companies.

The table below reconciles our net income to Adjusted EBITDA and Corporate Adjusted EBITDA for the year-end December 31, 2019:

Year ended December 31, 2019 ($)
($ millions)
Net income (loss)	109
Income tax expense (benefit)	5
Interest expense, net	219
Interest income	(2)
Depreciation and amortization	376
EBITDA	707
(Income) from discontinued operations, net of tax	(26)
Restructuring	18
Transaction and integration related expense	16
Impairment losses, including inventory	17
Satellite insurance recovery	(183)
Gain on sale of assets	(136)
CEO severance	3
Adjusted EBITDA	416
Discontinued operations	72
Adjusted EBITDA including discontinued operations	488
Foreign exchange	6
Stock-based compensation expense	26
Space Infrastructure retention	24
Other	11
Corporate Adjusted EBITDA	555

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The table below reconciles cash provided by operating activities to corporate free cash flows for the year-end December 31, 2019:

Year Ended December 31, 2019 ($)
Cash provided by operating activities - continuing operations	258
Cash provided by operating activities - discontinued operations	59
Cash provided by operating activities	317

Purchase of property, plant and equipment and development or purchase of software	(315)
Satellite insurance recovery	(183)
Other	(5)

Corporate Free Cash Flow	(186)

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Appendix A -
Amendment to Maxar Technologies Inc. 2019 Incentive Award Plan

FIRST AMENDMENT TO THE

MAXAR TECHNOLOGIES INC.

2019 INCENTIVE AWARD PLAN

This First Amendment (this “First Amendment”) to the Maxar Technologies Inc. 2019 Incentive Award Plan (“2019 Plan”), is made and adopted by the Board of Directors (“Board”) of Maxar Technologies Inc., a Delaware corporation (“Company”), on March 27, 2020, effective as of the date of the Company’s 2020 annual meeting of stockholders, provided that it is approved by the Company’s stockholders on that date (“Amendment Date”).

RECITALS

WHEREAS, the Company maintains the 2019 Plan; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the 2019 Plan to increase the number of shares reserved under the 2019 Plan.

NOW, THEREFORE, BE IT RESOLVED, that the 2019 Plan is hereby amended as follows, subject to, and effective as of the Amendment Date:

AMENDMENT

1.Section 3.1(a) of the 2019 Plan is hereby amended and restated in its entirety as follows:

“Subject to Sections 3.1(b) and 12.2, the aggregate number of Shares which may be issued pursuant to Awards under the 2019 Plan is the sum of: (i) 5,075,000 Shares and (ii) any Shares which as of the Effective Date are subject to awards under any Prior Plan which are forfeited or lapse unexercised and which following the Effective Date are not issued under any Prior Plan; provided, however, no more than 5,075,000 Shares may be issued upon the exercise of Incentive Stock Options. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.”

2.  This First Amendment shall be and hereby is incorporated into and forms a part of the 2019 Plan, and except as expressly provided herein, all terms and conditions of the 2019 Plan shall remain in full force and effect.

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MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by 11:59 p.m. (MT) on May 12, 2020 Online GIof ntoo welwewct.reonnviicsivoontrienpgo, rts.com/MAXR or delete QR code and control # scΔan the QR≈ code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/MAXR Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain For Against Abstain ForAgainst Abstain 01 - Howell M. Estes III 02 - Nick S. Cyprus 03 - Roxanne J. Decyk 04 - Joanne O. Isham 05 - Daniel L. Jablonsky 06 - C. Robert Kehler 07 - L. Roger Mason, Jr. 08 - Eric J. Zahler 09 - Eddy Zervigon ForAgainst Abstain For Against Abstain 2. To approve, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers 3. To approve an Amendment to the Maxar Technologies Inc. 2019 Incentive Award Plan 4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020. MMMMMMM 037SAE C 1234567890 J N T 5 6 2 8 2 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 MMMMMMMMM A Proposallss — TThheeBBooaarrddooffDDirierecctotorsrsrerecocommmmenednda avovtoeteFOFRORalal ltlhtehneonmoimneineeselsistliesdteadn,dFOFORRPProroppoossaalslsX2–, 3X aanndd4f.or every X YEARS on Proposal X. 2020 Annual Meeting Proxy Card1234 5678 9012 345

2020 Annual Meeting 2020 Annual Meeting of Maxar Technologies Inc. Stockholders May 13, 2020, 2:00pm MT 1300 W. 120th Avenue Westminster, CO 80234 If you plan to attend the Annual Meeting, you must pre-register. Only stockholders or their legal proxy holders that have preregistered and been issued an admission letter may attend the Annual Meeting. We are not able to admit the guests of either stockholders or their legal proxy holders. Stockholders holding shares in a joint account may request letters to the meeting if they provide proof of joint ownership and both stockholders follow the admission requirements described below. To preregister for and receive an admission letter to the Annual Meeting, please send your request to: Maxar Corporate Secretary Maxar Technologies Inc. 1300 W. 120th Avenue Westminster, CO 80234 Requests for preregistration and an admission letter must be received no later than 5:00 p.m. MT on Thursday, April 30, 2020. On the day of the Annual Meeting, you will be required to present a form of government-issued photo identification, along with your admission letter, at the meeting registration desk. Failure to present the required materials will result in the denial of your admission to the Annual Meeting. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.envisionreports.com/MAXR q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 13, 2020 The undersigned hereby appoints Howell M. Estes III, Daniel L. Jablonsky or James C. Lee, or each of them, each with the power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2020 Annual Meeting of Stockholders of Maxar Technologies Inc. to be held on May 13, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated on this proxy card. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the nominees to the Board of Directors and FOR items 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. MAXAR TECHNOLOGIES INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MAXR